UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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Soliciting Material Pursuant to Section 240.14a-12

CELGENE CORPORATION

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CELGENE CORPORATION 86 Morris Avenue Summit, New Jersey 07901
April 27, 2017
Dear Stockholders:
On behalf of the Board of Directors, you are cordially invited to attend the 2017 Annual Meeting of Stockholders of Celgene Corporation. The Annual Meeting will be held on Wednesday, June 14, 2017, at 1:00 p.m. Eastern Time at the offices of Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901. The formal Notice of Annual Meeting is set forth in the enclosed material.
The matters expected to be acted upon at the Annual Meeting are described in the attached Proxy Statement. During the Annual Meeting, stockholders will have the opportunity to ask questions and comment on our business operations.
We are pleased to once again offer our proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting, proxy statement and proxy card. The Notice of Internet Availability contains instructions on how to access those documents over the Internet and how each of our stockholders can receive a paper copy of our proxy materials, if desired. By furnishing proxy materials over the Internet, we are lowering the costs and reducing the environmental impact of the Annual Meeting.
It is important that your views be represented. If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide. No postage is required if this envelope is mailed in the United States. You also have the option of voting your proxy via the Internet at www.proxyvote.com or by calling toll free via a touch-tone phone at 1-800-690-6903. Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on June 13, 2017. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting and cast your vote in person. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.
We appreciate your investment in Celgene and urge you to cast your vote as soon as possible.
Sincerely,
Robert J. Hugin
Executive Chairman of the Board of Directors
CELGENE CORPORATION | 2017 Proxy Statement

CELGENE CORPORATION 86 Morris Avenue Summit, New Jersey 07901
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
DATE AND TIME:	Wednesday, June 14, 2017 at 1:00 p.m. Eastern Time
LOCATION:	Celgene Corporation 86 Morris Avenue Summit, New Jersey 07901
PURPOSES:
1.
to elect eleven directors;

2.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.
to approve an amendment and restatement of our 2008 Stock Incentive Plan;

4.
to hold an advisory vote on our 2016 named executive officer compensation;

5.
to hold an advisory vote on the frequency of the advisory vote on executive compensation;

6.
to consider a stockholder proposal, if properly presented, described in more detail in the proxy statement; and

7.
to transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

RECORD DATE:	April 20, 2017
HOW TO VOTE:
YOUR VOTE IS IMPORTANT!
Please vote via one of the methods below as soon as possible to ensure that your vote is counted
BY INTERNET Visit www.proxyvote.com until June 13, 2017
BY PHONE Please call 1-800-690-6903 by June 13, 2017
BY MAIL Sign, date and return your proxy card in the stamped envelope provided
IN PERSON You can vote in person at the meeting
BY SMART DEVICE Scan the barcode to the left with any smart device and follow the instructions

DATE OF NOTICE:April 27, 2017	By order of the Board of Directors,
Mark J. Alles Chief Executive Officer
CELGENE CORPORATION | 2017 Proxy Statement

CELGENE CORPORATION | 2017 Proxy Statement

CELGENE CORPORATION | 2017 Proxy Statement

CELGENE CORPORATION 86 Morris Avenue Summit, New Jersey 07901

PROXY STATEMENT

General Information
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Celgene Corporation, a Delaware corporation (the “Company,” “Celgene,” “we,” “our” or “us”), of proxies to be voted at our 2017 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) and at any adjournment or postponement of the Meeting. The Annual Meeting will take place on June 14, 2017, beginning at 1:00 p.m., Eastern Time, at our offices, 86 Morris Avenue, Summit, New Jersey 07901. For directions, please contact Investor Relations at (908) 673-9000.
This Proxy Statement, the Notice of Annual Meeting, our Annual Report on Form 10-K for fiscal 2016 and accompanying proxy card, are being mailed to holders of our common stock, par value $0.01 per share (“Common Stock”), on or about April 27, 2017. When we refer to our fiscal year, we mean the 12-month period ended December 31 of the stated year. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.
Frequently Asked Questions About the Annual Meeting and Voting
1.
I want to attend the Annual Meeting. What procedures must I follow?

Admission to the Annual Meeting is limited to persons who are stockholders as of the close of business on April 20, 2017 and one immediate family member; one individual designated as a stockholder’s authorized proxy holder; or one representative designated in writing to present a stockholder proposal properly brought before the Annual Meeting. In each case, the individual must have proof of ownership of Celgene Common Stock, as well as a valid government-issued photo identification, to be admitted to the Annual Meeting.
Proof of Ownership
If you hold your shares in your name as a stockholder of record, you will need proof of ownership of Celgene Common Stock.
If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Celgene Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.
A stockholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. Valid proof of appointment of a representative, such as a power of attorney or notarized letter, must be presented along with proof of ownership of Celgene Common Stock from the holder, in order for your representative to be admitted to the Annual Meeting. If you have questions, contact Investor Relations at (908) 673-9000.
Proponent of Stockholder Proposal
The proponent of the stockholder proposal included in this Proxy Statement should notify the Company in writing of the individual authorized to present the proposal at the Annual Meeting; this notice should be received at least two weeks before the Annual Meeting.
2.
Who is entitled to vote at the Annual Meeting?

Holders of Celgene Common Stock at the close of business on April 20, 2017 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.
3.
How many shares of Celgene Common Stock are “outstanding”?

As of April 20, 2017, there were 780,824,335 shares of Celgene Common Stock outstanding and entitled to be voted at the Annual Meeting.

CELGENE CORPORATION | 2017 Proxy Statement

4.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with Celgene’s transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Celgene.
If your shares are held through a broker, bank or other holder of record, you hold your shares in “street name” and you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card they have provided you or by following their instructions for voting by telephone or on the Internet. Absent instructions from you, under applicable regulatory requirements, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm for fiscal 2017, but may not vote your shares on the election of directors or any of the other proposals to be voted on at the Annual Meeting.
5.
How do I vote?

You may vote using any of the following methods:
By mail
Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.
By telephone or on the Internet
Celgene has established telephone and Internet voting procedures for stockholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 13, 2017.
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow their voting instructions.
If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.
Telephone.   You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
Internet.   The website for Internet voting is www.proxyvote.com. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your voting instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.
You can also scan the QR Barcode below (or on your proxy card) with your smart device to access the website for Internet voting.
In person at the Annual Meeting
Stockholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

CELGENE CORPORATION | 2017 Proxy Statement

Your vote is important. Please complete your proxy card promptly to ensure that your vote is received timely.
6.
What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:
•
giving written notice to the Corporate Secretary of the Company;

•
delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•
voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.
7.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (SEC). This approach conserves natural resources and reduces our cost of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting. On or about April 27, 2017, we mailed a “Notice of Internet Availability of Proxy Materials” to our stockholders, containing instructions on how to access the proxy materials on the Internet.
You may also request paper or e-mail delivery of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all future mailings of proxy materials. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and costs of our annual meetings. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
8.
Can I access the proxy materials and the fiscal 2016 Annual Report on the Internet?

This Notice of Annual Meeting and Proxy Statement and the fiscal 2016 Annual Report are available on our website at www.celgene.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to access your proxy materials online will conserve natural resources, will save us the cost of reproducing documents and mailing them to you, and will give you an electronic link directly to the proxy voting site.
Stockholders of Record:   If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service.
Beneficial Owners:   You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.
9.
What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which the beneficial owner’s authorization is required under the rules of the New York Stock Exchange (NYSE) or the Nasdaq Stock Market (Nasdaq).
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE or Nasdaq rules to vote your shares on the ratification of KPMG, even if the broker does not receive voting instructions from you. However, without specific instructions from you, your broker does not have discretionary authority to vote on the election of directors, approval of an amendment and restatement of our 2008 Stock Incentive Plan (to be renamed the “2017 Stock Incentive Plan”), the advisory vote on 2016 executive compensation, the advisory vote on the frequency of the vote on executive compensation or on the stockholder proposal, in which case a broker non-vote will occur and your shares will not be voted on these matters.

CELGENE CORPORATION | 2017 Proxy Statement

10.
What is a quorum for the Annual Meeting?

The presence of the holders of Common Stock representing a majority of the voting power of all shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.
11.
What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposals	Required Approval	Broker Discretionary Voting	Board Recommendation
Election of Directors	Majority of Votes Cast	No	FOR EACH NOMINEE
Ratification of KPMG	Majority of Votes Cast	Yes	FOR
Amendment and Restatement of our Stock Incentive Plan	Majority of Votes Cast	No	FOR
Advisory Approval of Executive Compensation (non-binding)	Majority of Votes Cast	No	FOR
Advisory Vote on Frequency of Advisory Vote on Approval of Executive Compensation (non-binding)	Majority of Votes Cast	No	ONE YEAR
Stockholder Proposal (non-binding)	Majority of Votes Cast	No	AGAINST
If you abstain from voting or there is a broker non-vote on a matter requiring a majority of the votes cast, your abstention or the broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.
Election of Directors
Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. In a contested election, the required vote would be a plurality of votes cast.
Ratification of KPMG
The votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.
Amendment and Restatement of our Stock Incentive Plan
The votes cast “for” must exceed the votes cast “against” to approve an amendment and restatement of our Stock Incentive Plan. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.
Advisory Vote on our 2016 Named Executive Officer Compensation (non-binding)
The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.
Advisory Vote on Frequency of Advisory Vote on Approval of Executive Compensation (non-binding)
You are being asked to select one year, two years or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. Abstentions and broker non-votes are not counted as votes for any particular frequency choice.
Stockholder Proposal (non-binding)
The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the stockholder proposal. Abstentions and broker non-votes are not counted as votes “for” or “against” the stockholder proposal.

CELGENE CORPORATION | 2017 Proxy Statement

12.
How will my shares be voted at the Annual Meeting?

At the Meeting, the Board of Directors (through the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you want your shares to be voted, your shares will be voted as the Board of Directors recommends, which is:
•
FOR the election of each of the director nominees named in this Proxy Statement;

•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2017;

•
FOR the amendment and restatement of our Stock Incentive Plan;

•
FOR the approval, on an advisory basis, of the 2016 compensation of our Named Executive Officers;

•
FOR a frequency period of every year for future advisory (non-binding) stockholder votes on executive compensation; and

•
AGAINST the stockholder proposal.

13.
Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies on the enclosed proxy card will have the discretion to vote on your behalf on those matters.
14.
Who will pay for the cost of the Annual Meeting and this proxy solicitation?

The Company will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of mailing the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals, and we will reimburse them for their expenses. We have retained Broadridge Financial Solutions to assist in the mailing, collection and administration of proxies.

CELGENE CORPORATION | 2017 Proxy Statement

EXECUTIVE SUMMARY
Performance Highlights
2016 Highlights:
•
Net product sales: $11,185 million, an increase of 22%

•
Total revenue: $11,229 million, an increase of 21%

•
Net income: $1,999 million, an increase of 25%

•
Diluted EPS: $2.49, an increase of 28%

•
Adjusted net income*: $4,770 million, an increase of 23%

•
Adjusted diluted EPS*: $5.94, an increase of 26%

•
Share repurchases: $2,160 million

•
>500,000 patients treated with Celgene therapies

•
8 INDs/CTAs filed with first- or best-in-class potential

•
Invested $1,709 million in acquisitions and new collaborations

•
Advanced 29 unique programs through clinical development

•
Presented ~400 scientific abstracts to global academic meetings

•
Conducting >180 clinical trials

*
Adjusted net income and adjusted diluted EPS are non-GAAP financial measures. The Adjusted EPS chart above is adjusted to reflect the two-for-one common stock split effected in June 2014. For the reconciliation of these measures to the most comparable GAAP financial measures, see Appendix A to this proxy statement.

(1)
Growth Rate = Growth vs. Prior Year Period.

CELGENE CORPORATION | 2017 Proxy Statement

GOVERNANCE HIGHLIGHTS
What We Do
✓	Pay for Performance	On average 87% of our NEOs’ compensation is tied to performance with clearly articulated financial, strategic and Relative Total Shareholder Return (R-TSR) objectives.
✓	Equitable Pay and Inclusive Workforce
We pay all of our employees equitably based on the work they do, the capabilities and experience they possess and the performance and behaviors they demonstrate. We promote a non-discriminatory and inclusive work environment that enables us to benefit from the diversity of thought that comes from a diverse and inclusive workforce.

✓	Compensation Recovery
In the event of an executive’s fraud or misconduct that results in a material negative restatement of our financial statements, we may recoup any or all of the incentive compensation paid to that executive in excess of the amounts that would have been paid based on the restated results.

✓	Risk Mitigation	Our executive compensation programs include controls that promote a responsible and balanced risk profile, such as diversification of annual and long-term objectives, multiple performance metrics, caps on payouts, stock ownership and holding requirements, and a pre-established grant schedule for equity awards.
✓	Minimum Vesting	Our annual equity awards provide for a minimum vesting period of one year.
✓	Proactive Shareholder Engagement	We maintain a robust investor outreach program that enables us to obtain ongoing feedback concerning our compensation programs and other governance matters.
✓	Share Ownership Requirements	We maintain rigorous stock ownership requirements for our Board members and NEOs.
✓	Holding Period	All shares issued to NEOs under the LTIP and on all vested, earned PSUs have a holding period of at least one year and one day.
✓	Securities Trading Policy	We maintain a comprehensive securities trading policy which prohibits trading while in possession of material non-public information.
✓	Change in Control Double Trigger	In 2011, we amended our 2008 Stock Incentive Plan to eliminate the “single trigger” change in control vesting provision for equity awards granted on or after July 1, 2011 and to provide that, unless otherwise determined at grant, such equity awards vest upon an involuntary termination of employment without cause that occurs within two years following a change in control (i.e. “double trigger”).
✓	NEO Compensation Cost Analysis
The Compensation Committee ensures that our compensation programs remain aligned with the interests of our stockholders and reinforces a team-based approach to management. The Committee measures our NEOs’ collective compensation in relation to the collective compensation paid to officers of companies within our peer group.

✓	Independent Compensation Consultant	The independent compensation consultant, Radford, is retained directly by the Compensation Committee.
What We Don’t Do
x	No Hedging or Pledging	Board members, executives, employees and their immediate family members are prohibited from hedging, pledging, or engaging in any derivatives trading with respect to Company securities, except with the prior approval of the Executive Chairman or CEO.
x	No Backdating or Repricing	Stock options are never backdated or issued with below-market exercise prices. Re-pricing of stock options without stockholder approval is expressly prohibited.
x	No Share Recycling or Evergreen Provisions	Our stock incentive plan prohibits share recycling and does not contain evergreen renewal provisions.
x	No Golden Parachute Gross-up Payments	None of our NEOs currently has an agreement with the Company whereby we would be obligated to pay a gross-up for excise taxes in excess of parachute payments.
x	No Dividends Payable on Options, SARs or Unvested Equity
Our Restated Plan submitted for stockholder approval under Proposal Three of this proxy statement provides that the holder of any stock option, stock appreciation right, or unvested equity award may not receive or retain dividends with respect to the underlying shares.

CELGENE CORPORATION | 2017 Proxy Statement

Stockholder Engagement Highlights
During 2016, we had conversations with a number of our major stockholders representing over 25% of our outstanding shares. Stockholder feedback has influenced certain corporate governance actions, including our adoption in 2016 of proxy access for director nominations and enabling stockholders to request a special meeting of stockholders.
Proxy Access for Director Nominations
Our By-laws permit a stockholder, or a group of up to 20 stockholders, owning three percent or more of our outstanding common stock continuously for at least three years to include in our proxy materials director nominees constituting up to two individuals or 20% of the board, whichever is greater, subject to the requirements specified in our By-laws.
Special Meeting of Stockholders
Our By-laws provide that a special meeting of stockholders shall be called if requested by a person (or group of persons) beneficially owning at least a 25% “net long position” (as defined in our By-laws) of the Company’s Common Stock, subject to the requirements specified in our By-laws.

CELGENE CORPORATION | 2017 Proxy Statement

MATTERS TO COME BEFORE THE ANNUAL MEETING
PROPOSAL ONE:    Election of Directors
Our Director Nominees
Name	Age(1)	Director Since	Nominee Committee Memberships
			Audit	Nominating	Compensation	Executive
Robert J. Hugin	62	2001
Mark J. Alles	58	2016
Richard W. Barker, D.Phil., OBE	68	2012	●
Michael W. Bonney	58	2015	●
Michael D. Casey	71	2002			●	●
Carrie S. Cox	59	2009	●
Michael A. Friedman, M.D.	73	2011		●
Julia A. Haller, M.D.	62	2015	●
Gilla Kaplan, Ph.D.	70	1998		●
James J. Loughlin	74	2007			●
Ernest Mario, Ph.D.	79	2007		●		●
(1)
As of June 14, 2017

= Denotes Chair
Directors and Nominees
At the Annual Meeting, eleven directors, who have been nominated by our Board of Directors, based on the recommendation of the Nominating, Governance and Compliance Committee of the Board of Directors (referred to as the Nominating Committee), are to be elected, each to hold office (subject to our By-laws) until the next annual meeting and until his or her successor has been elected and qualified. All of the nominees for director currently serve as directors and were elected by the stockholders at the 2016 Annual Meeting.
Each nominee has consented to being named as a nominee in this proxy statement and to serve if elected. If any nominee listed in the table above should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting. Directors will be elected by an affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. There are no family relationships between any of our directors and executive officers. The information concerning the nominees and their security holdings has been furnished by them to us.
As discussed elsewhere in this proxy statement, in evaluating director nominees, the Nominating Committee considers characteristics that include, among others, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors. Listed below are our directors and director nominees with their biographies. In addition, we have summarized for each director the reasons why such director has been chosen to serve on our Board of Directors.

CELGENE CORPORATION | 2017 Proxy Statement

Name	Age(1)	Position
Robert J. Hugin	62	Executive Chairman of the Board
Mark J. Alles	58	Director and Chief Executive Officer
Richard W. Barker, D.Phil., OBE	68	Director
Michael W. Bonney	58	Director
Michael D. Casey	71	Director
Carrie S. Cox	59	Director
Jacqualyn A. Fouse, Ph.D.(2)	56	Director
Michael A. Friedman, M.D.	73	Director
Julia A. Haller, M.D.	62	Director
Gilla Kaplan, Ph.D.	70	Director
James J. Loughlin	74	Director
Ernest Mario, Ph.D.	79	Director
(1)
As of June 14, 2017

(2)
Ms. Fouse will retire from the Company effective June 30, 2017 and will not stand for re-election to the Board.

Robert J. Hugin — Executive Chairman, Celgene Corporation
Robert J. Hugin was appointed Executive Chairman of the Board effective as of March 1, 2016. Prior thereto he was Chairman of our Board of Directors since June 2011, Chief Executive Officer since June 16, 2010, President from May 1, 2006 to July 31, 2014, Chief Operating Officer from May 1, 2006 to June 16, 2010, and Senior Vice President and Chief Financial Officer from June 1999 to May 1, 2006. Mr. Hugin has served as one of our Directors since December 2001. Previously, Mr. Hugin had been a Managing Director at J.P. Morgan & Co. Inc., which he joined in 1985. Mr. Hugin received an AB degree from Princeton University in 1976 and an MBA from the University of Virginia in 1985 and served as a United States Marine Corps infantry officer during the intervening period. Mr. Hugin is also a Director of The Medicines Company, Danaher Corporation (and a member of each company’s Compensation Committee), Atlantic Health System, Inc., a non-profit health care system, and Family Promise, a national non-profit network assisting homeless families.Mr. Hugin brings to his role as a director his extensive executive and leadership experience at Celgene and his previous business experience, as well as his leadership roles on the boards of a public company and a non-profit health care company. In particular, his experience as our Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer and his current role as our Executive Chairman enable him to provide leadership and unique insight on complex business and financial matters and guidance with respect to the strategic goals and operating framework of a high growth company such as ours. Additionally, Mr. Hugin served as Chairman of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA) from April 2013 until April 2014, is a past Chairman of the HealthCare Institute of New Jersey and is a member of the Board of Trustees of Princeton University. In these roles, he has gained valuable knowledge of regulatory, legal and legislative issues affecting our industry.
Mark J. Alles — Chief Executive Officer, Celgene Corporation
Mark J. Alles was appointed Chief Executive Officer as of March 1, 2016 and was elected to our Board of Directors effective in February 2016. Mr. Alles was our President and Chief Operating Officer from August 2014 through February 2016. Prior to that, Mr. Alles served as Executive Vice President and Global Head of Hematology and Oncology from December 2012 until July 2014, following his promotion to Executive Vice President and Chief Commercial Officer on February 15, 2012. Mr. Alles joined us in April 2004 and served as Vice President, Global Marketing until March 2009 when he became President of the Americas Region. Responsibility for commercial operations in Japan and the Asia Pacific Region was added in July 2011. Mr. Alles previously served as Vice President for the U.S. Oncology Business Unit of Aventis Pharmaceuticals and in other commercial sales and marketing management roles over an 11-year period with Aventis. After earning his B.S. degree from Lock Haven University of Pennsylvania and serving as a Captain in the United States Marine Corps, Mr. Alles began his 30-year career in the pharmaceutical industry at Bayer and worked at Centocor before its acquisition by Johnson & Johnson. Mr. Alles is a Trustee of The Healthcare Institute of New Jersey, a member of the Board of the Biotechnology Innovation Organization and a member of the Board of Gilda’s Club NYC, a not-for-profit organization helping the families of people living with cancer.

CELGENE CORPORATION | 2017 Proxy Statement

Mr. Alles brings to his service as a director his extensive knowledge of Celgene’s business gained from his operational, commercial, and senior management positions and his substantial prior business experiences at other leading biopharmaceutical companies. Mr. Alles has been intimately involved in setting our long-term growth strategy and has contributed significantly to our superior operating performance.
Richard W. Barker, D.Phil., OBE — Director of the Centre for Accelerating Medical Innovations
Richard W. Barker has served as one of our Directors and a member of the Audit Committee of our Board of Directors since January 2012. Dr. Barker was formerly Director General of the Association of the British Pharmaceutical Industry (ABPI), a pharmaceutical industry trade association in the United Kingdom, from 2004 to 2011, and served on the Board and Executive Committee of the European Federation of Pharmaceutical Industries and Associations (EFPIA) and as a Council Member of the International Federation of Pharmaceutical Manufacturers & Associations (IFPMA). Dr. Barker is currently Director of the Centre for the Advancement of Medical Innovations (CASMI), Chairman of the Health Innovation Network of South London, UK, Chairman of International Health Partners, a UK charity providing donated medicines to crisis situations, and Chairman of Image Analysis Group, a company applying advanced algorithmic analysis to medical images.
As an experienced healthcare leader and strategist with a distinguished career in the healthcare sector, Dr. Barker brings to his service as a director more than 20 years’ experience in the healthcare industry in which he held a range of senior leadership roles in the United States, the United Kingdom and elsewhere internationally. His career has spanned the pharmaceutical, biotechnology and medical informatics sectors, thus giving him a broad perspective on the issues facing both healthcare systems and the pharmaceutical industry.
Michael W. Bonney — Chairman of the Board of Alynylam Pharmaceuticals, Inc.
Michael W. Bonney was elected to our Board of Directors and Audit Committee in April 2015. From January to July 2016, Mr. Bonney was a Partner of Third Rock Ventures, LLC, a leading healthcare venture firm. Prior thereto, Mr. Bonney served as Chief Executive Officer and a member of the Board of Directors of Cubist Pharmaceuticals Inc. (Cubist) (a subsidiary of Merck & Co., Inc. as of January 2015) from June 2003 until his retirement on December 31, 2014. From January 2002 to June 2003, Mr. Bonney served as Cubist’s President and Chief Operating Officer, and from 1995 to 2001, he held various positions of increasing responsibility at Biogen, Inc., a biopharmaceutical company, including Vice President, Sales and Marketing from 1999 to 2001. Prior to joining Biogen, Mr. Bonney held various positions of increasing responsibility in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Since 2014, Mr. Bonney has been a director of Alnylam Pharmaceuticals, Inc., a biopharmaceutical company, where he serves on the Audit Committee, and was elected Chairman of the Board in December 2015. In February 2016, he was elected to the Board of Directors of Global Blood Therapeutics, Inc., a clinical-stage biopharmaceutical company, and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. He is also a Trustee of the Tekla complex of life sciences and healthcare dedicated funds, where he serves on the Valuation Committee and Chairs the Governance Committee and the Nominating Committee; and Chairs the Board of Trustees of Bates College. Mr. Bonney was a Director of NPS Pharmaceuticals, Inc., a biopharmaceutical company from 2005 until its sale to Shire plc in February 2015, where he was a member of the Audit and Compensation Committees and Chaired the Governance Committee. Mr. Bonney received a B.A. in Economics from Bates College.
Mr. Bonney brings to his service as a director his extensive operational, commercial, and senior management experience in the biopharmaceutical industry, as well as his experience serving on the Board of Directors (and certain of their key standing committees) of other companies and trade organizations within our industry, qualifying him as an audit committee financial expert (as that term is defined in the regulations of the SEC).
Michael D. Casey — Independent Lead Director of Celgene; Director of Abaxis, Inc.
Michael D. Casey has served as one of our Directors since August 2002, and has been our independent Lead Director since June 2007, the Chairman of the Nominating Committee and a member of the Executive Committee since December 2006, and a member of the Management Compensation and Development Committee (referred to as the Compensation Committee) since April 2006. Mr. Casey was a member of the Audit Committee from August 2002 through December 2006. From September 1997 to February 2002, Mr. Casey served as the Chairman, President, Chief Executive Officer and a director of Matrix Pharmaceutical, Inc. From November 1995 to September 1997, Mr. Casey was Executive Vice President at Schein Pharmaceutical, Inc. In December 1996, he was appointed President of the retail and specialty products division of Schein Pharmaceutical, Inc. From June 1993 to

CELGENE CORPORATION | 2017 Proxy Statement

November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing for Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is also a Director of Abaxis Inc. (and a member of the Compensation Committee). Mr. Casey served as a Director of Allos Therapeutics, Inc. through January 2010, AVI BioPharma (now Sarepta Therapeutics, Inc.) through June 2010 and Durect Corporation through December 2013.Mr. Casey brings to his service as a director his significant experience and leadership as President, Chief Executive Officer and senior officer of several national pharmaceutical companies. In addition to those listed above, he has previously served as a director of several other pharmaceutical/biotech companies.
Carrie S. Cox — Chairman of the Board and Chief Executive Officer of Humacyte, Inc.
Carrie S. Cox has served as one of our Directors since December 2009 and a member of the Audit Committee since March 2010. Ms. Cox currently serves as the Chairman of the Board of Directors and Chief Executive Officer of Humacyte, Inc., a privately-held regenerative medicine company primarily focused on developing novel human tissue-based investigational products for applications in regenerative medicine and vascular surgery. Ms. Cox served as Executive Vice President of Schering-Plough and President of Schering-Plough’s Global Pharmaceutical Business until November 3, 2009 when Schering-Plough merged with Merck & Co., Inc. Prior to joining Schering-Plough, Ms. Cox served as President of Pharmacia Corporation’s pharmaceutical business until its merger with Pfizer Inc. in 2003. Ms. Cox is a member of the Board of Directors of Texas Instruments and has served on their Audit and Compensation Committees, and is a member of the Board of Directors of Cardinal Health, Inc. and sits on its Compensation Committee. Ms. Cox is a graduate of the Massachusetts College of Pharmacy.
Ms. Cox brings to her service as a director her distinguished career in global healthcare and her significant experience and leadership serving in executive positions of some of the largest and most successful multi-national healthcare companies in the world, including with responsibility for those companies’ financial performance and significant capital and research and development investments.
Jacqualyn A. Fouse, Ph.D. — Strategic Advisor to the Executive Committee, Celgene Corporation
Jacqualyn A. Fouse, Ph.D. was elected to our Board of Directors effective in February 2016 and is currently Strategic Advisor to the Management Executive Committee. Ms. Fouse was our President and Chief Operating Officer from March 1, 2016 through March 31, 2017. Ms. Fouse was our President, Hematology and Oncology from August 2014 through February 2016. Ms. Fouse joined the Company in September 2010 as Senior Vice President and Chief Financial Officer. Ms. Fouse assumed the role of Chief Accounting Officer on November 15, 2011 and became Executive Vice President and Chief Financial Officer on February 15, 2012 and held each position until July 31, 2014. Prior to joining our Company, Ms. Fouse had served as Chief Financial Officer of Bunge Limited, a leading global agribusiness and food company (Bunge), since July 2007. Prior to joining Bunge, Ms. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. since 2006, and as its Senior Vice President and Chief Financial Officer since 2002. Ms. Fouse served as Chief Financial Officer from 2001 to 2002 at Swissair Group. Previously, Ms. Fouse held a variety of senior finance positions at Alcon and its then majority owner Nestlé S.A. Ms. Fouse worked at Nestlé from 1993 to 2001, including serving as Group Treasurer of Nestlé from 1999 to 2001. Ms. Fouse worked at Alcon from 1986 to 1993 and held several positions, including Manager Corporate Investments and Domestic Finance. Earlier in her career, she worked at Celanese Chemical and LTV Aerospace and Defense. Ms. Fouse earned a B.A. and an M.A. in Economics and a Ph.D. in Finance from the University of Texas at Arlington. Ms. Fouse also serves as a member of the Board of Directors of Dick’s Sporting Goods (Chairperson of the Audit Committee) and, from November 2012 through the expiration of her term at the Annual General Meeting on April 26, 2016, served as a member of the Board of Directors of Perrigo Company (member of the Audit Committee), both NYSE-listed companies. Ms. Fouse will retire from the Company effective June 30, 2017 and she will not stand for re-election to the Board.
Ms. Fouse has served the Company in key management capacities and brings to her service as a director her in-depth financial and business knowledge of Celgene and her operational, commercial, and senior management experience in a variety of industries. Ms. Fouse has been a key contributor in setting and implementing our long-term growth strategy and building our operational excellence across multiple areas of our business.
Michael A. Friedman, M.D. — Emeritus Chief Executive Officer of City of Hope
Michael A. Friedman, M.D. has served as one of our directors since February 2011 and a member of the Nominating Committee since April 2011. Dr. Friedman is the emeritus Chief Executive Officer of City of Hope, a leading cancer research, treatment and education institution, as well as Director of the organization’s Comprehensive Cancer Center and holder of the Irell & Manella Cancer

CELGENE CORPORATION | 2017 Proxy Statement

Center Director’s Distinguished Chair. Before leading City of Hope, Dr. Friedman was Senior Vice President of Research and Development, Medical and Public Policy for Pharmacia Corporation and Chief Medical Officer for biomedical preparedness at PhRMA. Additionally, Dr. Friedman has served as Deputy Commissioner for the U.S. Food and Drug Administration (FDA), later serving as Acting Commissioner, and as Associate Director of the National Cancer Institute, National Institutes of Health. Since 2004, Dr. Friedman has served on the Independent Citizens’ Oversight Committee which governs the California Institute for Regenerative Medicine and oversees the implementation of California’s stem cell research effort. Dr. Friedman is a member of the Board of Directors of MannKind Corporation, Smith & Nephew plc. and Intuitive Surgical, Inc. He also serves on the Board of Trustees for Tulane University.
Dr. Friedman brings to his service as a director valuable scientific and operational expertise and leadership skills from his extensive background in cancer research and public health as a senior officer of a leading research institution, deputy and acting commissioner of the FDA, and as an executive officer of a major pharmaceutical company.
Julia A. Haller, M.D. — Ophthalmologist-in-Chief of the Wills Eye Hospital
Julia A. Haller, M.D. was elected to our Board of Directors in October 2015 and is a member of the Audit Committee. Dr. Haller is Ophthalmologist-in-Chief of the Wills Eye Hospital in Philadelphia, PA where she holds the William Tasman, M.D. Endowed Chair. She serves as Professor and Chair of the Department of Ophthalmology at Jefferson Medical College of Thomas Jefferson University and Thomas Jefferson University Hospitals, and is Co-Director of the Wills Vision Research Center at Jefferson. In 1986, Dr. Haller served as the first female Chief Resident at the Wilmer Eye Institute at Johns Hopkins and later joined the Johns Hopkins faculty. She was named the inaugural Katharine Graham Professor of Ophthalmology in 2002, and the inaugural Robert Bond Welch, M.D. Professor of Ophthalmology in 2006. In 2007, Dr. Haller assumed leadership of Wills Eye Hospital. Dr. Haller, one of the world’s most renowned retina surgeons and clinician-scientists, has received numerous academic and professional honors and awards and has published over 300 scientific articles and book chapters. Dr. Haller, who has been closely involved in the early stage development of many new vision therapies and surgical procedures, received her A.B. from Princeton University magna cum laude and her M.D. from Harvard Medical School. She is a member of numerous international scientific advisory boards and data and safety monitoring committees, is a past member of the Board of Trustees of Princeton University and has served as a consultant to Walter Reed Army Medical Center and The Children’s Hospital of Philadelphia.
Dr. Haller brings to her service as a director valuable scientific, clinical research, managerial and operational expertise and leadership skills from her extensive background in research, development of innovative therapies and public health. Dr. Haller will provide significant insight and guidance with regard to our long-term strategy and vision.
Gilla Kaplan, Ph.D. — Director of the Global Health Program, Tuberculosis, at the Bill and Melinda Gates Foundation
Gilla Kaplan, Ph.D. has served as one of our directors since April 1998 and is a member of the Nominating Committee and, before April 2015, was a member of the Audit Committee. Dr. Kaplan was appointed Director of the Global Health Program, Tuberculosis, at the Bill and Melinda Gates Foundation in January 2014. She previously served as Senior Advisor to the Global Health Program, Tuberculosis and member of the International Scientific Advisory Committee for the Global Health Program of the Bill and Melinda Gates Foundation. Dr. Kaplan was head of the Laboratory of Mycobacterial Immunity and Pathogenesis at The Public Health Research Institute Center at the New Jersey Medical School, Newark, New Jersey, where she was appointed full Member in 2002 and Assistant Director in 2006. Dr. Kaplan also was previously appointed, in 2005, Professor of Medicine at the University of Medicine and Dentistry of New Jersey. Prior to that, Dr. Kaplan was an immunologist in the Laboratory at Cellular Physiology and Immunology at The Rockefeller University in New York where she was an Associate Professor.
Dr. Kaplan brings to her service as a director valuable scientific expertise and leadership skills from her distinguished career in medical research, including her current role as Director of the Global Health Program, Tuberculosis at the Bill and Melinda Gates Foundation and her past roles and experiences in the field of immunology.
James J. Loughlin — Former National Director of the Pharmaceuticals Practice at KPMG LLP
James J. Loughlin has served as one of our Directors since January 2007, as Chairman of the Audit Committee since June 2008 and a member of the Compensation Committee since June 2008. Mr. Loughlin served as the National Director of the Pharmaceuticals Practice at KPMG LLP (KPMG), and a five-year term as member of the Board of Directors of KPMG. Additionally, Mr. Loughlin served as Chairman of the Pension and Investment Committee of the KPMG Board from 1995 through 2001. He also served as Partner

CELGENE CORPORATION | 2017 Proxy Statement

in charge of Human Resources, Chairman of the Personnel and Professional Development Committee, Secretary and Trustee of the Peat Marwick Foundation and a member of the Pension, Operating and Strategic Planning Committees. Mr. Loughlin serves as a member of the Board of Directors and Chairman of the Audit Committee of Edge Therapeutics, Inc., a publicly-traded biopharmaceutical company.
Mr. Loughlin brings to his service as a director his valuable experiences as National Director of the Pharmaceuticals Practice at KPMG, his service as Chairman of the Pension and Investment Committee of the KPMG Board and his service on various other committees and foundations. In particular, through his professional association with KPMG, including a five-year term as member of the Board of Directors of KPMG, Mr. Loughlin brings to our Board of Directors an extensive background in accounting and financial reporting, qualifying him as an audit committee financial expert (as that term is defined in the regulations of the SEC).
Ernest Mario, Ph.D. — Chairman of the Board of Capnia, Inc. and Chimerix, Inc.
Ernest Mario, Ph.D. has served as one of our Directors since August 2007, as a member of the Nominating Committee since August 2007, as a member of the Executive Committee since June 2008, and as Chairman of the Compensation Committee since August 2014. Dr. Mario is a former Deputy Chairman and Chief Executive of Glaxo Holdings plc and a former Chairman and Chief Executive Officer of ALZA Corporation. He also serves as Chairman of Capnia, Inc. and Chimerix, Inc., and as a Director of Tonix Pharmaceuticals Holding Corp. (member of the Compensation Committee). Dr. Mario previously served as a Director of Boston Scientific Corporation, Kindred Biosciences Inc., Maxygen Inc., VIVUS Inc. and XenoPort Inc. In 2007, Dr. Mario was awarded the Remington Medal by the American Pharmacists Association, pharmacy’s highest honor. Dr. Mario earned a B.S. in Pharmacy from Rutgers University and a M.S. and a Ph.D. in Physical Sciences from the University of Rhode Island.
Dr. Mario brings to his service as a director his significant executive leadership experience, including his experience leading several pharmaceutical companies, as well as his membership on public company boards and foundations. He also has extensive experience in financial and operations management, risk oversight, and quality and business strategy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

CELGENE CORPORATION | 2017 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth the beneficial ownership of Common Stock as of April 20, 2017 (except as otherwise noted) by (i) each director, (ii) each Named Executive Officer for fiscal 2016 (as defined below), (iii) all of our current directors and executive officers as a group and (iv) all persons known by the Board of Directors to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Shares of Common Stock subject to options that are exercisable or that will become exercisable within 60 days after April 20, 2017 and restricted stock units (RSUs) that will vest within 60 days of April 20, 2017 are deemed outstanding and reflected in the amount of beneficial ownership column and for computing the ownership percentage of the stockholder holding such securities, but are not deemed outstanding for computing the ownership percentage of any other stockholder. Vested RSUs are included as Common Stock. Shares underlying Performance Stock Units (PSUs) are not deemed outstanding until earned and are not included in the table. As of April 20, 2017, there were 780,824,335 shares of Common Stock outstanding. Unless otherwise noted, the address of each stockholder listed in the table is c/o Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.
Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Percent of Class
Robert J. Hugin	3,805,227(1)	*
Mark J. Alles	542,990(2)	*
Peter N. Kellogg	248,836(3)	*
Jacqualyn A. Fouse, Ph.D.	862,380(4)	*
Scott A. Smith	360,807(5)	*
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	102,633(6)	*
Richard W. Barker, D.Phil., OBE	91,632(7)	*
Michael Bonney	33,375(8)	*
Michael D. Casey	303,652(9)	*
Carrie S. Cox	133,146(10)	*
Michael A. Friedman, M.D.	75,207(11)	*
Julia A. Haller, M.D.	21,575(12)	*
Gilla Kaplan, Ph.D.	285,399(13)	*
James J. Loughlin	237,009(14)	*
Ernest Mario, Ph.D.	167,240(15)	*
All directors and executive officers as a group (17 persons)	7,451,033(1)-(15)	*
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	51,841,792(16)	6.6%
Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	49,849,549(17)	6.4%
*
Less than one percent (1%)

(1)
Consists of 973,909 shares of Common Stock, 2,700,088 shares of Common Stock underlying stock options, 641 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Hugin, 120,989 shares of Common Stock held by a family foundation of which Mr. Hugin is a trustee, and 9,600 shares of Common Stock owned by Mr. Hugin’s children.

(2)
Consists of 170,920 shares of Common Stock, 366,146 shares of Common Stock underlying stock options, and 5,924 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Alles.

(3)
Consists of 10,833 shares of Common Stock, 237,655 shares of Common Stock underlying stock options, and 348 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Kellogg.

(4)
Consists of 82,040 shares of Common Stock, 778,742 shares of Common Stock underlying stock options, and 1,598 shares of Common Stock held in our 401(k) Plan for the benefit of Ms. Fouse.

(5)
Consists of 36,557 shares of Common Stock, 321,462 shares of Common Stock underlying stock options, and 2,788 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Smith.

(6)
Consists of 778 shares of Common Stock, 101,570 shares of Common Stock underlying stock options, and 285 shares of Common Stock held in our 401(k) Plan for the benefit of Dr. Vessey.

(7)
Consists of 11,332 shares of Common Stock and 80,300 shares of Common Stock underlying stock options.

CELGENE CORPORATION | 2017 Proxy Statement

(8)
Consists of 31,000 shares of Common Stock underlying stock options and 2,375 shares of Common Stock held by a family trust of which Mr. Bonney is trustee.

(9)
Consists of 92,070 shares of Common Stock held by a family trust of which Mr. Casey is a trustee and 211,582 shares of Common Stock underlying stock options. Mr. Casey disclaims beneficial ownership over the shares of Common Stock held by the family trust.

(10)
Consists of 23,146 shares of Common Stock and 110,000 shares of Common Stock underlying stock options.

(11)
Consists of 14,907 shares of Common Stock held by a family trust of which Dr. Friedman is a trustee and 60,300 shares of Common Stock underlying stock options.

(12)
Consists of 575 shares of Common Stock and 21,000 shares of Common Stock underlying stock options.

(13)
Consists of 73,817 shares of Common Stock and 211,582 shares of Common Stock underlying stock options.

(14)
Consists of 23,627 shares of Common Stock, 211,582 shares of Common Stock underlying stock options and 1,800 shares of Common Stock owned by family trusts of which Mr. Loughlin’s spouse is a trustee.

(15)
Consists of 90,766 shares of Common Stock, 73,900 shares of Common Stock underlying stock options and 2,574 shares of Common Stock owned by Dr. Mario’s spouse.

(16)
Information regarding BlackRock, Inc., as of December 31, 2016, was obtained from an amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on January 23, 2017.

(17)
Information regarding The Vanguard Group, as of December 31, 2016, was obtained from a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2017.

CELGENE CORPORATION | 2017 Proxy Statement

CORPORATE GOVERNANCE
Board Independence
No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no other material relationship with us, directly or as an officer, stockholder or partner of an organization that has such a relationship with us. The Board of Directors observes all criteria for independence established by Nasdaq under its applicable Listing Rules. The Board of Directors has determined that all of our Non-Employee Directors, constituting all but three of our directors, may be classified as “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Executive sessions of our independent directors are convened in conjunction with each regularly scheduled Board of Directors meeting.
Board Meetings; Committees and Membership
General
The Board of Directors held nine meetings during fiscal 2016, five of which meetings were held over a period of two consecutive days. During fiscal 2016, each of the directors then in office attended more than 75% of the aggregate of  (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served. Our policy is to encourage our Board members to attend all annual meetings and any special meetings of stockholders. All of our then directors attended the 2016 Annual Meeting.
We maintain the following standing committees of the Board of Directors: the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee. Except for the Executive Committee, each committee is comprised entirely of directors who are “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Other than the Executive Committee, each committee acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board of Directors. A copy of the Charters of the Audit Committee, the Compensation Committee and the Nominating Committee, as well as our Corporate Governance Guidelines, are available on our website at www.celgene.com by choosing the “Investor Relations” link and clicking on the “Corporate Governance” section.
The Executive Committee
The Executive Committee held one formal meeting and a number of informal meetings during fiscal 2016. The Executive Committee has and may exercise all of the powers and authority of our full Board of Directors, subject to certain exceptions.
The Management Compensation and Development Committee (the “Compensation Committee”)
The Compensation Committee held six formal meetings and a number of informal meetings during fiscal 2016. The Compensation Committee annually reviews and approves the total compensation packages for all executive officers, including the Executive Chairman and the Chief Executive Officer, considers modification of existing compensation and benefit programs and the adoption of new compensation and benefit plans, administers the plans and reviews and makes recommendations to the Board of Directors regarding the compensation of non-employee members of the Board of Directors. Additionally, the Compensation Committee periodically reviews our leadership development plans and succession planning. The Compensation Committee has (i) the full power and authority to interpret the provisions and supervise the administration of our 1992 Long-Term Incentive Plan and our 2008 Stock Incentive Plan, (ii) the full power and authority to administer and interpret the Celgene Corporation 2005 Deferred Compensation Plan (the “Nonqualified Plan”) and (iii) the authority to review all matters relating to our personnel.
Compensation Committee Consultant
The Compensation Committee has retained Radford, an Aon Hewitt Company, which we refer to as “Radford,” as its independent compensation consultant since 2004. Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in SEC Rule 10C-1(b)(4) under the Securities Exchange Act of 1934, as amended (referred to herein as the Exchange Act), the Nasdaq Listing Rules and such other factors as were deemed relevant under the circumstances, our Compensation Committee has determined that Radford is independent and the work Radford performed on behalf of the Compensation Committee did not raise any conflict of interest. Radford regularly meets with the Compensation Committee and provides advice regarding the design and implementation of our executive compensation programs, as well as our director compensation programs. In particular, Radford:
•
reviews and makes recommendations regarding executive and non-employee director compensation (including amounts and forms of compensation);

CELGENE CORPORATION | 2017 Proxy Statement

•
provides market data and performs competitive market analyses; and

•
assists in the preparation of certain of our compensation-related disclosures included in this proxy statement.

In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford may contact our management from time to time to obtain data and other information from us and to work together in the development of proposals and alternatives for the Compensation Committee to review and consider. In fiscal 2016, the cost of Radford’s executive compensation and director compensation consulting services was $171,157.
In addition, in fiscal 2016, with the knowledge and consent of the Compensation Committee, (i) Aon Consulting, an affiliate of Radford, was retained by us to provide global employee benefits and compensation consulting services, (ii) Aon Risk Services, an affiliate of Radford, was retained by us for various insurance-related consulting services, and (iii) Radford Surveys, an affiliate of Radford, was retained by us for various compensation surveys. In fiscal 2016, the aggregate cost of such other consulting services was $67,980.
The Compensation Committee regularly evaluates the nature and scope of the services provided by Radford. The Compensation Committee approved the fiscal 2016 executive and non-employee director compensation consulting services of Radford described above. Although the Compensation Committee was aware of the nature of the services performed by Aon Consulting, Aon Risk Services and Radford Surveys, the Compensation Committee did not review and approve such services as those services were reviewed and approved by management in the ordinary course of business.
In order to ensure that Radford is independent, Radford is engaged by, takes direction from, and reports to, only the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time. Further, Radford maintains certain internal controls within Aon which include, among other things:
•
Radford is managed separately from Aon and performance is measured solely on the Radford business;

•
no commissions or cross revenue is provided to Aon in the event that Aon introduces Radford to an account, and no Aon staff member is paid commissions or incentives for Radford services;

•
Radford is not rewarded for selling Aon services nor is Radford required to cross-sell services;

•
Radford maintains its own account management structure, contact database and IT network and its survey data is on a separate IT platform from Aon; and

•
no member of Radford’s team is involved in, or sits on, any Aon committee for purposes of selling Aon services.

The Nominating, Governance and Compliance Committee
The Nominating Committee held five meetings in fiscal 2016. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors, oversees the evaluation of the Board of Directors, develops and recommends to the Board of Directors appropriate corporate governance guidelines, reviews on a periodic basis the Company’s leadership development plans and succession planning with respect to the position of Chief Executive Officer, and oversees certain of the Company’s corporate compliance efforts (excluding financial compliance and reporting and overseeing compliance with the requirements of the U.S. Foreign Corrupt Practices Act, which are the responsibilities of the Audit Committee). The Nominating Committee’s process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a proxy statement with the SEC regarding director nominees, and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder nominations as set forth in our By-laws and under the section of this proxy statement entitled “Stockholder Nominations — Advance Notice.” In considering and evaluating such stockholder recommendations that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee as described below. To date, we have not received any recommendation from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee’s slate of nominees in our proxy statement.
In evaluating director nominees, the Nominating Committee currently considers the following factors:
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our needs with respect to the particular competencies and experience of our directors;

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familiarity with our business and businesses similar to ours;

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financial acumen and corporate governance experience; and

CELGENE CORPORATION | 2017 Proxy Statement

•
our desire that our Board reflect diversity with respect to, among other matters, professional and operational experience, scientific and academic expertise, international background, gender, race and ethnicity.

The Nominating Committee identifies nominees first by evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee will identify the required skills, background and experience of a new nominee, in tandem with prevailing business conditions, and will source relevant candidates and present to the Board of Directors suggestions as to individuals who meet the required criteria. The Nominating Committee utilizes the services of an outside search firm to assist it in finding appropriate nominees for the Board of Directors.
The Audit Committee
The Audit Committee held nine meetings in fiscal 2016. Messrs. Loughlin and Bonney are “audit committee financial experts” within the meaning of the rules of the SEC and, as such, under Rule 5605(c)(2)(A) of the Nasdaq Listing Rules, they each are presumed to satisfy that rule’s requirement regarding financially sophisticated audit committee members. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the Audit Committee appoints, subject to stockholder ratification, our independent registered public accounting firm. The Audit Committee also reviews our consolidated financial statements and the adequacy of our internal controls. The Audit Committee meets at least quarterly with our management and our independent registered public accounting firm to review and discuss the results of audits or reviews of our consolidated financial statements, the evaluation of the effectiveness of our internal control over financial reporting and disclosure controls and procedures, the overall quality of our financial reporting and appropriate application of our critical accounting policies and to approve any related person transactions (as defined below). The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of our internal audit function. The Audit Committee meets separately, at least quarterly, with the independent registered public accounting firm. In addition, the Audit Committee oversees our existing procedures for the receipt, retention and handling of complaints related to auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers or others with concerns on accounting and auditing matters, as well as, other matters relating to the Company.
Related Person Transaction Policies and Procedures
At the beginning of each calendar year, each member of our Board of Directors and each executive officer is required to complete an extensive questionnaire that we utilize when preparing our annual proxy statement, as well as our Annual Report on Form 10-K. The purpose of the questionnaire is to obtain information from directors and executive officers to verify disclosures about them that are required to be made in these documents. Regarding related person transactions, it serves two purposes: first, to remind each executive officer and director of their obligation to disclose any related person transactions entered into between themselves (or family members or entities in which they hold an interest) and us that in the aggregate exceed $120,000 (“related person transaction”) that might arise in the upcoming year; and second, to ensure disclosure of any related person transaction that is currently proposed or that occurred since the beginning of the preceding year. When completing the questionnaire, each director and executive officer is required to report any such transaction, as well as any payments (including any non-cash payment) by anyone other than the Company or its subsidiaries for services performed for the Company or its subsidiaries. If a reported or proposed related person transaction is identified, the Audit Committee will review the relevant facts and circumstances, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account our Code of Business Conduct, and either approve, ratify or disapprove the related person transaction. The Audit Committee will also review the material terms of any agreements or arrangements between a director and any third party relating to compensation for services performed for the Company or its subsidiaries and direct that such arrangements be disclosed in the Company’s annual proxy materials or other public reports as appropriate. There were no reportable transactions for fiscal 2016.
Compensation Committee Interlocks and Insider Participation
Each member of the Compensation Committee is an independent director within the meaning of the Nasdaq Listing Rules. There were no interlocks among any of the members of the Compensation Committee and any of our executive officers.
Financial Officer Code of Ethics
We have adopted a Financial Officer Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and other financial professionals. This Financial Officer Code of Ethics is posted on our website at www.celgene.com and may be accessed by choosing the “Investor Relations” link and clicking on the “Corporate Governance” section. We intend to satisfy the disclosure requirements regarding any amendment to, or a waiver of, a provision of the Financial Officer Code of Ethics by posting such

CELGENE CORPORATION | 2017 Proxy Statement

information on our website. We undertake to provide to any person a copy of this Financial Officer Code of Ethics upon request to our Corporate Secretary at our principal executive offices.
Stockholder Nominations — Advance Notice
Our By-laws provide that nominations for the election of directors may be made at an annual meeting: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth below.
In addition to any other applicable requirement for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the date of the annual meeting; provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice: (i) the name and record address of such stockholder; (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in his or her notice and; (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and serving as a director if elected.
Stockholder Engagement
We believe that good corporate governance should include year-round engagement with our stockholders as illustrated below. We believe that we have a robust stockholder outreach program led by a cross-functional team including partners from our Investor Relations, Legal, Global Corporate Communications and Finance departments.
Through this outreach, we solicit feedback on our executive compensation program, corporate governance and disclosure practices and respond to questions regarding our policies and strategic goals. We share feedback we receive with our Compensation Committee, Nominating Committee and Board of Directors.
As part of our normal outreach, during 2016 we had conversations with a number of our major stockholders representing over 25% of our outstanding shares. Additionally, our senior management team regularly engaged in meaningful dialogue with our stockholders through our quarterly earnings calls, presentations and discussions at various investor conferences and other channels of communication.
In recent years, stockholder feedback has also influenced certain of our compensation design and philosophy enhancements. Additionally, our engagement efforts and feedback received have also influenced certain corporate governance actions, such as the following:
Proxy Access for Director Nominations
At our 2016 Annual Meeting, a stockholder proposal to adopt a proxy access by-law was supported by a majority of the shares that voted on the proposal. In December 2016, our Board carefully considered viewpoints of investors, governance experts and other advisors on proxy access rights and the developing proxy access trends among other U.S. public companies and adopted a proxy access by-law. Stockholder views on specific terms under which proxy access should be adopted varied, but most stockholders we spoke with supported the core terms that we adopted.

CELGENE CORPORATION | 2017 Proxy Statement

As amended, our By-laws permit a stockholder, or a group of up to 20 stockholders, owning three percent or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to two individuals or 20% of the board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-laws.
So that the Company has adequate time to assess stockholder-nominated candidates, requests to include nominated candidates in the Company’s proxy materials must be received no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the first anniversary of the date that the Company first mailed its proxy statement for the annual meeting of the previous year. Each stockholder seeking to nominate a proxy access candidate would be required to provide certain information and make certain representations and undertakings at the time of nomination, including:
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Proof that the stockholder has held the required number of shares for the requisite period;

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The information required for stockholder nominations at annual meetings under the Company’s Advance Notice By-law provisions, together with the written consent of the stockholder nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

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A copy of the stockholder’s Schedule 14N required to be filed with the SEC; and

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Representations and undertakings regarding the stockholder’s intent and compliance with applicable laws, including the lack of an intent to change or influence control at the Company and an undertaking to assume liability stemming from the information that the stockholder provides to the Company.

In addition, at the request of the Company, each stockholder nominee would be required to submit completed and signed questionnaires required of the Company’s directors and officers and provide such additional information as necessary to permit the Board to determine if the stockholder nominee is independent under the listing standards of the principal U.S. exchange upon which the Company’s common stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors.
Further, all director nominees submitted through these provisions must be independent and meet specified additional criteria, and stockholders will not be entitled to utilize this proxy access right at an annual meeting if we receive notice through our Advanced Notice By-law provisions that a stockholder intends to nominate a director at such meeting.
Special Meeting of Stockholders
Also at our 2016 Annual Meeting, a stockholder proposal to adopt a by-law to allow stockholders to request a special meeting was supported by a majority of the shares that voted on the proposal. In December 2016, our Board carefully considered viewpoints of investors, governance experts and other advisors, as well as trends among other U.S. public companies. Based, in part, on feedback from investors, our Board adopted a by-law to provide that a special meeting of stockholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or the Board, if appropriately requested by a person (or group of persons) beneficially owning at least a 25% “net long position” (as defined in our By-laws) of the Company’s Common Stock. A special meeting request must contain specified information about the stockholders requesting the meeting, as well as other information about the stockholders and the matters to be considered at the meeting.
Communication with our Board
Our Board of Directors remains committed to establishing a continuous dialogue with stockholders and has determined that, to facilitate communications with the Board of Directors, or any individual member or any Committee of the Board of Directors, stockholders should direct all communication in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will forward all such correspondence to the Board of Directors, individual members of the Board of Directors or applicable chairpersons of any Committee of the Board of Directors, as appropriate.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board will determine “whether, at any given point in time, the roles of the Chief Executive Officer and Chair of the Board will be separate or combined.” The Board has been flexible in exercising its judgment on behalf of stockholders’ interests to choose the leadership structure that the Board believes will address the evolving needs and circumstances of the Company, taking into account the dynamic demands of our business, our senior executive succession planning and other factors.

CELGENE CORPORATION | 2017 Proxy Statement

Early in 2016, the Board approved organizational changes that it believes have positioned the Company for continued long-term growth. Among these changes were Robert Hugin’s elevation to the role of Executive Chairman and Mark Alles’ appointment as Chief Executive Officer and his election as a member of our Board. Mr. Hugin, who has been our Chairman and Chief Executive Officer since 2011, Chief Executive Officer since 2010, and has served Celgene in other senior executive positions for nearly two decades, continues to focus on Board leadership, strategic planning and initiatives, advocacy and public policy matters, business development, personnel development and other key business matters. Mr. Alles, a three-decade industry veteran who has been with Celgene since 2004, primarily focuses on strategically managing our growing global business, business development and driving operational performance. The Board believes this separation of responsibilities is optimal for Celgene at this time, as it will enhance our Board’s oversight by leveraging the clearly defined responsibilities of our Executive Chairman and our Chief Executive Officer. Mr. Alles is accountable to the full Board of Directors with his performance overseen by the Executive Chairman at the direction of the Board.
Additionally, Michael Casey continues to serve as our independent Lead Director, a Board leadership position he has held since 2007. In accordance with our Corporate Governance Guidelines, the independent Lead Director provides guidance concerning the agenda for each Board meeting, presides over executive sessions of the independent directors that are held on a regular basis, communicates with the Chair and the CEO after each executive session of the independent directors to provide feedback and to effectuate the decisions and recommendations of the independent directors, and acts as liaison between the independent directors and management on a regular basis and when communication out of the ordinary course is appropriate.
Mr. Casey is actively involved with the Company and devotes a significant amount of time and energy to fulfilling his responsibilities as Lead Director. He reviews and provides guidance with respect to establishing the agenda and the materials for each meeting of our Board of Directors and certain of committees of our Board. He meets regularly, and works closely with, our Executive Chairman, our CEO, and other senior members of management, as well as with other management and non-management employees. He also facilitates communication among the directors on our Board and speaks regularly with the independent chairs of our other Board committees and with each of our Non-Employee Directors, promoting the candid exchange of ideas among the Board members. Moreover, in his capacity as Lead Director and Chair of our Nominating, Governance and Compliance Committee, Mr. Casey provides leadership in the areas of corporate governance, Board composition, succession planning and other governance-related matters.
The Board believes that our current leadership structure, together with our independent Lead Director, meets the Company’s current needs by, among other things:
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enabling efficient communication between management and the Board;

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delineating the independent Lead Director’s and other independent directors’ oversight roles from the Executive Chairman and other management’s strategic and operational roles;

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facilitating discussions by the Board of key and appropriate issues in a timely and constructive manner;

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providing clarity for our key stakeholders on corporate leadership and accountability; and

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augmenting the knowledge of both the Executive Chairman and the CEO with respect to our strategy, operations and financial condition and, in turn, communicating that to external stakeholders.

Board of Directors Role in Risk Oversight
In connection with its oversight responsibilities, the Board of Directors, including through the Audit Committee, Nominating Committee and Compensation Committee, periodically assesses the significant risks that we face. These risks include financial, legal, technological, competitive, operational and compensation-related risks. The Board, together with the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, management representatives of the relevant functional areas (e.g. internal audit, legal, regulatory and compliance groups, operational management, human resources, etc.) and representatives of each of our primary operating subsidiaries, reviews and monitors the identification, assessment and mitigation of the material risks affecting our operations.
Litigation Proceedings Involving Directors or Officers
As previously reported in the Company’s Annual Report on Form 10-K, in November 2015 a stockholder filed a complaint in Delaware Chancery Court asserting derivative claims on behalf of the Company against eight current and four former members of the Board of Directors. The complaint alleged that the defendant directors breached their fiduciary duties by allowing the Company to engage in unlawful activity in its marketing of THALOMID® and REVLIMID®. On November 23, 2016, the court entered an order dismissing the amended complaint as a result of plaintiff’s withdrawal of the lawsuit.

CELGENE CORPORATION | 2017 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, each of our directors, executive officers and any person beneficially owning more than 10 percent of the outstanding shares of Common Stock is required to report his, her or its ownership of Common Stock and any change in that ownership, on a timely basis, to the SEC. Based solely upon a review of SEC Forms 3, 4 and 5 and amendments thereto furnished to us during or with respect to fiscal 2016, we believe that all applicable acquisitions and dispositions of Common Stock, including grants of options and awards under our 2008 Stock Incentive Plan (amended and restated as of April 15, 2015), were filed on a timely basis for fiscal 2016, except for the inadvertent late filing of a Form 4 report of Rupert Vessey with respect to the sale of stock on November 22, 2016.

CELGENE CORPORATION | 2017 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) provides an overview of our overall compensation philosophy and practices for the following individuals whom we refer to as our Named Executive Officers (NEOs).
Name	Title
Robert J. Hugin(1)	Executive Chairman
Mark J. Alles(2)	Chief Executive Officer
Peter N. Kellogg	Executive Vice President and Chief Financial Officer
Jacqualyn A. Fouse, Ph.D.(3)	Strategic Advisor to the Executive Committee (formerly President and Chief Operating Officer)
Scott A. Smith(4)	President and Chief Operating Officer (formerly President, Inflammation & Immunology)
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	President, Research & Early Development
(1)
Effective March 1, 2016, Mr. Hugin transitioned into the role of Executive Chairman after serving as our Chief Executive Officer since 2010.

(2)
Effective March 1, 2016, Mr. Alles was promoted to Chief Executive Officer after serving as President and Chief Operating Officer since 2014.

(3)
Ms. Fouse assumed her current role as of April 1, 2017. She was President and Chief Operating Officer from March 1, 2016 through March 31, 2017. Ms. Fouse will retire from the Company effective June 30, 2017. She will not stand for re-election to the Board.

(4)
Mr. Smith was promoted to President and Chief Operating Officer effective April 1, 2017.

Celgene is building a global preeminent biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for patients with cancer, immune-inflammatory, and other unmet medical needs. Each of our NEOs is fully engaged in company-wide strategic planning and decision-making aimed at ensuring our long-term success through delivering on annual and long-term financial goals and through continuing to innovate, develop and commercialize life-changing drugs for our patients. The full biographies for Mr. Hugin, Ms. Fouse, Dr. Vessey and Messrs. Alles, Kellogg and Smith are provided elsewhere in this proxy statement under “Additional Information Regarding Executive Officers — Executive Officers.”
2016 Key Performance Highlights
Led by our executive team, 2016 was another year of exceptional results for our Company and the patients we serve, as reflected in our outstanding financial performance, the significant progress of pivotal early-, mid- and late-stage programs and investments in our long-term growth through acquisitions and strategic collaborations. We are driven by science and continue to be committed to patients, making significant investment in research and development and treating more than 500,000 patients in 2016.

CELGENE CORPORATION | 2017 Proxy Statement

Five-Year Cumulative Total Shareholder Return
The following chart shows how a $100 investment in the Company’s Common Stock on December 31, 2011 would have grown 242% to $342 on December 31, 2016. The chart also compares the total shareholder return on the Company’s Common Stock to the same investment, over the same period, in the S&P 500, the NASDAQ Composite and the NASDAQ Biotechnology comparator groups.

Comparison of Five Year Cumulative Total Returns*
Dollars
$440
$390
$340
$290
$240
$190
$140
$90
$40
2011
2012
2013
2014
2015
2016
Date
Celgene Corporation
S&P 500
NASDAQ Composite
NASDAQ Biotechnology

	Cumulative Total Return*
	Dec-11	Dec-12	Dec-13	Dec-14	Dec-15	Dec-16
Celgene Corporation	$100.00	$116.08	$249.95	$330.95	$354.32	$342.46
S&P 500	$100.00	$115.88	$153.01	$173.69	$176.07	$196.78
NASDAQ Composite	$100.00	$117.70	$164.65	$188.87	$202.25	$220.13
NASDAQ Biotechnology	$100.00	$132.72	$220.22	$295.88	$330.71	$260.12
*
Value of  $100 invested on December 31, 2011 in stock or index, including reinvestment of dividends (if applicable), for each subsequent fiscal year ended December 31.

CELGENE CORPORATION | 2017 Proxy Statement

Compensation Philosophy
Our executive compensation programs are designed to reward progress in advancing our drug development pipeline and achievement of financial and operational results while aligning the annual and long-term interests of our executives with those of our stockholders. Our approach enables us to structure a program that drives the creation of long-term value to patients and our stockholders while maintaining a balanced and appropriate risk profile. Our executive compensation philosophy focuses on four core principles as a framework for which the Compensation Committee approves objectives, measures performance and determines compensation actions for our NEOs:
Value Creation:
•
In setting target pay and making compensation decisions, the Compensation Committee balances the historical and sustained performance of each NEO with expected future contributions to his/her functional areas and to the broader management of the Company.

Pay for Performance:
•
Our practice of directly linking compensation to achievement of both annual and long-term financial and strategic goals drives strong performance, aligns the interest of our executives with the interests of our stockholders and results in increased stockholder value. Our Compensation Committee believes in an appropriate mix of long-term versus annual objectives and has designed our annual and long-term programs to overlap financial metrics to highlight the importance of achieving both annual and long-term goals. We believe this approach reduces the risks that actions might be taken to sacrifice long-term growth to meet annual targets.

Team-Based:
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The Compensation Committee reviews and approves objectives and makes compensation decisions based on the NEOs’ performance not only against the specific strategy and objectives of the function(s) for which he/she is responsible, but also against each NEOs’ engagement in our broader, long-term management as a whole. Aligning each NEOs’ variable pay to overall Company strategic objectives reinforces our team-based management approach and encourages holistic results. As part of this team-based approach, we also strive to create and maintain internal fairness in our compensation arrangements.

Market Competitiveness:
•
We operate in a highly complex and competitive business environment that requires that we attract, retain and engage executives capable of leading our business. For compensation purposes, the Compensation Committee does not target a specific percentile within our peer group; rather, benchmark data is used as a reference point when making compensation determinations. The Compensation Committee, with the input of Radford, periodically reviews and selects our peer group. The companies in our peer group have comparable revenue, market capitalization and reflect our primary competitors for executive talent. We also consider various surveys, including the Radford Global Life Sciences Survey, SIRS Executive Compensation Survey and Towers Watson U.S. CDB Pharmaceutical Executive Database. Our peer group used for compensation decisions consists of:

2016 Peer Group*
Abbvie Inc.	Biogen Inc.
Allergan Inc..	Bristol-Meyers Squibb Company
Allergan plc.	Eli Lilly and Company
Amgen Inc.	Gilead Sciences Inc.
Baxter International Inc	Regeneron Pharmaceuticals
Current Peer Group*
Abbvie Inc.	Bristol-Meyers Squibb Company
Alexion Pharmaceuticals	Eli Lilly and Company
Allergan plc.	Gilead Sciences Inc.
Amgen Inc.	Merck & Company
Biogen Inc.	Regeneron Pharmaceuticals
*	Regeneron Pharmaceuticals was added to our peer group in August 2015. In October 2016, Alexion Pharmaceuticals and Merck & Company were added and Allergan Inc. and Baxter International Inc. were removed.

CELGENE CORPORATION | 2017 Proxy Statement

Highlights of Our Compensation Practices
We maintain high governance standards pertaining to the oversight of our executive compensation programs. As in prior years, the following policies and practices were in effect during 2016:
What We Do
✓	Pay for Performance	On average 87% of our NEOs’ compensation is tied to performance with clearly articulated financial, strategic and Relative Total Shareholder Return (R-TSR) objectives.
✓	Equitable Pay and Inclusive Workforce	We pay all of our employees equitably based on the work they do, the capabilities and experience they possess and the performance and behaviors they demonstrate. We promote a non-discriminatory and inclusive work environment that enables us to benefit from the diversity of thought that comes from a diverse and inclusive workforce.
✓	Compensation Recovery	In the event of an executive’s fraud or misconduct that results in a material negative restatement of our financial statements, we may recoup any or all of the incentive compensation paid to that executive in excess of the amounts that would have been paid based on the restated results. We may also cancel unvested equity compensation or require the executive to repay any gains realized in excess of the amount that would have been paid to that executive based on the restated results.
✓	Risk Mitigation
Our executive compensation programs include controls that promote a responsible and balanced risk profile:
•
Diversification of annual and long-term objectives for incentive plans;

•
Multiple metrics within each incentive plan that are balanced and weighted so as not to encourage focus on a single metric to the exclusion of others;
•
Caps on payouts under our annual and long-term incentive award programs;

•
Stock ownership and holding requirements; and

•
Pre-established grant schedule for NEOs’ equity awards as set by our Compensation Committee

✓	Minimum Vesting	Our annual equity awards provide for a minimum vesting period of one year.
✓	Proactive Shareholder Engagement	We maintain a robust investor outreach program that enables us to obtain ongoing feedback concerning our compensation programs and other governance matters.
✓	Share Ownership Requirements
We maintain rigorous stock ownership requirements for our Board Members and NEOs as described below:
•
Both our Executive Chairman and CEO have share ownership requirements equal to a value of six times his respective annual base salary. Both our Executive Chairman and our CEO exceed this requirement.
•
Each of our other NEO’s share ownership requirement is equal to a value of three times annual base salary. With the exception of Mr. Kellogg who was hired in 2014 and Dr. Vessey who was hired in 2015, all of our other NEOs meet or exceed this requirement.
•
Each Board member’s share ownership requirement is five times the current annual retainer. See “Director Compensation — Stock Ownership Requirements for Non-Employee Directors” for more information.

✓	Holding Period	In addition to share ownership requirements, there is a holding period on all shares granted to NEOs under the LTIP and on all shares issued on vested PSUs of at least one year and one day. These holding periods further align compensation and value delivered to stock performance and long-term value to our stockholders.
✓	Securities Trading Policy	We maintain a comprehensive securities trading policy which provides, among other things, that our employees who possess material non-public information regarding Celgene may not disclose or trade while in possession of such information or buy or sell our securities during any designated blackout period. Individuals classified as “insiders” (which include our NEOs) and related persons (as defined in the policy) generally may not buy or sell our securities at any time without prior approval, except under approved Rule 10b5-1 trading plans.
✓	Change in Control Double Trigger	In 2011, we amended our 2008 Stock Incentive Plan to eliminate the “single trigger” change in control vesting provision for equity awards granted on or after July 1, 2011 and to provide that, unless otherwise determined at grant, such equity awards vest upon an involuntary termination of employment without cause that occurs within two years following a change in control (i.e. “double trigger”).

CELGENE CORPORATION | 2017 Proxy Statement

What We Do
✓	NEO Compensation Cost Analysis	To ensure that our compensation programs remain aligned with the interests of our stockholders and to further reinforce a team-based approach to management, the Compensation Committee considers the stockholder advisory vote on executive compensation and measures our NEOs’ collective compensation in relation to the collective compensation paid to named executive officers of companies within our peer group.
✓	Independent Compensation Consultant	The independent compensation consultant, Radford, is retained directly by the Compensation Committee.
What We Don’t Do
x	No Hedging or Pledging
Board members, executives, employees and their related persons (as defined in our Securities Trading Policy) are prohibited from hedging, pledging, or engaging in any derivatives trading with respect to Company stock, without the prior approval of the Executive Chairman or CEO.

x	No Backdating or Repricing	Stock options are never backdated or issued with below-market exercise prices. Re-pricing of stock options without stockholder approval is expressly prohibited.
x	No Share Recycling or Evergreen Provisions	Our stock incentive plan prohibits share recycling and does not contain an evergreen renewal provision.
x	No Golden Parachute Gross-up Payments
None of our NEOs currently have an agreement with the Company whereby we would be obligated to pay a gross-up for excise taxes in excess of parachute payments as defined in Internal Revenue Code (IRC) Section 280G.

x	No Dividends Payable on Options, SARs or Unvested Equity
Our Restated Plan submitted for stockholder approval under Proposal Three of this proxy statement provides that the holder of any stock option, stock appreciation right, or unvested equity award may not receive dividends with respect to the underlying shares.

Say on Pay – Advisory Vote on Executive Compensation – 96%

At the 2016 Annual Meeting of Stockholders, we conducted our sixth annual non-binding advisory vote on executive compensation paid to our NEOs. Approximately 96% of the votes cast were in favor of our NEO compensation as described in the 2016 proxy statement. The Compensation Committee reviewed these final vote results, which reinforced our pay for performance philosophy, and the Compensation Committee also determined that the structure of our executive compensation policies continues to be appropriately aligned to the achievement of Company goals and objectives and stockholder best interests.

2016 Pay for Performance Alignment
A significant percentage of compensation awards to our NEOs is variable, performance-based compensation that are “at risk.” Each NEO’s compensation is designed to reward the achievement of financial objectives, progress in advancing our drug development pipeline and achievement of other operational goals, while aligning the annual and long-term interests of our executives with those of our stockholders.
Our NEOs’ total target compensation consists of three elements: base salary, annual incentives and long-term incentives. The Compensation Committee also believes in minimal use of perquisites as they do not reinforce our pay-for-performance philosophy. For our NEOs, the mix of compensation is weighted toward long-term, performance-based pay, as reflected in the 2016 charts below:

CELGENE CORPORATION | 2017 Proxy Statement

Approximately 88% of our Executive Chairman’s target compensation is performance-based.
Approximately 89% of our CEO’s target compensation is performance-based.
Approximately 87% of our Other NEOs’ target compensation is performance-based.

Compensation Element		Description	Performance Measurements/Considerations
Base Salary		• Fixed cash-based compensation that is reflective of each NEO’s contributions, experience, responsibilities and potential to contribute to our future success	• Reviewed annually and adjusted as appropriate
Performance-Based	Annual Incentives: Management Incentive Plan (MIP)	• Variable cash-based compensation • Focuses executives on achieving annual financial and strategic results and builds the foundation for long-term value creation	• 56% Financial objectives • 28% Total Revenue • 28% Adjusted EPS(1) • 44% Strategic corporate objectives
Long-Term Incentives (LTI) - Equity
•
Designed to motivate and reward for sustained, evidenced, high-value contributions that drive our on-going success and provide direct alignment to stockholders

•
LTI granted in the form of equity via:
•
50% Stock Options

•
30% Performance Stock Units (PSUs)

•
20% Restricted Stock Units (RSUs)

•
PSUs reward three-year financial and R-TSR results
•
Opportunity for additional grants based on achievement of performance objectives and value creation. Employee Board members are not eligible for grants for director service.

•
Stock Options

•
Performance-based and should remain a significant portion of each NEO’s long term incentives, providing value only if there is future stock price appreciation

•
PSUs
•
37.5% - Three year Total Revenue

•
37.5% - Three year Adjusted EPS(1)

•
25% - Three year R-TSR

•
RSUs
•
Promotes retention and stock ownership, and focuses NEOs on enhancing stockholder value

	Long-Term Incentives (LTI) - LTIP	• Changed to PSUs in fiscal 2015, except for Dr. Vessey who received an award under our 2016–2018 LTIP • Payable in cash or restricted shares, at discretion of Compensation Committee	• 37.5% - Three year Total Revenue • 37.5% - Three year Adjusted EPS(1) • 25% - Three year R-TSR
Other		• Health and Welfare Benefits • 401(k) Match • Reimbursement for tax and financial services up to $15,000 annually
(1)
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains adjusted financial measures based on management’s view of performance. Further information relevant to the interpretation of adjusted financial measures may be found on Appendix A to this proxy statement and our website at www.Celgene.com in the “Investor Relations” section.

CELGENE CORPORATION | 2017 Proxy Statement

Roles and Responsibilities
Role of the Compensation Committee
The Compensation Committee oversees and administers our executive compensation and benefit programs, establishing base salary, incentive compensation, including equity awards, and any other compensation for our NEOs, including reviewing and approving the CEO’s recommendations for the compensation of NEOs and other officers of the Company (other than the CEO and the Executive Chairman) who are determined to be subject to the reporting requirements of Section 16 of the Exchange Act. In addition, the Compensation Committee, in conjunction with the Board of Directors, reviews and approves the CEO’s and the Executive Chairman’s performance and compensation levels. The detailed roles and responsibilities of the Compensation Committee are set forth in its written charter adopted by our Board of Directors, which can be found on our website, www.celgene.com, under the “Corporate Governance” section of the site. The Compensation Committee also ensures that the total compensation paid to our NEOs is reasonable, competitive and achieves the goal of delivering results and enhancing the long-term value to our stockholders.
Role of the Executive Chairman
The Executive Chairman leads the Company’s Board of Directors, and oversees strategic business matters and important company-wide initiatives. The Executive Chairman works closely with the Celgene leadership team on all key issues that are fundamental to Celgene’s success. At the direction of the Board of Directors, the Executive Chairman oversees the performance of the CEO, and also provides support and advice to the CEO regarding performance objectives and compensation recommendations for our NEOs. At the request of the Compensation Committee, the Executive Chairman participates in Compensation Committee meetings.
Role of the CEO
The CEO, with the advice and support of the Executive Chairman, makes recommendations to the Compensation Committee regarding the setting of performance objectives for the Company. After the Company’s objectives are established, the CEO works with each NEO to determine how his/her respective function(s) will contribute to the overall annual and long-term goals of the Company. To this end, at the beginning of each fiscal year, the CEO establishes goals and objectives with each NEO that are designed to advance his/her functional areas, while promoting achievement of overall corporate performance goals. At the conclusion of each fiscal year, the CEO evaluates the actual performance of each NEO via our performance management process and recommends appropriate salary adjustments and incentive awards to the Compensation Committee via our compensation review process.
At the request of the Compensation Committee, the CEO participates in Compensation Committee meetings and provides relevant assessment and explanation supporting his recommendations. Other members of our management, as well as certain advisors, including Radford, also attend Compensation Committee meetings by request.
Role of the Compensation Consultant
The Compensation Committee has retained Radford as its independent compensation consultant to assist in the continual development and evaluation of compensation plans and programs and the Compensation Committee’s determinations of compensation awards. The Compensation Committee’s consultant attends Compensation Committee meetings, at the request of the Compensation Committee, and provides third-party and benchmarking data, independent analyses, advice and industry expertise on plan design, best practices and compensation regulations. The Compensation Committee’s consultant also proposes executive compensation levels within our plans.
At the request of the Compensation Committee, Radford reviews briefing materials prepared by management and outside advisors to management and advises the Compensation Committee on matters covered in the materials, ensuring the consistency of proposals with the Compensation Committee’s compensation philosophy and comparisons to programs at peer companies. Also at the request of the Compensation Committee, Radford prepares its own analyses and reports, including positioning of plans and programs within the context of competitive market analyses designed to ensure that our plans and programs reinforce the principles within our compensation philosophy.
The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent it from serving as an independent consultant to the Compensation Committee. For more information about the Compensation Committee’s engagement of Radford, please see “Board Meetings; Committees and Membership — Compensation Committee Consultant.”

CELGENE CORPORATION | 2017 Proxy Statement

Elements of Our Compensation Programs for NEOs & 2016 Compensation Actions
Base Salary
Base salaries provide fixed cash compensation to each of our NEOs. As a reflection of our performance culture, base salary adjustments are reviewed annually by the Compensation Committee. In its capacity as consultant, each year, at the request of the Compensation Committee, Radford provides an analysis of the competitive landscape within our industry and our peer group as additional context in which the Compensation Committee makes base salary decisions. The Compensation Committee considers the following factors when determining base salaries:
•
scope of responsibilities and experience

•
annual and sustained performance

•
expected future contribution and ability to deliver value to stockholders

•
analysis of internal pay alignment, external market conditions and competitive positioning

Base Salary for Fiscal 2016
The 2016 base salary increases for each of our NEOs are as follows:
NEO	2015 Salary	2016 Salary	Effective Date of Salary Adjustment	% Increase	Reason
Robert J. Hugin	$1,500,000	$1,500,000	n/a	0%	No increase, current salary at the time of transition from CEO to Executive Chairman was determined by our Compensation Committee to be appropriate for the new role.
Mark J. Alles	$875,500	$1,100,000	3/1/2016	26%	Increase related to promotion to CEO
Peter N. Kellogg	$824,000	$850,000	3/1/2016	3%	Merit and performance increase
Jacqualyn A. Fouse, Ph.D.	$849,800	$960,000	3/1/2016	13%	Increase related to promotion to COO
Scott A. Smith(1)	$650,000	$700,000	3/1/2016	8%	Increase related to promotion to President, Inflammation & Immunology
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	$575,000	$675,000	1/8/2016	17%	Increase related to promotion to President, Research & Early Development
(1)
Effective April 1, 2017, Mr. Smith was promoted to President and Chief Operating Officer with an annual base salary of  $875,000 and target incentive of 90%.

Annual Bonus
Annual incentives are determined under our MIP. The MIP is a variable pay plan designed to focus NEOs on annual goals and objectives that are established to drive the annual and long-term success of our business. The Compensation Committee reviews and approves each plan year’s targets and performance metrics under the MIP to ensure that they are challenging and commensurate with our annual and long-term business plan. The target annual incentive award opportunity for each of our NEOs represents a percentage of base salary earned in the fiscal year. Each year, Radford, in its capacity as consultant, at the request of the Compensation Committee provides an analysis of the competitive landscape within our industry and our peer group as additional context in which the Compensation Committee makes individual bonus target decisions. For all of our NEOs, actual payments made under the MIP are calculated based 100% on our corporate performance objectives as approved by the Compensation Committee. For all of our NEOs the maximum potential bonus payout was 200% of their annual bonus target, not to exceed 200% of annual base salary. The minimum payout for all NEOs was zero. Awards generally are payable at the end of February following the year to which the performance goals relate.
Setting Fiscal 2016 Corporate MIP Targets
In December 2015, the Compensation Committee determined that Adjusted EPS(1), total revenue and certain non-financial measures continued to be appropriate measures for use in connection with the fiscal 2016 MIP. In January 2016, the Compensation Committee finalized and approved these targets for the fiscal 2016 MIP. The Compensation Committee believes that these measures, balanced with our long-term objective of maintaining a significant research and development reinvestment rate, fuel our long-term growth, best serve our patients and reflect true operating performance. The corporate performance measures for fiscal 2016 were based on the following components and associated weights with a max of 200% of achievement:

CELGENE CORPORATION | 2017 Proxy Statement

56% Financial Objectives
•
28% on total revenue — Target range of  $10.55 – $10.95 billion

•
28% on Adjusted EPS(1) — Target range of  $5.50 – $5.70 per share

44% Non-Financial Objectives (Selected Strategic Corporate Objectives)
•
advancement of our hematology clinical and regulatory pipeline: REVLIMID® in newly diagnosed multiple myeloma transplant eligible maintenance and non-Hodgkin’s lymphoma; POMALYST®/IMNOVID® in relapsed refractory multiple myeloma; and our late-stage pipeline assets in myeloid diseases;

•
advancement of our oncology clinical and regulatory pipeline: ABRAXANE® in breast cancer, as adjuvant therapy in surgically resected pancreatic cancer, and in immuno-oncology combination therapies;

•
advancement of our inflammation and immunology clinical and regulatory pipeline: OTEZLA® in ulcerative colitis, Behçet’s disease and pediatric psoriasis; GED-0301 in Crohn’s disease and ulcerative colitis and Ozanimod in relapsing multiple sclerosis and ulcerative colitis;

•
achieve reimbursement for our commercial products in key geographies and markets; and

•
clinical advancement of early stage product candidates, both internally and through external collaborations.

(1)
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains adjusted financial measures based on management’s view of performance. Further information relevant to the interpretation of adjusted financial measures may be found on Appendix A to this proxy statement and our website at www.Celgene.com in the “Investor Relations” section.

Under the MIP, the Compensation Committee may provide for the adjustment, modification or amendment of the performance measures and targets in the plan to reflect certain events that affect such performance measures and targets, including (i) restructurings, discontinued operations, items or events, corporate transactions (including dispositions or acquisitions) and other unusual or non-recurring items, and (ii) changes in tax law or accounting standards required.
Fiscal 2016 MIP Payouts
Based on our full year financial results, the Compensation Committee determined that the MIP score for fiscal 2016 was 157.75% of target, which includes both financial and non-financial performance. These fiscal 2016 financial achievements include Adjusted EPS(1) of  $5.94 and total revenue of  $11.2 billion. Among the achievements in the clinical area were the progression of multiple key strategic studies both domestically and internationally, and the deepening of our pipeline through strategic external collaborations and acquisitions. We have not disclosed the specific non-financial performance targets under the MIP because these targets represent confidential business information that could place us at a competitive disadvantage by providing insight into our long-term performance and financial goals.
NEO	Bonus Target from 1/1/2016 to 2/28/2016 as % of Earned Salary	Bonus Target from 3/1/2016 to 12/31/2016 as % of Earned Salary	Corporate Weighting X Corporate Score	Bonus Paid(2) 2/28/2017
Robert J. Hugin	125%	125%	100% x 157.75%	$2,957,813
Mark J. Alles	90%	125%	100% x 157.75%	$1,999,066
Peter N. Kellogg	70%	75%	100% x 157.75%	$989,590
Jacqualyn A. Fouse, Ph.D.	80%	90%	100% x 157.75%	$1,312,523
Scott A. Smith	75%	80%	100% x 157.75%	$863,936
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	70%	70%	100% x 157.75%	$739,281
(1)
For the reconciliation of the adjusted (non-GAAP) financial measures to the most comparable GAAP financial measures, see Appendix A to this proxy statement.

(2)
Bonus paid is based on salary earned multiplied by each bonus target over the relevant time period in fiscal 2016. Dr. Vessey’s bonus was calculated based on a bonus target of 50% from January 1, 2016 through January 7, 2016 and 70% for the remainder of fiscal 2016.

CELGENE CORPORATION | 2017 Proxy Statement

Long-Term Incentives – Equity Grants
Our equity awards align the interests of our NEOs with those of our stockholders through rewarding exceptional corporate performance and stockholder returns and by ensuring that decisions made in the short-term solidify a strong future for our Company. Awards granted pursuant to the 2008 Stock Incentive Plan are an essential component of our total compensation strategy. The equity pool of awards available to grant to all employees (including our NEOs) in any given year is approved at the end of the prior year by the Compensation Committee, subject to the overall maximum number of shares of our stock available under the 2008 Stock Incentive Plan.
As part of the ongoing review of our compensation strategy and practices, the Compensation Committee approves equity awards based in part on recommendations from Radford. The Compensation Committee approves targets and actual award amounts based upon relative contribution to our Company performance, individual performance, demonstrated leadership, and expected future contributions to the achievement of Company goals and objectives.
The Compensation Committee determined that, beginning in fiscal 2015, PSUs would be added to the annual equity program for our NEOs, as they are a common equity type among our peers and reflect the Compensation Committee’s intent to provide significant at-risk pay via long-term incentives. This philosophy further aligns our compensation programs to financial performance and the long-term performance of our Company. Awards granted to NEOs in fiscal 2016 were a mix of 50% stock options, 30% PSUs and 20% RSUs, with the exception of Dr. Vessey who was not a NEO at the commencement of the PSU cycle and he therefore participated in our 2016–2018 LTIP plan, described in more detail below.
The Compensation Committee has weighted 80% of NEO equity awards to be based on performance with an emphasis on stock options, as these awards realize value only when the market price of our Common Stock is above the exercise price, and PSUs, thereby aligning executive compensation with future stockholder value and focusing our NEOs on the overall long-term financial success of the Company. The current mix of equity maintains a balance between each NEO’s ability to drive attainment of key financial metrics (e.g., Total Revenue and Adjusted EPS(1)) and delivery of value to our stockholders (as measured primarily through R-TSR). Shares issued on vested PSUs are subject to a holding period of one year and one day from the day after the conclusion of the applicable performance cycle.
The Compensation Committee chose to benchmark R-TSR relative to the combined constituents of the S&P 500 Biotechnology Index and the S&P 500 Pharmaceutical Index due to the strong correlation over time with Celgene stock price performance and represents the indices many of our institutional investors use for comparison. The R-TSR achievement under the 2015–2017 and 2016–2018 performance cycles will be measured relative to the top 36 public U.S. biotechnology and pharmaceutical companies with a sustained market cap above $700M for the last 3 years as measured in August prior to the commencement of each plan cycle.
Active PSU Performance Cycle	Measurements	Weight	Threshold, Target & Maximum of Financial Measures
2015–2017	Total Revenue	37.5%	90%–100%–110%
2016–2018	Adjusted EPS(1)	37.5%	90%–100%–110%
	R-TSR	25%	35th–50th–80th
			(percentiles)
(1)
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains adjusted financial measures based on management’s view of performance. Further information relevant to the interpretation of adjusted financial measures may be found on Appendix A to this proxy statement and our website at www.Celgene.com in the “Investor Relations” section.

The Compensation Committee may adjust the mix of award types or approve different award types as part of the overall long-term incentive award strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the Compensation Committee’s assessment of the total compensation package being offered.

CELGENE CORPORATION | 2017 Proxy Statement

The table below provides an overview of our equity award types and selected terms granted to our NEOs:
Type	General Terms
Stock Options
•
Granted upon hire, then annually on a quarterly pre-set schedule determined by the Compensation Committee

•
Service-based vesting over four years (25% per year)

•
Ten-year term

•
Subject to recovery

PSUs
•
Granted annually on a pre-set schedule determined by the Compensation Committee

•
Three-year vesting and measurement period, subject to attainment of defined, weighted metrics approved by the Compensation Committee prior to the grant as follows:
•
37.5% Total Revenue

•
37.5% Adjusted EPS(1)

•
25% R-TSR

•
Shares issued on vested PSUs must be held for one year and one day from the day after conclusion of the applicable performance cycle
•
Subject to recovery

RSUs
•
Granted upon hire, then annually on pre-set schedule determined by the Compensation Committee

•
Service-based cliff vesting (generally, 100% vested on third anniversary of grant date)

•
Subject to recovery

General Provisions for Death, Disability, Termination as a result of Change in Control and Retirement for Stock Options, RSUs and PSUs
•
In the event of death, permanent disability or termination within two years as a result of a change in control (i.e. a double-trigger), the vesting of stock options, RSUs and PSUs will accelerate (but shares issued on vested PSUs will be based on actual plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination)

•
If the NEO (other than our Executive Chairman) attains retirement as defined in the 2008 Stock Incentive Plan and has given at least six months’ notice of the intent to retire, as of the date of retirement:
•
RSUs will vest on retirement, but will be payable on the earliest of death, disability or the originally scheduled vesting date

•
PSUs will continue to vest and a pro rata portion (based on number of completed months of employment during the performance period) will be payable at the end of the performance period based on actual results

•
Stock options will continue to vest and will remain exercisable until the earlier of three years after retirement or the original expiration date

•
If our Executive Chairman attains retirement as defined in the 2008 Stock Incentive Plan, any vesting and payment of his stock options, RSUs and PSUs will occur in accordance with the terms of his employment agreement and the applicable award agreement

(1)
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains adjusted financial measures based on management’s view of performance. Further information relevant to the interpretation of adjusted financial measures may be found on Appendix A to this proxy statement and our website at www.Celgene.com in the “Investor Relations” section.

Equity Grants for Fiscal 2016
During fiscal 2016, Radford recommended, and the Compensation Committee approved, the following equity awards for our NEOs:
Name	Stock Options	RSUs	PSUs for the 2016–2018 Performance Cycle
			Threshold	Target	Max
Robert J. Hugin	129,707	15,608	11,706	23,412	46,824
Mark J. Alles	97,632	15,608	11,706	23,412	46,824
Peter N. Kellogg	66,689	12,438	5,122	10,243	20,486
Jacqualyn A. Fouse, Ph.D.	64,254	9,755	7,317	14,633	29,266
Scott A. Smith	65,050	11,957	5,122	10,243	20,486
Rupert J. Vessey, MA, BM BCh, FRCP, Dphil(1)	60,147	12,100
(1)
For the 2016–2018 performance cycle, Dr. Vessey participated in the LTIP as described under “LTIP Awards for 2016;” he did not receive PSUs in fiscal 2016.

CELGENE CORPORATION | 2017 Proxy Statement

Long-Term Incentives – LTIP
The Compensation Committee determined that, beginning with the 2015–2017 performance cycle, selected executives, including all of our NEOs, will no longer participate in the LTIP and that long-term equity awards for our NEOs will be granted solely via a combination of stock option, RSU and PSU awards. However, Dr. Vessey is a participant in the 2015–2017 and 2016–2018 LTIP plan cycles as he was not a NEO at the commencement of each plan cycle. The targets under the LTIP are expressed as a percentage of the NEO’s annual base salary at the time his or her participation was approved by the Compensation Committee.
The LTIP is a three-year plan designed to focus executives on achievement of longer-term objectives that are intended to ensure our long-term success financially, commercially and in our research and development programs. Prior to the commencement of each three-year plan (a “performance cycle”), the Compensation Committee establishes three key corporate-wide metrics against which performance will be measured. These objectives are weighted and awards earned under the LTIP are calculated based on actual performance in relation to these weighted objectives. The threshold, target and maximum cash payout levels under the current LTIP performance cycle ending in December of each plan cycle are calculated as a percentage of each NEO’s base salary at the time the LTIP was approved by the Compensation Committee.
Payments under the LTIP may be made in cash or restricted shares of our common stock, or a combination thereof, as determined by the Compensation Committee in its sole discretion at the end of each performance cycle. Share-based payout levels remain constant throughout the performance cycle and are calculated using the cash-based threshold, target and maximum levels, divided by the average closing price of Celgene stock for the 30 trading days prior to the commencement of the performance cycle. Final award values are reflective of the stock price at the end of the measurement period.
The Compensation Committee believes that the LTIP performance measures described below properly align executive pay with the interests of our stockholders and achieves a balanced approach to performance-based long-term incentives through focusing executive pay on internal financial measures and the external measurement of stock performance in relation to industry comparators.
Active LTIP Performance Cycle	Measurements	Weight	Threshold, Target & Maximum of Financial Measures
2014–2016	Total Revenue	37.5%	90%–100%–110%
2015–2017	Adjusted EPS(1)	37.5%	90%–100%–110%
2016–2018	R-TSR	25%	35th–50th–80th
			(percentiles)
(1)
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains adjusted financial measures based on management’s view of performance. Further information relevant to the interpretation of adjusted financial measures may be found on Appendix A of this proxy statement and our website at www.Celgene.com in the “Investor Relations” section.

LTIP Awards for Fiscal 2016
For the 2014–2016 LTIP cycle, the Compensation Committee approved the performance achievement of 176.7% of target in relation to the pre-established measures, consisting of three financial performance objectives: (1) Total Revenue(1) (weighting of 37.5%), (2) Adjusted EPS(1) (weighting of 37.5%), and (3) R-TSR (weighting of 25%). We have not disclosed the specific performance targets under the LTIP because these targets represent confidential business information that could place us at a competitive disadvantage by providing insight into our long-term performance and financial goals. For the 2014–2016 LTIP plan cycle, awards were settled in shares of our Common Stock, with the exception of Mr. Smith and Dr. Vessey who were paid in cash. Shares under the 2014–2016 LTIP are subject to a holding period of one year and one day from the day after the conclusion of the applicable performance cycle.
Our R-TSR achievement for the 2014–2016 (three year) performance period was positioned at the 84th percentile of the S&P 500 Pharmaceutical and S&P 500 Biotech peer indices, resulting in a 200% payout for the R-TSR measure.

CELGENE CORPORATION | 2017 Proxy Statement

The actual payouts under the LTIP for the 2014–2016 performance period, reflecting the June 2014 two-for-one stock split, were as follows:
Name	2014–2016 Payout(1)(2)
Robert J. Hugin	28,510 shares
Mark J. Alles	14,447 shares
Peter N. Kellogg	14,684 shares
Jacqualyn A. Fouse, Ph.D.	16,322 shares
Scott A. Smith	$432,891
Rupert J Vessey, MA, BM BCh, FRCP, D.Phil.	$324,545
(1)
The shares actually received were based on a percentage of achievement of performance (176.7%) as approved by the Compensation Committee multiplied by the target payouts as determined by the Compensation Committee based on a percentage of each NEO’s December 2013 base salary rate, except for Mr. Kellogg and Dr. Vessey, whose target payouts were based on a percentage of their base salary as of each of their hire dates and were prorated for the number of full months of participation in the performance cycle.

(2)
Share-based payouts for our NEOs (except Mr. Kellogg) were determined using the average closing price of our Common Stock for the 30 trading days immediately prior to the commencement of the performance cycle which began on January 1, 2014. For Mr. Kellogg, the share-based payout was determined using the average closing price of our Common Stock for the 30 trading days preceding his hire date of July 1, 2014. Dr. Vessey and Mr. Smith did not have a share-based target and were paid in cash.

During fiscal 2016, our eligible NEOs received a payment for the 2013–2015 performance cycle, based on overall achievement under the plan of 156.9% of target, the details of which have been previously disclosed. Awards were settled in shares of our Common Stock, with the exception of Dr. Vessey and Mr. Smith who were paid in cash. Shares under the 2013–2015 LTIP are subject to a holding period of one year and one day from the day after the conclusion of the applicable performance cycle.
As previously discussed, our NEOs do not participate in the 2015–2017 and 2016–2018 LTIP cycles, except for Dr. Vessey who was not a NEO at the commencement of either cycle. As a result, Dr. Vessey is eligible to receive an award for the remaining three-year 2015–2017 and 2016–2018 performance cycles and it is the intention of the Compensation Committee to settle his awards in cash. The potential payout for each plan cycle, intended to be paid in cash (as determined by the Compensation Committee), is expressed as Dr. Vessey’s applicable base salary, multiplied by the applicable percentage (threshold, target or maximum), under the LTIP for the 2015–2017 and 2016–2018 performance periods. The threshold, target and maximum cash payout for the 2015–2017 performance cycle is 50%, 100% and 200% respectively of his base salary as of his hire date, January 28, 2015, and is prorated for the number of full months of participation in the performance cycle. Actual threshold, target and maximum values are $139,757, $279,514 and $559,028 respectively. The threshold, target and maximum cash payout for the 2016–2018 performance cycle is 50%, 100% and 200% respectively of his December 2015 base salary. Actual threshold, target and maximum values are $287,500, $575,000 and $1,150,000 respectively.
Other Elements of Compensation
Retirement Benefits
We do not offer pension benefits to our U.S.-based employees, including our NEOs. Instead, we provide the opportunity to accumulate retirement income through:
•
Nonqualified Deferred Compensation Plan (Nonqualified Plan):   An unfunded plan to which certain U.S.-based management-level employees and each of our NEOs may elect to defer up to 90% of their base salary and up to 100% of their MIP and LTIP payments. For further discussion of the Nonqualified Plan, see “Employer Contributions to the Nonqualified Deferred Compensation Plan” and “Additional Information Regarding Executive Officers — Nonqualified Deferred Compensation Table” elsewhere in this proxy statement. For fiscal 2016, we made semi-monthly cash matching contributions to the Nonqualified Plan on behalf of Mr. Hugin in the amount of 15% of gross base salary earnings for an aggregate annual contribution of $225,000. Our other NEOs were not eligible to receive matching contributions under the Nonqualified Plan. For further discussion of the Nonqualified Plan, see “Additional Information Regarding Executive Officers — Nonqualified Deferred Compensation Table” elsewhere in this proxy statement.

•
401(k) Plan:   Our 401(k) Plan is a tax-qualified retirement savings plan available to all of our eligible employees, including our NEOs. We make matching contributions under our 401(k) Plan in the form of shares of our Common Stock to the Plan accounts of all eligible employees (up to 6% of their eligible earnings or the maximum permitted by law) who participate in the 401(k) Plan and are active employees on the final day of the Plan calendar year or terminated under our qualified

CELGENE CORPORATION | 2017 Proxy Statement

retirement requirements during the plan year, including our NEOs. Matching contributions for all employees, including our NEOs, vest 20% per year for the first five years of employment, after which all current and future contributions are 100% vested. For fiscal 2016, we made matching contributions to our NEOs (deposited in the first quarter of 2017) under the 401(k) Plan as follows:
Name	Matching Contributions under the 401(k) Plan(1)
Robert J. Hugin	150.17 shares of Common Stock (fair value of $17,382)
Mark J. Alles	150.17 shares of Common Stock (fair value of $17,382)
Peter N. Kellogg	150.17 shares of Common Stock (fair value of $17,382)
Jacqualyn A. Fouse, Ph.D.	150.17 shares of Common Stock (fair value of $17,382)
Scott A. Smith	150.17 shares of Common Stock (fair value of $17,382)
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	150.17 shares of Common Stock (fair value of $17,382)
(1)	The matching 401(k) Plan amounts reflect the fair value of the shares issued as of December 31, 2016 and are included in the Summary Compensation Table, column (i), which is included elsewhere in this proxy statement.
Other Benefits
•
Health & Welfare Benefits:   We provide our NEOs health and welfare benefits that are consistent with the plans, programs and eligibility provided to other employees. In addition, we provide an excess liability insurance policy to certain senior-level eligible employees. The premiums for such policies are reported as income for our employees, including our NEOs. For fiscal 2016, we made premium payments of  $2,704 on behalf of Messrs. Hugin and Kellogg, and Ms. Fouse, $2,159 on behalf of Mr. Smith, $952 on behalf of Mr. Alles and $530 on behalf of Dr. Vessey. Mr. Hugin also received Company contributions to a health savings account in fiscal 2016 equal to $2,313, the same rate as other employees who enroll in this plan. Attributed amounts of the perquisites and other personal benefits described above for our NEOs for fiscal 2014, fiscal 2015 and fiscal 2016 are included in column (i) of the Summary Compensation Table included elsewhere in this proxy statement.

•
Professional Tax and Financial counseling:   Each of our NEOs is eligible for reimbursement of reasonable expenses incurred in obtaining professional tax and financial counseling, up to a maximum of $15,000 annually. Attributed amounts of the perquisites and other personal benefits described above for our NEOs for fiscal 2014, fiscal 2015 and fiscal 2016 are included in column (i) of the Summary Compensation Table included elsewhere in this proxy statement.

Policy with respect to Compensation Deductibility
Our policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in our best interest. We reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate to do so under the circumstances. We believe that cash and equity incentive compensation must be maintained at the requisite level to attract and retain talented executive officers, even if all or part of that compensation may not be deductible by reason of Section 162(m) of the Code. In addition, because there are uncertainties as to application of regulations under Section 162(m) of the Code, as with most tax matters it is possible that our deductions may be challenged or disallowed.

CELGENE CORPORATION | 2017 Proxy Statement

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS
The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
THE COMPENSATION COMMITTEE
Ernest Mario, Ph.D., Chairman
Michael D. Casey
James J. Loughlin

CELGENE CORPORATION | 2017 Proxy Statement

ADDITIONAL INFORMATION REGARDING EXECUTIVE OFFICERS
Executive Officers
Our current executive officers are listed in the table below along with their ages and positions. Each executive officer holds the offices set forth opposite his or her name until his or her successor is chosen and qualified at the regular meeting of the Board of Directors to be held on the date of the Annual Meeting.
Name	Age(1)	Position
Robert J. Hugin	62	Executive Chairman
Mark J. Alles	58	Chief Executive Officer
Peter N. Kellogg	61	Executive Vice President and Chief Financial Officer
Jacqualyn A. Fouse, Ph.D.	56	Strategic Advisor to the Executive Committee (formerly President and Chief Operating Officer)(2)
Gerald F. Masoudi	49	Executive Vice President, General Counsel and Corporate Secretary
Michael F. Pehl	52	President, Hematology & Oncology
Scott A. Smith	55	President and Chief Operating Officer (formerly President, Global Inflammation & Immunology)(2)
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	52	President, Research and Early Development
(1)
As of June 14, 2017

(2)
As of April 1, 2017

Robert J. Hugin is our Executive Chairman. See “Proposal One: Election of Directors — Nominees” for a discussion of Mr. Hugin’s business experience.
Mark J. Alles is our Chief Executive Officer. See “Proposal One: Election of Directors — Nominees” for a discussion of Mr. Alles’ business experience.
Peter N. Kellogg was named Executive Vice President, Chief Financial Officer and Chief Accounting Officer in August 2014 overseeing Financial Planning, Accounting, Tax/Treasury and Investor Relations. Mr. Kellogg joined Celgene as Executive Vice President in July 2014. Before joining the Company, he was Chief Financial Officer and Executive Vice President of Merck & Co. Inc. from 2007 to 2014. From 2000 to 2007, Mr. Kellogg served as Chief Financial Officer and Executive Vice President of Finance (since 2003) at Biogen, Inc. Earlier in his career, Mr. Kellogg was a member of PepsiCo’s management for 13 years. He was the Senior Vice President, PepsiCo E-Commerce in 2000 and Senior Vice President and Chief Financial Officer, Frito-Lay International, from 1998 to 2000. Before that, Mr. Kellogg held various General Manager and Chief Financial Officer roles at Frito-Lay and Pepsi Cola in the US, Europe, Asia, and Latin America. Prior to joining PepsiCo, Mr. Kellogg was a senior consultant with Booz Allen & Hamilton and Arthur Andersen & Co. Since 2007, Mr. Kellogg has served on the Board of Directors of Yield10 (formerly Metabolix, Inc.), a public bioscience company focused on developing step change improvements to crop yields to enhance global food security. Mr. Kellogg received his BSE from Princeton University in 1978 and MBA from The Wharton School in 1982.
Jacqualyn A. Fouse, Ph.D. assumed her current role as of April 1, 2017. She was President and Chief Operating Officer from March 1, 2016 through March 31, 2017. Ms. Fouse will retire from the Company effective June 30, 2017. She will not stand for re-election to the Board. See “Proposal One: Election of Directors — Nominees” for a discussion of Ms. Fouse’s business experience.
Gerald F. Masoudi joined Celgene in May 2015 and was named Executive Vice President, General Counsel and Corporate Secretary on June 1, 2015. He joined Celgene from Covington & Burling LLP, a leading international law firm, where he was a partner and served as co-chair of the Food and Drug practice group. At Covington, he advised multinational companies and trade associations on significant litigation, enforcement, regulatory and public policy matters. Before joining Covington, Mr. Masoudi served as Principal Deputy/Acting Chief Counsel (2004–2005) and as Chief Counsel (2007–2009) of the U.S. Food and Drug Administration (FDA), where he advised the FDA Commissioner and HHS leadership on regulatory, litigation and enforcement matters under the Food Drug and Cosmetic Act and related statutes. Before joining the FDA as Chief Counsel, Mr. Masoudi served as Deputy Assistant Attorney General for international, policy and appellate matters in the Antitrust Division of the U.S. Department of Justice (2005–2007). Before his government service, Mr. Masoudi was a trial and litigation partner with the law firm Kirkland & Ellis LLP. Mr. Masoudi received his J.D. from The University of Chicago Law School, graduating in 1993 with high honors. He received his B.A. in economics in 1990 from Amherst College.

CELGENE CORPORATION | 2017 Proxy Statement

Michael F. Pehl was named President, Global Hematology & Oncology in March 2016 after serving as Senior Vice President of Global Marketing since July 2014. Mr. Pehl joined Celgene in 2006 as General Manager of Celgene Germany. He subsequently served as Regional Vice President of Central Europe, Vice President, Head of Marketing Europe, Vice President, Head of Hematology Europe and Corporate Vice President, Head of Global Marketing. Before coming to Celgene, he spent 14 years at Amgen, Inc., holding various positions in oncology, rheumatology and nephrology in Germany and Switzerland. Mr. Pehl received his Diploma in Molecular Biology and Biochemistry from Ludwig Maximilian University of Munich.
Scott A. Smith was named President and Chief Operating Officer on April 1, 2017. Prior thereto he was President, Global Inflammation & Immunology (I & I) since August 2014. Previously he was Senior Vice President, Global Head of I & I. He joined Celgene in 2008 as Vice President, Global Marketing Inflammation and Immunology. From 2003 to 2008, Mr. Smith was with Biovail, holding positions of General Manager Biovail U.S., General Manager Biovail Canada and Global Commercial Head. As Global Commercial Head for Biovail, he was responsible for global revenue generation, global commercial strategies, business development strategy, and input into global regulatory and clinical development strategies. Prior to Biovail, Mr. Smith was with Pharmacia/Upjohn for 16 years where he held various positions including Vice President U.S. Sales, Vice President Marketing Europe based in Paris, Vice President and Commercial Lead for Canada based in Toronto, and Commercial and Regulatory Head for South East Asia based in Hong Kong. Mr. Smith holds a BSc in Chemistry and an HBSc in Pharmacology and Toxicology from the University of Western Ontario and a Masters of International Business Management from the American Graduate School of International Management (Thunderbird). Mr. Smith became a member of the Board of Directors of Titan Pharmaceuticals on January 1, 2017.
Dr. Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil. was named President, Research and Early Development in January 2016. He joined Celgene in January 2015 as Senior Vice President, Translational Development. Before joining Celgene, Dr. Vessey was Senior Vice President of Early Development and Discovery Sciences at Merck. During his ten years with Merck, Dr. Vessey was responsible for numerous drug development programs and also served as Senior Vice President, Respiratory and Immunology Franchise and Vice President, Drug Discovery and Informatics. Prior to Merck, he spent five years at GlaxoSmithKline in drug discovery, experimental medicine and early clinical development of therapeutics for respiratory and immune diseases. Dr. Vessey graduated from Oxford University with degrees in Physiological Sciences (MA), Clinical Medicine (BM, BCH) and a D.Phil. (PhD) in Molecular Immunology. He is an elected Fellow of the Royal College of Physicians. Dr. Vessey serves on the Board of Directors of Juno Therapeutics, Inc., a public biotechnology company.

CELGENE CORPORATION | 2017 Proxy Statement

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation earned by our NEOs for the fiscal years ended December 31, 2016, 2015, and 2014.
Name and Principal Position (as of 12/31/2016)	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Hugin(6) Executive Chairman	2016	$1,500,000	—	$4,257,765	$4,227,020	$6,294,053	—	$247,399	$16,526,237
	2015	$1,483,333	—	$5,431,237	$7,944,888	$7,370,103	—	$243,351	$22,472,912
	2014	$1,380,000	—	$3,899,980	$9,614,448	$9,110,269	—	$231,416	$24,236,113
Mark J. Alles(6) Chief Operating Officer	2016	$1,062,583	—	$4,257,765	$3,164,081	$3,689,654	—	$18,334	$12,192,417
	2015	$871,250	—	$2,176,127	$1,405,470	$3,442,215	—	$17,109	$7,912,171
	2014	$767,917	—	$901,257	$2,077,620	$4,278,167	—	$21,272	$8,046,233
Peter N. Kellogg Executive Vice President and CFO	2016	$845,667	—	$2,435,987	$2,118,031	$2,707,912	—	$29,677	$8,137,274
	2015	$820,000	—	$2,072,789	$1,405,470	$1,383,257	—	$24,120	$5,705,636
	2014	$400,000	—	$5,815,094	$3,313,252	$560,000	—	$9,098	$10,097,444
Jacqualyn A. Fouse, Ph.D.(6) Strategic Advisor to the Executive Committee (formerly President and Chief Operating Officer)	2016	$941,633	—	$2,661,152	$2,084,723	$3,222,523	—	$109,784	$9,019,815
	2015	$845,667	—	$2,124,401	$1,405,470	$3,679,323	—	$18,641	$8,073,502
	2014	$803,250	—	$901,257	$2,077,620	$4,867,123	—	$22,238	$8,671,488
Scott A. Smith President and Chief Operating Officer (formerly President, Immunology & Inflammation)	2016	$691,667	—	$2,386,838	$2,068,924	$1,296,827	—	$19,541	$6,463,797
	2015	$641,667	—	$2,072,789	$1,189,715	$860,433	—	$18,641	$4,783,245
	2014	$546,246	—	$837,784	$1,141,664	$719,941	—	$22,238	$3,267,873
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil. Executive Vice President, Research & Early Development	2016	$673,141	—	$1,255,157	$1,904,017	$1,063,826	—	$23,850	$4,919,991
(1)
No bonuses are reportable under column (d) but rather are included as non-equity incentive plan compensation under column (g).

(2)
The value of RSU awards in column (e) and stock options in column (f) equals the fair value at date of grant, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The value of PSUs in column (e) equals the fair value at date of grant determined based on the probable outcome of the award, excluding the effect of estimated forfeitures. These values are calculated in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these RSU, PSU and option awards for their respective years are set forth in Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2016 filed with the SEC. The value of the PSUs on the grant date assuming the maximum award are shown below. Dr. Vessey did not receive PSU awards in 2016 because he was not a NEO at the time of grant.

NEO	2015 PSU	2016 PSU
Robert J. Hugin	$6,839,616	$4,916,520
Mark J. Alles	$1,442,368	$4,916,520
Peter N. Kellogg	$1,442,368	$2,151,030
Jacqualyn A. Fouse, Ph.D.	$1,442,368	$3,072,930
Scott A. Smith	$1,442,368	$2,151,030
(3)
The amounts in column (g) reflect the aggregate cash awards to the NEOs under the fiscal 2016, fiscal 2015 and fiscal 2014 MIP and the 2012–2014, 2013–2015, and 2014–2016 performance cycles under the LTIP. At the election of the Compensation Committee, after the conclusion of the performance period, the 2014–2016 LTIP was paid in shares of our Common Stock to our NEOs (except for Mr. Smith and Dr. Vessey who were paid in cash) with a one year and one-day hold and the dollar value of that stock award on the share delivery date is reflected in this amount and in the table below. The payouts under the fiscal 2016 MIP and the 2014–2016 LTIP performance cycle were approved by the Compensation Committee on January 24, 2017 and paid shortly thereafter. The MIP and the LTIP are discussed in further detail under the heading “Key 2016 Compensation Actions and Program Highlights” and which, for purposes of this Summary Compensation Table, have been characterized as “Non-Equity Incentive Plan Compensation” under this column (g) rather than “Bonus” under column (d). The amounts of the MIP bonus and the value of the LTIP share payouts as of the share delivery date are shown below.

CELGENE CORPORATION | 2017 Proxy Statement

NEO	2016 MIP	2014–2016 LTIP
Robert J. Hugin	$2,957,813	$3,336,240
Mark J. Alles	$1,999,066	$1,690,588
Peter N. Kellogg	$989,590	$1,718,322
Jacqualyn A. Fouse, Ph.D.	$1,312,523	$1,910,000
Scott A. Smith	$863,936	$432,891
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	$739,281	$324,545
(4)
We do not have a pension plan for our NEOs. Under our Nonqualified Plan, there are no above-market or preferential earnings.

(5)
The amounts in column (i) reflect the following:

Name	Year	Value of Employer Contributions to the Nonqualified Plan*	Value of Matching Contributions To the 401(k) Plan in Shares of Common Stock**	Professional Tax and Financial Counseling***	Excess Liability Insurance Premiums	Contributions to Health Savings Account	Other	Total
Robert J. Hugin	2016	$225,000	$17,382	—	$2,704	$2,313	—	$247,399
	2015	$222,500	$16,186	—	$2,455	$2,210	—	$243,351
	2014	$207,000	$19,908	—	$2,330	$2,178	—	$231,416
Mark J. Alles	2016	—	$17,382	—	$952	—	—	$18,334
	2015	—	$16,186	—	$923	—	—	$17,109
	2014	—	$19,908	—	$1,364	—	—	$21,272
Peter N. Kellogg	2016	—	$17,382	$9,591	$2,704	—	—	$29,677
	2015	—	$16,186	$5,479	$2,455	—	—	$24,120
	2014	—	$7,019	$2,079	—	—	—	$9,098
Jacqualyn A. Fouse, Ph.D	2016	—	$17,382	$89,698	$2,704	—	—	$109,784
	2015	—	$16,186	—	$2,455	—	—	$18,641
	2014	—	$19,908	—	$2,330	—	—	$22,238
Scott A. Smith	2016	—	$17,382	—	$2,159	—	—	$19,541
	2015	—	$16,186	—	$2,455	—	—	$18,641
	2014	—	$19,908	—	$2,330	—	—	$22,238
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	2016	—	$17,382	$5,938	$530	—	—	$23,850
*
Reflects company matching contributions for Mr. Hugin.

**
The value of the matching contributions to the 401(k) Plan is based on the number of shares of Common Stock multiplied by the closing price of our Common Stock on December 31 of the respective year.

***
For Ms. Fouse, the payment amount shown in the table above represents payments made for tax years 2010 through 2014 in the amount of  $15,000 each and for 2015 a payment of  $14,698.

(6)
Each of Messrs. Hugin and Alles and Ms. Fouse serves as a member of the Board of Directors, but does not receive any compensation in such capacity.

Agreements with our Named Executive Officers
Employment Agreement with Mr. Hugin
Effective as of May 1, 2006, we entered into an employment contract with Mr. Hugin, which was most recently amended to reflect Mr. Hugin’s appointment as Executive Chairman effective March 1, 2016. The employment agreement had an initial term of three years and will automatically extend for successive one-year terms unless either we or Mr. Hugin provide written notice to the other, at least six months prior to the expiration of the then term, of such party’s intention to terminate his employment at the end of such term, unless terminated sooner as provided in Mr. Hugin’s employment agreement.
The following is a summary of other provisions of Mr. Hugin’s employment agreement, which is qualified in its entirety by reference to the full employment agreement (as amended):
•
If Mr. Hugin’s employment is terminated due to his disability or incapacitation or for any reason other than by us for “cause,” or due to his death, Mr. Hugin is entitled to receive a lump sum payment equal to Mr. Hugin’s then annual base salary, a pro rata share of Mr. Hugin’s annual target bonus (based on the assumption that all performance or other criteria had been met) and certain accrued benefits. Further, if Mr. Hugin’s employment is terminated by us without “cause” or because of disability or incapacitation or by Mr. Hugin for “good reason” at any time during the two-year period following or during the 90-day period prior to a “change in control,” Mr. Hugin is entitled to receive a lump sum payment equal to three times Mr. Hugin’s then annual base salary plus three times Mr. Hugin’s highest annual bonus paid within the three years prior to the change in

CELGENE CORPORATION | 2017 Proxy Statement

control, certain accrued benefits, payment of health and welfare premiums for Mr. Hugin and his dependents for three years or, in certain instances, substitute arrangements on a similar tax basis and, upon the occurrence of a “change in control,” full and immediate vesting of all stock options and equity awards; provided that such payment will be reduced by any payment made to Mr. Hugin prior to the “change in control” on account of Mr. Hugin’s termination.
•
Mr. Hugin is subject to a non-competition provision which applies during the period he is employed by us and until the first anniversary after the date his employment terminates (or, if change in control payments and benefits are paid, generally the second anniversary of the later of the date his employment terminates or the change in control date). In addition, the employment agreement contains a patent/inventions assignment provision and a perpetual confidentiality provision.

For purposes of Mr. Hugin’s employment agreement, “cause” generally means:
•
the conviction of a crime involving moral turpitude or a felony;

•
acts or omissions taken in bad faith and to the detriment of the Company; or

•
a breach of any material term of such agreement.

For purposes of Mr. Hugin’s employment agreement, “good reason” generally means, without Mr. Hugin’s consent:
•
the failure to elect or appoint Mr. Hugin to, or re-elect or reappoint Mr. Hugin to, or removal of Mr. Hugin from, his position with the Company;

•
a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities normally attached to Mr. Hugin’s position;

•
a determination by Mr. Hugin made in good faith that, as a result of a change in control, he is unable effectively to carry out the authorities, powers, functions, duties or responsibilities attached to his position;

•
a breach by the Company of any material provision of the employment agreement;

•
a reduction in annual base salary;

•
a 50-mile or greater relocation of the Company’s principal office;

•
the failure of the Company to continue any health or employee benefit plan, in which Mr. Hugin is participating immediately prior to a change in control, unless Mr. Hugin is provided substantially comparable benefits at no greater after-tax cost, or the Company’s taking any action which adversely affects Mr. Hugin’s participation in or which reduces Mr. Hugin’s benefits under any such plan; or

•
the failure of a successor to assume the employment agreement.

For purposes of Mr. Hugin’s employment agreement, “change in control” generally means:
•
any person becomes the beneficial owner of Company securities which represent 30% of the total combined voting power of the Company’s then outstanding securities;

•
a merger, consolidation or other business combination of the Company;

•
the persons who are members of the Board of Directors during any consecutive two-year period cease to constitute at least a majority of the Board of Directors; or

•
the approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company’s assets.

Letter Agreement with Mr. Alles
Under the terms of our amended employment letter agreement with Mr. Alles, if his employment is terminated by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary, less applicable taxes, and per the terms of the MIP, if his employment is terminated by us for reasons other than cause, he would be entitled to a prorated MIP bonus at target. We do not have any separate change in control agreements or arrangements with Mr. Alles. Mr. Alles was promoted to Chief Executive Officer effective March 1, 2016 with an annual base salary of  $1.1 million and a target incentive under the MIP equal to 125%. In addition, Mr. Alles was elected to serve as a member of our Board of Directors effective February 11, 2016.

CELGENE CORPORATION | 2017 Proxy Statement

Letter Agreement with Mr. Kellogg
Mr. Kellogg’s employment letter agreement, effective July 1, 2014, provides for an initial base salary of  $800,000 and a target incentive under the MIP equal to 70% of eligible base salary earnings (as defined in the MIP) up to a maximum of 200% based on achievement of corporate performance objectives. Mr. Kellogg received a one-time grant of stock options to purchase 100,000 shares of Common Stock and 60,000 RSUs (in each case, adjusted to reflect the two-for-one stock split in June 2014). The stock options are subject to service-based vesting over four years and the RSUs are subject to a three-year service-based cliff vesting schedule. Mr. Kellogg is entitled to participate in our Nonqualified Plan and is eligible for reimbursement for reasonable expenses incurred in obtaining professional tax and financial counseling up to a maximum of $15,000 annually. Mr. Kellogg is entitled to participate in our U.S. health and welfare benefit programs. If Mr. Kellogg’s employment is terminated by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and bonus at target, plus continuation of health benefits, less applicable taxes. Further, in the event of a change in control, Mr. Kellogg would be entitled to receive a lump sum payment equal to 18 months’ base salary and bonus plus continuation of benefits, less applicable taxes, and his unvested stock options and RSUs would become fully vested if his employment is terminated within two years of a change in control. If Mr. Kellogg becomes entitled to any amounts subject to the excise tax under Code Section 280G relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Mr. Kellogg. Effective March 1, 2016, Mr. Kellogg’s annual base salary is $850,000 and his target incentive under the MIP is equal to 75%.
Letter Agreement with Ms. Fouse
Under the terms of Ms. Fouse’s employment letter agreement with us, effective September 27, 2010, if her employment is terminated by us for any reason other than for cause, she would be entitled to receive a lump sum payment equal to 12 months’ base salary and bonus plus continuation of health benefits, less applicable taxes. In the event of a change in control, Ms. Fouse would be entitled to receive a lump sum payment equal to 18 months’ base salary and bonus plus continuation of benefits, less applicable taxes, and that her unvested stock options and RSUs would become fully vested if her employment is terminated in connection with a change in control. If Ms. Fouse becomes entitled to any amounts subject to the excise tax under Code Section 280G relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Ms. Fouse. Ms. Fouse was promoted to President and Chief Operating Officer effective March 1, 2016 with an annual base salary of $960,000 and target incentive under the MIP equal to 90%. Ms. Fouse will retire from the Company effective June 30, 2017 and she will not stand for re-election to our Board of Directors.
Letter Agreement with Mr. Smith
Under the terms of Mr. Smith’s employment letter agreement with us, effective April 2015, if his employment is terminated as a result of a change of control or by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and 12 months’ bonus at target plus continuation of benefits, less applicable taxes. Additionally, in the event of a change of control, if Mr. Smith becomes entitled to any amounts subject to the excise tax under Code Section 280G relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Mr. Smith. We do not have any separate change in control agreements or arrangements with Mr. Smith. Effective March 1, 2016, Mr. Smith had an annual base salary of  $700,000 and target incentive under the MIP equal to 80%. Mr. Smith was promoted to President and Chief Operating Officer effective April 1, 2017 with an annual base salary of  $875,000 and target incentive under the MIP equal to 90%.
Letter Agreement with Dr. Vessey
Effective January 1, 2016, Dr. Vessey was elevated to the role of President, Research and Early Development. Commensurate with that promotion, we amended the terms of an earlier employment letter agreement with Dr. Vessey. Under the amended terms, Dr. Vessey was entitled to a base salary of  $675,000 and a target incentive under the MIP equal to 70% of eligible base salary earnings (as defined in the MIP) up to a maximum of 200% of target. In the event Dr. Vessey’s employment is terminated as a result of a change of control or by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and 12 months’ bonus at target plus continuation of benefits, less applicable taxes. Additionally, in the event of a change of control, if Dr. Vessey becomes entitled to any amounts subject to the excise tax under Code Section 280G relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Dr. Vessey. We do not have any separate change in control agreements or arrangements with Dr. Vessey.

CELGENE CORPORATION | 2017 Proxy Statement

GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about equity and non-equity awards granted to NEOs eligible to participate in fiscal 2016: (a) the name; (b) the grant date; (c), (d) and (e) the estimated future potential payouts for: (1) our 2016-2018 LTIP for Dr. Vessey; and (2) the target and maximum potential MIP payouts that could have been earned in fiscal 2016; (f), (g) and (h) the estimated future potential share payouts for PSU awards granted during 2016; (i) all stock awards, which consist of RSUs awarded to NEOs in 2016; (j) all stock option awards, which consist of the number of shares underlying stock options awarded to NEOs in 2016; (k) the exercise price of the stock option awards, which reflects the closing price of the shares of our Common Stock on the date of grant; and (l) the grant date fair value of each equity award, computed in accordance with FASB ASC 718.
Name	Grant Date	Comm Action(1)	Estimated Potential/Future Payouts Under Non-Equity Incentive Plan Awards(2)(3)			Estimated Potential/Future Payouts Under Equity Incentive Plan Awards (#)(4)			Stock Awards Number of Shares of Stock or Units (#)(5)	Awards Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Stock and Options ($/Sh)(6)	Grant Date Fair Value of PSUs Stock and Options(7)
			Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert J. Hugin	2/1/2016	2/17/2015								40,700	$100.80	$1,348,765
	3/1/2016	2/9/2016		$1,875,000	$3,750,000	11,706	23,412	46,824		—	$—	$2,619,393
	5/2/2016	2/9/2016								29,669	$104.97	$964,355
	5/2/2016	2/9/2016							15,608	—	$—	$1,638,372
	8/1/2016	2/9/2016								29,669	$114.69	$1,024,966
	10/31/2016	2/9/2016								29,669	$102.18	$888,934
Mark J. Alles	2/1/2016	2/17/2015								8,625	$100.80	$285,826
	3/1/2016	2/9/2016		$1,375,000	$2,750,000	11,706	23,412	46,824		—	$—	$2,619,393
	5/2/2016	2/9/2016								29,669	$104.97	$964,355
	5/2/2016	2/9/2016							15,608	—	$—	$1,638,372
	8/1/2016	2/9/2016								29,669	$114.69	$1,024,966
	10/31/2016	2/9/2016								29,669	$102.18	$888,934
Peter N. Kellogg	2/1/2016	2/17/2015								8,625	$100.80	$285,826
	3/1/2016	2/9/2016		$637,500	$1,275,000	5,122	10,243	20,486		—	$—	$1,146,019
	5/2/2016	2/9/2016								12,980	$104.97	$421,899
	5/2/2016	2/9/2016							6,829	—	$—	$716,840
	8/1/2016	2/9/2016								12,980	$114.69	$448,416
	10/31/2016	2/9/2016								32,104	$102.18	$961,890
	10/31/2016	2/9/2016							5,609	—	$—	$573,128
Jacqualyn A. Fouse, Ph.D.	2/1/2016	2/17/2015								8,625	$100.80	$285,826
	3/1/2016	2/9/2016		$864,000	$1,728,000	7,317	14,633	29,266		—	$—	$1,637,170
	5/2/2016	2/9/2016								18,543	$104.97	$602,718
	5/2/2016	2/9/2016							9,755	—	$—	$1,023,982
	8/1/2016	2/9/2016								18,543	$114.69	$640,599
	10/31/2016	2/9/2016								18,543	$102.18	$555,580
Scott A. Smith	2/1/2016	2/17/2015								8,625	$100.80	$285,826
	3/1/2016	2/9/2016		$560,000	$1,120,000	5,122	10,243	20,486		—	$—	$1,146,019
	5/2/2016	2/9/2016								12,980	$104.97	$421,899
	5/2/2016	2/9/2016							6,829	—	$—	$716,840
	8/1/2016	2/9/2016								12,980	$114.69	$448,416
	10/31/2016	2/9/2016								30,465	$102.18	$912,783
	10/31/2016	2/9/2016							5,128	—	$—	$523,979
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	2/1/2016	2/17/2015								3,125	$100.80	$103,560
	n/a	12/15/2015	$287,500	$575,000	$1,150,000					—	$—	$—
	5/2/2016	2/9/2016		$472,500	$945,000					12,906	$104.97	$419,494
	5/2/2016	2/9/2016							6,731	—	$—	$706,553
	8/1/2016	2/9/2016								12,906	$114.69	$445,860
	10/31/2016	2/9/2016								31,210	$102.18	$935,105
	10/31/2016	2/9/2016							5,369	—	$—	$548,604
(1)
“Comm Action” refers to the date the Compensation Committee voted to approve the fiscal 2016 stock option, RSU and PSU grants listed in column (b), with respect to stock options, RSUs and PSUs granted under the 2008 Stock Incentive Plan.

(2)
The amounts reflected in columns (d) and (e) include the potential target and maximum payouts of the awards granted in fiscal 2016 to each NEO under the MIP, which were established by the Compensation Committee on February 9, 2016. See “Key 2016 Compensation Actions and Program Highlights — Annual Bonus (MIP) Payout for Fiscal 2016” under the heading “Compensation Discussion and Analysis” for more information regarding the bonus targets under the MIP. See footnote 3 to the Summary Compensation Table for the actual amounts that were approved by the Compensation Committee on January 24, 2017 and paid to the NEOs shortly thereafter under the MIP. For all of our NEOs the maximum potential bonus payout was 200% of their annual bonus target, not to exceed 200% of annual base salary.

CELGENE CORPORATION | 2017 Proxy Statement

(3)
For Dr. Vessey, the amounts reflected in columns (c), (d) and (e) on December 15, 2015 represent the threshold, target and maximum cash payouts for the 2016–2018 LTIP award which was established by the Compensation Committee on December 15, 2015.

(4)
The amounts reflected in columns (f), (g) and (h) represent the threshold, target and maximum number of shares of Celgene Common Stock that can be delivered at the end of the PSU measurement period. The number of shares to be delivered under the PSU grants depend on the level of achievement compared to established threshold, target and maximum levels for total revenue, adjusted EPS and R-TSR, with linear interpolation used to determine the payout percentage if performance levels fall between threshold, target and maximum levels. If performance goals do not reach the threshold level then no shares will be delivered. For more information about PSUs, see “Compensation Discussion and Analysis — Long-Term Incentives — Mix of Equity Awards” elsewhere in this proxy statement.

(5)
All stock options and RSUs granted in fiscal 2016 were granted pursuant to our 2008 Stock Incentive Plan. All options were granted at the fair market value of Common Stock on the effective date of grant. All RSUs vest in full on the third anniversary of the grant date.

(6)
This column reflects the closing price of the shares of our Common Stock on the date of the grant, which equals the exercise price for the stock options granted and the grant date fair value per share of RSUs granted.

(7)
This column reflects the full grant date fair value of stock options and RSUs computed in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, granted to the NEO in fiscal 2016. This column also reflects the grant date fair value of PSUs computed in accordance with FASB ASC 718 determined based on the probable outcome of the award (i.e., achievement at target performance), excluding the effect of estimated forfeitures. The actual value, if any, that a NEO may realize upon exercise of stock options will depend on the excess of the stock price over the exercise price on the date of exercise, so there is no assurance that the value realized by a NEO will be at or near the value computed in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 14 to our Consolidated Financial Statements, which are included in our Annual Report on Form 10-K for fiscal 2016 filed with the SEC.

CELGENE CORPORATION | 2017 Proxy Statement

OUTSTANDING EQUITY AWARDS VALUE AT FISCAL YEAR-END TABLE
The following tables provide information on holdings of stock options and stock awards as of December 31, 2016, by our Named Executive Officers. Each equity grant is shown separately for each NEO. For additional information about the option awards, see “Compensation Discussion and Analysis — Equity Grants under our 2008 Stock Incentive Plan” elsewhere in this proxy statement.
Robert J. Hugin
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Hugin						44,500	$5,150,875
						16,300	$1,886,725
						15,608	$1,806,626
								25,725	$2,977,669
								20,486	$2,371,255
	10,175	30,525		$132.56	7/27/2025
	—	843		$118.57	2/2/2025
	19,875	58,782		$118.57	2/2/2025
	—	29,669		$114.69	8/1/2026
	10,175	30,525		$114.08	11/9/2025
	10,175	30,525		$109.90	5/4/2025
	—	29,669		$104.97	5/2/2026
	—	1		$103.10	10/27/2024
	39,750	39,749		$103.10	10/27/2024
	—	29,669		$102.18	10/31/2026
	—	992		$100.80	2/1/2026
	—	39,708		$100.80	2/1/2026
	79,500	79,500		$87.64	7/28/2024
	88,124	29,376		$78.12	10/28/2023
	—	1,344		$74.30	2/3/2024
	58,748	57,408		$74.30	2/3/2024
	88,124	29,376		$71.33	7/29/2023
	88,124	29,376		$59.24	4/29/2023
	—	2,020		$49.48	1/28/2023
	72,750	22,230		$49.48	1/28/2023
	60,000	—		$36.78	10/9/2017
	97,000	—		$36.68	10/31/2022
	97,000	—		$36.47	4/30/2022
	2,750	—		$36.36	1/30/2022
	87,250	—		$36.36	1/30/2022
	45,000	—		$35.91	7/8/2018
	15,000	—		$35.91	7/8/2018
	97,000	—		$34.70	7/30/2022
	90,000	—		$32.42	10/31/2021
	60,000	—		$31.21	4/8/2018
	50,000	—		$30.74	4/13/2020
	90,000	—		$29.89	5/2/2021
	60,000	—		$29.27	7/10/2017
	90,000	—		$29.24	8/1/2021
	60,000	—		$29.02	4/10/2017
	76,000	—		$28.94	10/12/2020
	45,000	—		$28.90	10/14/2018
	15,000	—		$28.90	10/14/2018
	46,492	—		$28.50	1/12/2020
	22,708	—		$27.43	1/9/2017
	50,000	—		$27.28	10/13/2019
	76,000	—		$26.17	7/13/2020
	72,120	—		$25.77	1/31/2021
	56,030	—		$25.18	1/13/2019
	55,970	—		$24.81	1/8/2018
	50,000	—		$23.01	7/14/2019
	37,500	—		$19.51	4/14/2019
	12,500	—		$19.51	4/14/2019

CELGENE CORPORATION | 2017 Proxy Statement

Mark J. Alles
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark J. Alles						15,608	$1,806,626
						8,929	$1,033,532
						4,550	$526,663
						4,200	$486,150
						3,500	$405,125
								20,486	$2,371,255
								5,425	$627,944
	—	2,157		$132.56	7/27/2025
	2,156	4,312		$132.56	7/27/2025
	—	843		$118.57	2/2/2025
	—	1,701		$118.57	2/2/2025
	2,543	5,088		$118.57	2/2/2025
	7,834	3,918		$117.18	12/19/2024
	—	3,918		$117.18	12/19/2024
	—	7,418		$114.69	8/1/2026
	—	22,251		$114.69	8/1/2026
	—	2,157		$114.08	11/9/2025
	2,156	4,312		$114.08	11/9/2025
	—	2,157		$109.90	5/4/2025
	2,156	4,312		$109.90	5/4/2025
	—	7,418		$104.97	5/2/2026
	—	22,251		$104.97	5/2/2026
	—	1		$103.10	10/27/2024
	—	2,543		$103.10	10/27/2024
	5,087	2,544		$103.10	10/27/2024
	—	7,418		$102.18	10/31/2026
	—	22,251		$102.18	10/31/2026
	—	992		$100.80	2/1/2026
	—	1,165		$100.80	2/1/2026
	—	6,468		$100.80	2/1/2026
	10,174	5,088		$87.64	7/28/2024
	—	5,088		$87.64	7/28/2024
	13,124	—		$81.56	12/2/2023
	—	6,564		$81.56	12/2/2023
	11,824	—		$78.12	10/28/2023
	—	5,914		$78.12	10/28/2023
	5,912	5,912		$74.30	2/3/2024
	—	1,344		$74.30	2/3/2024
	—	4,570		$74.30	2/3/2024
	11,824	—		$71.33	7/29/2023
	—	5,914		$71.33	7/29/2023
	11,824	5,914		$59.24	4/29/2023
	—	2,020		$49.48	1/28/2023
	8,324	2,144		$49.48	1/28/2023
	17,500	—		$40.22	12/17/2022
	2,704	—		$36.96	3/1/2022
	8,290	—		$36.96	3/1/2022
	8,326	—		$36.68	10/31/2022
	8,326	—		$36.47	4/30/2022
	8,326	—		$34.70	7/30/2022

CELGENE CORPORATION | 2017 Proxy Statement

Peter N. Kellogg
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Peter N. Kellogg						60,000	$6,945,000
						8,036	$930,167
						6,829	$790,457
						5,609	$649,242
						3,500	$405,125
						3,410	$394,708
						2,100	$243,075
								8,963	$1,037,467
								5,425	$627,944
	2,156	6,469		$132.56	7/27/2025
	—	843		$118.57	2/2/2025
	2,543	6,789		$118.57	2/2/2025
	5,880	5,880		$117.18	12/19/2024
	—	12,980		$114.69	8/1/2026
	2,156	6,469		$114.08	11/9/2025
	2,156	6,469		$109.90	5/4/2025
	—	12,980		$104.97	5/2/2026
	5,087	5,088		$103.10	10/27/2024
	—	32,104		$102.18	10/31/2026
	—	992		$100.80	2/1/2026
	—	7,633		$100.80	2/1/2026
	2,308	2,308		$86.65	8/1/2024
	47,692	47,692		$86.65	8/1/2024

CELGENE CORPORATION | 2017 Proxy Statement

Jacqualyn A. Fouse, Ph.D.
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jacqualyn A. Fouse, Ph.D.						9,755	$1,129,141
						8,482	$981,792
						4,550	$526,663
						4,200	$486,150
						3,500	$405,125
								12,804	$1,482,063
								5,425	$627,944
	—	2,157		$132.56	7/27/2025
	2,156	4,312		$132.56	7/27/2025
	—	843		$118.57	2/2/2025
	2,543	6,789		$118.57	2/2/2025
	7,834	7,836		$117.18	12/19/2024
	—	4,636		$114.69	8/1/2026
	—	13,907		$114.69	8/1/2026
	—	2,157		$114.08	11/9/2025
	2,156	4,312		$114.08	11/9/2025
	2,156	6,469		$109.90	5/4/2025
	—	4,636		$104.97	5/2/2026
	—	13,907		$104.97	5/2/2026
	—	1		$103.10	10/27/2024
	5,087	5,087		$103.10	10/27/2024
	—	4,636		$102.18	10/31/2026
	—	13,907		$102.18	10/31/2026
	—	992		$100.80	2/1/2026
	—	1,165		$100.80	2/1/2026
	—	6,468		$100.80	2/1/2026
	10,174	10,176		$87.64	7/28/2024
	15,000	5,000		$81.56	12/2/2023
	17,736	5,914		$78.12	10/28/2023
	—	1,344		$74.30	2/3/2024
	11,824	10,482		$74.30	2/3/2024
	17,736	5,914		$71.33	7/29/2023
	17,736	5,914		$59.24	4/29/2023
	—	2,020		$49.48	1/28/2023
	12,486	2,144		$49.48	1/28/2023
	22,500	—		$40.22	12/17/2022
	25,000	—		$36.96	3/1/2022
	16,650	—		$36.68	10/31/2022
	16,650	—		$36.47	4/30/2022
	2,750	—		$36.36	1/30/2022
	19,750	—		$36.36	1/30/2022
	16,650	—		$34.70	7/30/2022
	22,500	—		$32.42	10/31/2021
	22,500	—		$29.89	5/2/2021
	22,500	—		$29.24	8/1/2021
	13,768	—		$29.05	10/1/2020
	236,232	—		$29.05	10/1/2020
	22,500	—		$28.94	10/12/2020
	3,880	—		$25.77	1/31/2021
	18,620	—		$25.77	1/31/2021

CELGENE CORPORATION | 2017 Proxy Statement

Scott A. Smith
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott A. Smith						8,036	$930,167
						6,829	$790,457
						5,128	$593,566
						5,000	$578,750
						3,500	$405,125
						3,410	$394,708
								8,963	$1,037,467
								5,425	$627,944
	2,156	6,469		$132.56	7/27/2025
	—	843		$118.57	2/2/2025
	1,250	2,907		$118.57	2/2/2025
	5,880	5,880		$117.18	12/19/2024
	—	3,245		$114.69	8/1/2026
	—	9,735		$114.69	8/1/2026
	2,156	6,469		$114.08	11/9/2025
	2,156	6,469		$109.90	5/4/2025
	—	3,245		$104.97	5/2/2026
	—	9,735		$104.97	5/2/2026
	—	1		$103.10	10/27/2024
	2,500	2,499		$103.10	10/27/2024
	—	7,616		$102.18	10/31/2026
	—	22,849		$102.18	10/31/2026
	—	992		$100.80	2/1/2026
	—	7,633		$100.80	2/1/2026
	5,000	5,000		$87.64	7/28/2024
	11,250	3,750		$81.56	12/2/2023
	7,500	2,500		$78.12	10/28/2023
	—	1,344		$74.30	2/3/2024
	5,000	3,656		$74.30	2/3/2024
	7,500	2,500		$71.33	7/29/2023
	—	644		$59.24	4/29/2023
	7,500	1,856		$59.24	4/29/2023
	—	1,250		$49.48	1/28/2023
	3,750	—		$49.48	1/28/2023
	15,000	—		$40.22	12/17/2022
	5,000	—		$36.68	10/31/2022
	1,250	—		$36.47	4/30/2022
	3,750	—		$36.47	4/30/2022
	1,250	—		$36.36	1/30/2022
	3,750	—		$36.36	1/30/2022
	258	—		$34.70	7/30/2022
	4,742	—		$34.70	7/30/2022
	5,000	—		$32.42	10/31/2021
	20,000	—		$31.54	11/30/2021
	702	—		$30.74	4/13/2020
	11,398	—		$30.74	4/13/2020
	736	—		$29.89	5/2/2021
	4,264	—		$29.89	5/2/2021
	5,000	—		$29.24	8/1/2021
	2	—		$28.94	10/12/2020
	12,098	—		$28.94	10/12/2020
	2,750	—		$28.50	1/12/2020
	12,100	—		$26.17	7/13/2020
	3,026	—		$25.77	1/31/2021
	9,074	—		$25.77	1/31/2021
	1,250	—		$25.18	1/13/2019
	646	—		$23.01	7/14/2019
	2,750	—		$19.51	4/14/2019

CELGENE CORPORATION | 2017 Proxy Statement

Rupert J. Vessey
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.						11,246	$1,301,725
						6,731	$779,113
						5,369	$621,462
						5,350	$619,263
						781	$90,401
								2,344	$271,318
	781	2,344		$132.56	7/27/2025
	843	2,529		$118.57	2/2/2025
	3,942	11,828		$118.57	2/2/2025
	—	12,906		$114.69	8/1/2026
	781	2,344		$114.08	11/9/2025
	781	2,344		$109.90	5/4/2025
	—	201		$104.97	5/2/2026
	—	12,705		$104.97	5/2/2026
	—	31,210		$102.18	10/31/2026
	—	782		$100.80	2/1/2026
	—	2,343		$100.80	2/1/2026
(1)
Represents vested options under the 1992 Long-Term Incentive Plan and the 2008 Stock Incentive Plan.

(2)
Pursuant to the 2008 Stock Incentive Plan, options granted to employees (including the NEOs) that are immediately exercisable. The shares of Common Stock acquired upon exercise would be subject to the same vesting schedule as the underlying options (i.e., in four equal annual installments beginning on the first anniversary of the grant date).

(3)
Pursuant to the 2008 Stock Incentive Plan, RSUs granted to the NEOs vest in full on the third anniversary of the grant date.

(4)
Represents the number of unvested RSUs or PSUs multiplied by the closing price of Celgene Common Stock on December 30, 2016.

(5)
Represents the number of PSUs granted in 2015 and 2016 for the 2015–2017 and 2016–2018 performance periods that were considered outstanding at December 31, 2016 based on 2016 performance compared to total revenue, adjusted EPS and R-TSR performance goals established for the PSUs granted in 2015 and 2016. The portions of the grants that are measured on total revenue and adjusted EPS are included at threshold level and the portion of the grants that are measured on R-TSR are included at target level.

CELGENE CORPORATION | 2017 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
(a)	(b)	(c)	(d)	(e)
Robert J. Hugin	22,680	$1,737,560	60,150	$6,221,982
Mark J. Alles	21,938	$1,597,234	17,710	$1,926,545
Peter N. Kellogg	—	—	150	$17,382
Jacqualyn A. Fouse, Ph.D.	—	—	16,150	$1,743,042
Scott A. Smith	—	—	20,300	$2,253,747
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	—	—	5,772	$561,873
(1)
Stock options granted under the 2008 Stock Incentive Plan vest in four equal annual installments beginning on the first anniversary of the grant date. The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.

(2)
Value realized on vesting represents (i) the number of RSUs that vested during fiscal 2016 multiplied by the market price of our Common Stock on the respective vesting dates plus (ii) the number of shares acquired on vesting with respect to the Company’s matching contribution to the 401(k) Plan multiplied by the closing price of our Common Stock on December 31, 2016.

NONQUALIFIED DEFERRED COMPENSATION TABLE
Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings In Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(4)
(a)	(b)	(c)	(d)	(e)	(f)
Robert J. Hugin	$5,219,335	$225,000	$1,036,808	$—	$17,112,142
Mark J. Alles	$—	$—	$—	$—	$—
Peter N. Kellogg	$422,833	$—	$111,370	$—	$1,121,802
Jacqualyn A. Fouse, Ph.D.	$649,968	$—	$119,213	$—	$13,373,175
Scott A. Smith	$—	$—	$25,112	$—	$542,737
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	$—	$—	$—	$—	$—
(1)
The amounts reported in column (b) reflect deferrals under the Nonqualified Plan of base salary and/or MIP earned by and paid to the applicable NEO in fiscal 2016. A portion of the amounts reported as salary, MIP and/or long term incentives in the Summary Compensation Table, column (c) and/or (g), respectively, were deferred by Mr. Hugin, Mr. Kellogg and Ms. Fouse in fiscal 2016 as follows: with respect to Mr. Hugin $225,000 of salary and $4,994,335 of his 2013–2015 LTIP payment; with respect to Mr. Kellogg $422,833 of salary; and with respect to Ms. Fouse $649,968 of MIP.

(2)
The amounts reported in column (c) for the applicable NEOs are also reported and included within “all other compensation” in the “Summary Compensation Table,” column (i).

(3)
None of the amounts reported in column (d) for the applicable NEOs is reported as compensation in the “Summary Compensation Table.”

(4)
The amounts reported in column (f) for the applicable NEOs include previously earned, but deferred, salary and MIP and the value of Company matching contributions that were reported in our Summary Compensation Table in previous years as follows: (i) $225,000 in fiscal 2015 and $1,885,365 in fiscal 2014 with respect to Mr. Hugin; (ii) $410,000 in fiscal 2015 and $183,333 in fiscal 2014 with respect to Mr. Kellogg; (iii) $4,115,875 in fiscal 2015 and $3,823,848 in fiscal 2014 with respect to Ms. Fouse; (iv) and $134,645 in fiscal 2014 for Mr. Smith. The total in this column reflects the cumulative value of each NEO’s deferrals, Company matching contributions and investment experience. The amounts reported in column (f) above are also disclosed as “Nonqualified Plan” payments in the tables included in the section entitled, “Potential Payments Upon Termination or Change in Control” for each applicable NEO.

The Nonqualified Plan is an unfunded nonqualified deferred compensation plan to which our U.S.-based NEOs may elect to defer up to 90% of their base salary and up to 100% of other types of compensation (i.e., LTIP awards and MIP awards). Generally, a deferral election must be made no later than December 31 of the previous year, and is irrevocable. Deferrals with respect to salary are deducted from the participant’s salary in equal installments for the period of January 1 to December 31 of each year. These deferral elections are for the salary earned by the participant for the particular salary pay period during that year, which would otherwise be payable to the participant in such pay period. The election to defer salary under the Nonqualified Plan is in addition to any deferral election made by the participant under our 401(k) Plan. Deferrals for performance-based annual bonuses are for those MIP bonuses

CELGENE CORPORATION | 2017 Proxy Statement

earned during the year in question, which are payable the following year. The MIP deferral elections may be modified or revoked before June 30 of the year in question.
The Nonqualified Plan authorizes us to make matching contributions at our sole discretion. Currently, the Nonqualified Plan provides for matching contributions up to a maximum of 15% of gross base salary earnings of Mr. Hugin, provided he is actively enrolled in the Plan. The participant is 100% vested at all times in his or her deferred cash account, and matching contributions vest in accordance with the vesting schedule specified by the Compensation Committee at the time the contribution is made.
The Nonqualified Plan credits gains and losses to deferral amounts based upon “deemed” investments in mutual funds investing in equity instruments or debt securities chosen by each participant (which the participant may change at any time) from a “menu” of fund options provided by us. The investment returns credited to participants’ accounts in the Nonqualified Plan correspond to actual returns of the chosen funds. The performance of the mutual funds fluctuates with the conditions of the capital markets and the economy generally, and is affected by prevailing interest rates and credit risks. The investment options under the Nonqualified Plan include:
Fund	2016 Rate of Return
Celgene 30 Year Treasury + 100 bpts	4.06%
Celgene Prime	3.75%
T. Rowe Price Retirement 2010	7.11%
T. Rowe Price Retirement 2020	7.41%
T. Rowe Price Retirement 2030	7.69%
T. Rowe Price Retirement 2040	7.34%
Fidelity Retirement Money Market Portfolio	0.05%
Federated Capital Preservation	0.88%
BlackRock Intermediate Bond Portfolio	2.71%
BlackRock High Yield Bond Portfolio	13.93%
American Funds Balanced	8.88%
American Century Equity Income	19.72%
MFS Value	14.13%
Federated Max-Cap Index	11.48%
Janus Advisor Forty	2.37%
Invesco Mid Cap Core Equity	12.00%
Fidelity Advisor Mid Cap	11.90%
American Century Small Cap Value	26.49%
Royce Premier	24.33%
Invesco Small Cap Growth	11.30%
American Funds EuroPacific Growth	1.00%
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. A distribution is made upon a participant’s separation from service with us, his or her retirement, a date specified by the participant in his or her compensation deferral agreement, the death of a participant (in such a case, to the designated beneficiary) or a “change in control.” Distributions upon a separation from service may be made in a lump sum or in annual installments of two to 15 years, as elected by the participant. A participant may elect to receive up to three “in-service” distribution dates in a lump sum or two to five annual installments. Payments made on a participant’s separation from service will begin on the first day of the seventh month following the date of separation from service. If a participant dies before installment payments have commenced, a lump sum will be distributed to the participant’s beneficiary as soon as administratively feasible thereafter, to the extent no adverse tax consequences are triggered under Section 409A of the Code. If a participant dies after the date distributions have commenced, then installment payments shall continue to be distributed to such participant’s beneficiary in accordance with the participant’s election. Loans are not permitted under the Nonqualified Plan, although distributions are permitted in the case of certain emergencies.
The Nonqualified Plan is intended to provide participants with a tax deferral opportunity for compensation paid by us. The deferred amounts are not subject to income tax or income tax withholding when earned and deferred, but are fully taxable (and withheld appropriately) when distributed.

CELGENE CORPORATION | 2017 Proxy Statement

Potential Payments upon Termination or Change in Control
The following tables summarize the value of the termination payments and benefits that Messrs. Hugin, Alles, and Kellogg, Ms. Fouse, Mr. Smith and Dr. Vessey would have received if they had terminated employment or if a change in control of the Company occurred on December 31, 2016 under the circumstances shown. For further description of the employment agreements governing these payments, see “Additional Information Regarding Executive Officers — Agreements with our Named Executive Officers.” The tables exclude (i) amounts accrued through December 31, 2016 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, (ii) vested account balances under our 401(k) Plan that is generally available to all of our employees and (iii) any post-employment benefit that is available to all of our salaried employees and does not discriminate in favor of the NEOs.
Robert J. Hugin
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	$—	$3,375,000(1)	$3,375,000(1)	$3,375,000(1)	$13,373,439(2)(3)
Acceleration of Stock Options and RSUs	$21,286,782(4)	$21,286,782(4)	$21,286,782(4)	—	$21,286,782(4)
PSU Grants (2015 and 2016)	$4,978,639(5)	$1,493,592(5)	$1,493,592(5)	—	$1,493,592(5)
MIP Payment	$2,957,813(6)	$2,957,813(6)	$2,957,813(6)	$2,957,813(6)	$2,957,813(6)
LTIP Payment	$3,300,033(7)	$3,300,033(7)	$3,300,033(7)	—	$3,300,033(8)
Nonqualified Plan	$17,112,142(9)	$17,112,142(9)	$17,112,142(9)	$17,112,142(9)	$17,112,142(9)
Health & Welfare Benefits	$—	$—	$—	$—	$379,422(10)
TOTAL	$49,635,409	$49,525,362	$49,525,362	$23,444,955	$59,903,223
(1)
Executive is entitled to receive a lump sum payment equal to the executive’s then annual base salary and a pro rata share of the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met) which equals the total MIP award, assuming the executive’s termination of employment on December 31, 2016.

(2)
Executive is entitled to receive the payments and benefits set forth in this section if his employment is terminated: (i) by us without cause, by the executive for good reason or due to the executive’s disability within two years following a change in control or (ii) by us without cause or by the executive for good reason within 90 days prior to a change in control.

(3)
Executive is entitled to receive a lump sum payment equal to three times the executive’s then annual base salary plus three times the executive’s highest annual MIP bonus paid within the three years prior to the change in control.

(4)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2016. In connection with a change in control, stock options and RSUs will become fully vested without regard to whether there is a termination of employment. For this purpose, “retirement” generally means the executive’s voluntary resignation on or after the executive’s attainment of age 55 and the completion of five years of service, except that for awards granted after April 17, 2013, “retirement” also includes the executive’s attainment of an age plus completed years of service that equals 65, with the completion of a minimum of two years of service. As of December 31, 2016, Mr. Hugin satisfies the “retirement” conditions.

(5)
Represents the value of PSU units granted in 2015 and 2016 for the 2015–2017 performance period and the 2016–2018 performance period, respectively, that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 30, 2016. In the event of retirement as defined under the 2008 Stock Incentive Plan, a pro-rata portion of PSUs will vest under the 2015 award and the full 2016 award will vest and be payable, in each case, based on actual performance at the end of the performance period. The amount included in the table above for retirement is a pro-rated amount for two years of the three-year period completed for the 2015–2017 award and the full amount of the 2016–2018 award and assumes achievement at the target performance level at the end of the respective performance periods.

In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control is based on actual results achieved through September 30, 2016 compared to performance goals for total revenue, Adjusted EPS and R-TSR established for the PSUs granted in 2015 and 2016. The portions of the grants that are measured on total revenue and Adjusted EPS are not attributed any value due to total revenue and Adjusted EPS at September 30, 2016 not meeting the threshold level of performance established for the PSUs. The portion of the grants that are measured on R-TSR are included at 80 and 120 percent of target based on comparisons of R-TSR at September 30, 2016 compared to the R-TSR performance levels for 2017 and 2018, respectively, established for the PSUs.
(6)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by Company without cause, or change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2016. The MIP payment is an annual incentive award paid to all eligible employees.

(7)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2014–2016 performance cycle using the closing stock price on December 30, 2016.

CELGENE CORPORATION | 2017 Proxy Statement

(8)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2014–2016 performance cycle using the closing stock price on December 30, 2016.

(9)
The Nonqualified Plan provides for payment of deferred compensation (based upon contributions made by Mr. Hugin in the form of payroll deductions and matching company contributions) and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement.

(10)
Executive is entitled to payment of health and welfare premiums on a tax grossed-up basis for the executive and his eligible dependents for three years where the first 18 months are continuation of coverage under COBRA.

Mark J. Alles
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	$—	$—	$—	$2,501,878(1)	$2,501,878(1)
Acceleration of Stock Options and RSUs	$—	$7,350,101(2)	$7,350,101(2)	—	$7,350,101(2)
PSU Grants (2015 and 2016)	$1,381,746(3)	$956,512(3)	$956,512(3)	—	$956,512(3)
MIP Payment	$1,999,066(4)	$1,999,066(4)	$1,999,066(4)	$1,999,066(4)	$1,999,066(4)
LTIP Payment	$1,672,240(5)	$1,672,240(5)	$1,672,240(5)	—	$1,672,240(6)
TOTAL	$5,053,052	$11,977,919	$11,977,919	$4,500,944	$14,479,797
(1)
Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary, (ii) the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met) and (iii) 12 months of continued benefits.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2016. Mr. Alles’ stock options and RSUs will become fully vested if his employment is terminated in connection with a change in control within two years of the change in control. Additionally, Mr. Alles’ stock options and RSUs will become fully vested upon termination due to death or permanent disability.

(3)
Represents the value of PSU units granted in 2015 and 2016 for the 2015–2017 performance period and the 2016–2018 performance period, respectively, that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 30, 2016. In the event of retirement as defined under the 2008 Stock Incentive Plan, a pro-rata portion of PSUs will vest and be payable based on actual performance at the end of each performance period. The amount included in the table above for retirement is a pro-rated amount for two years of the three-year period completed for the 2015–2017 awards and one year for the 2016–2018 award completed and assumes achievement at the target performance level at the end of the respective performance periods.

In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control. The amounts included in the table above for death, permanent disability or termination without cause during the two-year period commencing on a change in control is based on actual results achieved through September 30, 2016 compared to performance goals for total revenue, Adjusted EPS and R-TSR established for the PSUs granted in 2015 and 2016. The portions of the grants that are measured on total revenue and Adjusted EPS are not attributed any value due to total revenue and Adjusted EPS at September 30, 2016 not meeting the threshold levels of performance established for the PSUs. The portion of the grants that are measured on R-TSR are included at 80 and 120 percent of target based on comparisons of R-TSR at September 30, 2016 compared to the R-TSR performance levels for 2017 and 2018, respectively, established for the PSUs.
(4)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by company without cause or change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2016. The MIP payment is an annual incentive award paid to all eligible employees.

(5)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2014–2016 performance cycle using the closing stock price on December 30, 2016.

(6)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2014–2016 performance cycle using the closing stock price on December 30, 2016.

CELGENE CORPORATION | 2017 Proxy Statement

Peter N. Kellogg
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	n/a	—	—	$1,514,378(1)	$2,271,567(2)
Acceleration of Stock Options and RSUs	n/a	$12,644,061(3)	$12,644,061(3)	—	$12,644,061(3)
PSU Grants (2015 and 2016)	n/a	$499,218(4)	$499,218(4)	—	$499,218(4)
MIP Payment	n/a	$989,590(5)	$989,590(5)	$989,590(5)	$989,590(5)
LTIP Payment	n/a	$1,699,673(6)	$1,699,673(6)	—	$1,699,673(7)
Nonqualified Plan	n/a	$1,121,802(8)	$1,121,802(8)	$1,121,802(8)	$1,121,802(8)
TOTAL	n/a	$16,954,344	$16,954,344	$3,625,770	$19,225,911
(1)
Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary, (ii) the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met); and (iii) 12 months of continued benefits.

(2)
Executive is entitled to receive 1.5 times the payments and benefits set forth in footnote (1) if his employment is terminated by the Company for any reason on or within two years of a change in control. This amount is calculated based on the target bonus amount prorated for the number of days worked in the plan year.

(3)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2016. Mr. Kellogg’s stock options and RSUs will become fully vested if his employment is terminated in connection with a change in control within two years of the change in control. Additionally, options and RSUs will become fully vested upon termination due to death or permanent disability.

(4)
Represents the value of PSU units granted in 2015 and 2016 for the 2015–2017 performance period and the 2016–2018 performance period, respectively, that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 30, 2016. In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control is based on actual results achieved through September 30, 2016 compared to performance goals for total revenue, Adjusted EPS and R-TSR established for the PSUs granted in 2015 and 2016. The portions of the grants that are measured on total revenue and Adjusted EPS are not attributed any value due to total revenue and Adjusted EPS at September 30, 2016 not meeting the threshold levels of performance established for the PSUs. The portion of the grants that are measured on R-TSR are included at 80 and 120 percent of target based on comparisons of R-TSR at September 30, 2016 compared to the R-TSR performance levels for 2017 and 2018, respectively, established for the PSUs.

(5)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by company without cause and a change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2016. As of December 31, 2016, Mr. Kellogg does not meet retirement eligibility. The MIP payment is an annual incentive award paid to all eligible employees. In addition to those events listed in the table above, Mr. Kellogg will receive such amounts in the event of voluntary termination.

(6)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2014–2016 performance cycle using the closing stock price on December 30, 2016. As of December 31, 2016 Mr. Kellogg does not meet retirement eligibility. In addition to those events listed in the table above, Mr. Kellogg will receive such amounts in the event of voluntary termination.

(7)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2014–2016 performance cycle using the closing stock price on December 30, 2016.

(8)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement. In addition to those events listed in the table above, Mr. Kellogg will receive such amounts in the event of voluntary termination.

CELGENE CORPORATION | 2017 Proxy Statement

Jacqualyn A. Fouse, Ph.D.
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	n/a	—	—	$1,834,366(1)	$2,751,549(2)
Acceleration of Stock Options and RSUs	n/a	$6,284,684(3)	$6,284,684(3)	—	$6,284,684(3)
PSU Grants (2015 and 2016)	$1,043,023(4)	$651,661(4)	$651,661(4)	—	$651,661(4)
MIP Payment	$1,312,523	$1,312,523(5)	$1,312,523(5)	$1,312,523(5)	$1,312,523(5)
LTIP Payment	$1,889,272	$1,889,272(6)	$1,889,272(6)	—	$1,889,272(7)
Nonqualified Plan	$13,373,175	$13,373,175(8)	$13,373,175(8)	$13,373,175(8)	$13,373,175(8)
TOTAL	$17,617,993	$23,511,315	$23,511,315	$16,520,064	$26,262,864
(1)
Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary, (ii) the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met); and (iii) 12 months of continued benefits.

(2)
Executive is entitled to receive 1.5 times the payments and benefits set forth in footnote (1) if her employment is terminated by the Company for any reason on or following a change in control. This amount is calculated based on the target bonus amount prorated for the number of days worked in the plan year.

(3)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2016. Ms. Fouse’s stock options and RSUs will become fully vested if her employment is terminated in connection with a change in control within two years of the change in control. Additionally, Ms. Fouse’s stock options and RSUs will become fully vested upon termination due to death or permanent disability.

(4)
Represents the value of PSU units granted in 2015 and 2016 for the 2015–2017 performance period and the 2016–2018 performance period, respectively, that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 30, 2016. In the event of retirement as defined under the 2008 Stock Incentive Plan, a pro-rata portion of PSUs will vest and be payable based on actual performance at the end of each performance period. The amount included in the table above for retirement is a pro-rated amount for two years of the three-year period completed for the 2015–2017 awards and one year for the 2016–2018 award completed and assumes achievement at the target performance level at the end of the respective performance periods.

In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control is based on actual results achieved through September 30, 2016 compared to performance goals for total revenue, Adjusted EPS and R-TSR established for the PSUs granted in 2015 and 2016. The portions of the grants that are measured on total revenue and Adjusted EPS are not attributed any value due to total revenue and Adjusted EPS at September 30, 2016 not meeting the threshold levels of performance established for the PSUs. The portion of the grants that are measured on R-TSR are included at 80 and 120 percent of target based on comparisons of R-TSR at September 30, 2016 compared to the R-TSR performance levels for 2017 and 2018, respectively, established for the PSUs.
(5)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by company without cause or change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2016. The MIP payment is an annual incentive award paid to all eligible employees.

(6)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2014–2016 performance cycle using the closing stock price on December 30, 2016.

(7)
Upon a change in control, the executive is entitled to her target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2014–2016 performance cycle using the closing stock price on December 30, 2016.

(8)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement.

CELGENE CORPORATION | 2017 Proxy Statement

Scott A. Smith
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	n/a	—	—	$1,282,061(1)	$1,282,061(1)
Acceleration of Stock Options and RSUs	n/a	$5,374,381(2)	$5,374,381(2)	—	$5,374,381(2)
PSU Grants (2015 and 2016)	n/a	$499,218(3)	$499,218(3)	—	$499,218(3)
MIP Payment	n/a	$863,936(4)	$863,936(4)	$863,936(4)	$863,936(4)
LTIP Payment	n/a	$432,891(5)	$432,891(5)	$—	$432,891(6)
Nonqualified Plan	n/a	$542,737(7)	$542,737(7)	$542,737(7)	$542,737(7)
TOTAL	n/a	$7,713,163	$7,713,163	$2,688,734	$8,995,224
(1)
Effective April 15, 2015, executive will be entitled to receive a lump sum payment equal to the executive’s then annual base salary plus target MIP and 12 months of continued benefits.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2016. Mr. Smith’s stock options and RSUs will become fully vested if his employment is terminated without cause in connection with a change in control within two years of the change in control. Additionally, Mr. Smith’s stock options and RSUs will become fully vested upon termination due to death or permanent disability.

(3)
Represents the value of PSU units granted in 2015 and 2016 for the 2015–2017 performance period and the 2016–2018 performance period, respectively, that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 30, 2016. In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control is based on actual results achieved through September 30, 2016 compared to performance goals for total revenue, Adjusted EPS and R-TSR established for the PSUs granted in 2015 and 2016. The portions of the grants that are measured on total revenue and Adjusted EPS are not attributed any value due to total revenue and Adjusted EPS at September 30, 2016 not meeting the threshold levels of performance established for the PSUs. The portion of the grants that are measured on R-TSR are included at 80 and 120 percent of target based on comparisons of R-TSR at September 30, 2016 compared to the R-TSR performance levels for 2017 and 2018, respectively, established for the PSUs.

(4)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by company without cause or change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2016. As of December 31, 2016, Mr. Smith does not meet retirement eligibility. The MIP payment is an annual incentive award paid to all eligible employees. In addition to those events listed in the table above, Mr. Smith will be eligible to receive such amounts in the event of voluntary termination.

(5)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award values which would have been payable in cash for the 2014–2016 performance cycle as of December 31, 2016. As of December 31, 2016, Mr. Smith did not meet retirement eligibility. In addition to those events listed in the table above, Mr. Smith will receive such amounts in the event of voluntary termination.

(6)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects the LTIP award values which would have been payable in cash for the 2014–2016 performance cycle as of December 31, 2016. As of December 31, 2016, Mr. Smith did not meet retirement eligibility. In addition to those events listed in the table above, Mr. Smith will receive such amounts in the event of voluntary termination.

(7)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement. In addition to those events listed in the table above, Mr. Smith will receive such amounts in the event of voluntary termination.

CELGENE CORPORATION | 2017 Proxy Statement

Rupert J. Vessey
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	n/a	—	—	$1,157,866(1)	$1,157,866(1)
Acceleration of Stock Options and RSUs	n/a	$4,052,635(2)	$4,052,635(2)	—	$4,052,635(2)
PSU Grants (2015)	n/a	$271,318(3)	$271,318(3)	—	$271,318(3)
MIP Payment	n/a	$739,281(4)	$739,281(4)	$739,281(4)	$739,281(4)
LTIP Payment	n/a	$702,554(5)	$702,554(5)	—	$702,554(6)
TOTAL	n/a	$5,765,788	$5,765,788	$1,897,147	$6,923,654
(1)
Effective January 1, 2016, executive will be entitled to receive a lump sum payment equal to the executive’s then annual base salary plus target MIP and 12 months of continued benefits.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2016. Dr. Vessey’s stock options and RSUs will become fully vested if his employment is terminated without cause in connection with a change in control within two years of the change in control. Additionally, Dr. Vessey’s stock options and RSUs will become fully vested upon termination due to death or permanent disability.

(3)
Represents the value of PSU units granted in 2015 for the 2015–2017 performance period that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 30, 2016. In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control.

(4)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by company without cause or change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2016. As of December 31, 2016, Dr. Vessey does not meet retirement eligibility. The MIP payment is an annual incentive award paid to all eligible employees. In addition to those events listed in the table above, Dr. Vessey will be eligible to receive such amounts in the event of voluntary termination.

(5)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award values which would have been payable in cash for the 2014–2016 performance cycle, the 2015–2017 performance cycle and the 2016–2018 performance cycle on a pro rata basis as of December 31, 2016. As of December 31, 2016, Dr. Vessey did not meet retirement eligibility. In addition to those events listed in the table above, Dr. Vessey will receive such amounts in the event of voluntary termination.

(6)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award values which would have been payable in cash for the 2014–2016 performance cycle, the 2015–2017 performance cycle and the 2016–2018 performance cycle on a pro rata basis as of December 31, 2016. As of December 31, 2016, Dr. Vessey did not meet retirement eligibility.

CELGENE CORPORATION | 2017 Proxy Statement

DIRECTOR COMPENSATION
On an annual basis, the Compensation Committee, supported by analysis and recommendations from its independent compensation consultant, Radford, considers the cash and equity compensation for our non-employee directors, including the amount and type of compensation, using comparative data, to be paid for the compensation year commencing immediately after the next Annual Meeting of Stockholders. The Compensation Committee currently engages the services of Radford, as its compensation consultant. Radford meets with the Compensation Committee and provides advice regarding the design and implementation of director compensation programs. Radford provides market data annually and makes recommendations regarding director compensation, including amount and forms of compensation. The Compensation Committee then makes recommendations regarding compensation to the Board of Directors, which makes the final determination on compensation for non-employee directors.
Compensation Philosophy
Consistent with our philosophy and practices for our employees, including our NEOs, we believe that compensation for our non-employee directors should be aligned to the interests of our stockholders, and therefore a significant portion of pay should be at-risk. Our non-employee director compensation program therefore is heavily weighted toward equity rather than cash. In 2016, for example, the compensation awarded non-employee directors who served for the full year averaged approximately 20% cash and 80% equity. In addition, equity awards to non-employee directors, which consist of stock options and RSUs are weighted to emphasize stock options, as these awards accrue value only when the market price of our Common Stock is above the exercise price, aligning non-employee director compensation to stock performance. In 2016, stock options comprised approximately 75% of the equity-based compensation awarded to non-employee directors who served for the full year.
Cash Compensation
For the compensation year commencing immediately after the 2017 Annual Meeting (the 2017–2018 compensation year), in accordance with the recommendation of the Compensation Committee, the Board of Directors did not increase the cash compensation to be paid to non-employee directors, though unchanged since 2011 and below prevailing market rates for peer companies. Cash compensation for services on our Board of Directors or committees thereof for the 2017–2018 compensation year is as follows:
Description	Annual Fee (USD)
Director	$75,000
Lead Director	$35,000
Audit Committee Chair	$30,000
Audit Committee Member	$15,000
Executive Committee Chair	$10,000
Executive Committee Member	$5,000
Compensation Committee Chair	$25,000
Compensation Committee Member	$12,500
Nominating Committee Chair	$15,000
Nominating Committee Member	$7,500
Equity Compensation
Overview
For the 2017–2018 compensation year, the Compensation Committee recommended, and the Board of Directors approved, a combination of 25% RSUs and 75% stock options having an aggregate total value on the date of grant of  $450,000.
Those equity awards are in conformity with the terms of a previously disclosed court-approved settlement of a litigation against non-employee members of the Board of Directors. The settlement sets limits on equity grants to non-employee directors for at least four years and requires certain changes in the charter of the Board’s Compensation Committee, which have been made, and certain disclosures concerning non-employee director compensation in our proxy statements.
For the compensation year ending at the 2017 Annual Meeting, non-employee directors received a grant of 11,000 stock options and 1,125 RSUs. All stock options granted to non-employee directors vest in full on the earlier of  (i) the date preceding the date of the first annual stockholders’ meeting held following the grant date, and (ii) the first anniversary of the grant date, provided that the

CELGENE CORPORATION |

director has served in such capacity at all times through such date. All RSUs granted to non-employee directors vest in three equal annual installments, beginning on the first anniversary of the grant date, provided, in each case, that the director has served in such capacity at all times through such date.
Stock Ownership Requirements for Non-Employee Directors
Our non-employee directors are subject to stock ownership guidelines and must attain equity ownership equal to five times the current annual retainer amounts of  $75,000, or $375,000 in stock value. Non-employee directors must meet these ownership requirements no later than the date that is five years after becoming a non-employee director.
Once established, a non-employee director’s target ownership will not re-adjust automatically as a result of changes in his or her annual cash retainer or changes in the price of our Common Stock. However, the Board of Directors or the Compensation Committee may, from time to time, re-evaluate and revise a particular non-employee director’s target ownership in light of such changes. In determining whether a non-employee director meets the guidelines, we consider owned shares and vested restricted or deferred stock units, but we do not consider stock options or unvested RSUs. With the exception of Mr. Bonney, who was elected to our Board of Directors in April 2015, and Dr. Haller, who was elected to our Board of Directors in October 2015, all of our non-employee directors exceed their stock ownership requirements.
DIRECTOR COMPENSATION TABLE
As described more fully below, the following table summarizes the annual compensation for the non-employee directors serving as members of our Board of Directors during fiscal 2016.
Name	Fees Earned or Paid in Cash	RSU Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard W. Barker, D.Phil., OBE	$82,500	$112,478	$337,393	—	—	—	$532,371
Michael W. Bonney	$82,500	$112,478	$337,393	—	—	—	$532,371
Michael D. Casey	$126,250	$112,478	$337,393	—	—	—	$576,121
Carrie S. Cox	$82,500	$112,478	$337,393	—	—	—	$532,371
Michael A. Friedman, M.D.	$78,750	$112,478	$337,393	—	—	—	$528,621
Julia A. Haller, M.D.	$90,000	$112,478	$337,393	—	—	—	$539,871
Gilla Kaplan, Ph.D.	$78,750	$112,478	$337,393	—	—	—	$528,621
James J. Loughlin	$96,250	$112,478	$337,393	—	—	—	$546,121
Ernest Mario, Ph.D.	$93,750	$112,478	$337,393	—	—	—	$543,621
(1)
The value of stock awards in column (c) and stock options in column (d) equals the fair value at date of grant, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The value is calculated in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 14 to our Consolidated Financial Statements included in our Annual Report Form 10-K for fiscal 2016 filed with the SEC.

At December 31, 2016, the aggregate number of outstanding vested and unvested stock option awards held by each non-employee director was: Dr. Barker — 80,300 shares; Mr. Bonney — 31,000 shares; Mr. Casey — 219,082 shares; Ms. Cox — 110,000 shares; Dr. Friedman — 60,300 shares; Dr. Haller — 21,000 shares; Dr. Kaplan — 219,082 shares; Mr. Loughlin — 211,582 shares; and Dr. Mario — 73,900 shares.
At December 31, 2016, the aggregate number of outstanding unvested RSUs held by each non-employee director was: Dr. Barker — 2,526 RSUs; Mr. Bonney — 1,792 RSUs; Mr. Casey — 2,526 RSUs; Ms. Cox — 2,526 RSUs; Dr. Friedman — 2,526 RSUs; Dr. Haller — 1,125 RSUs; Dr. Kaplan — 2,526 RSUs; Mr. Loughlin — 2,526 RSUs; and Dr. Mario — 2,526 RSUs.
At December 31, 2016, the aggregate number of shares deferred upon RSU vesting held by each non-employee director was: Dr. Barker — 333 shares; Mr. Bonney — 333 shares; Ms. Cox — 12,733 shares; Dr. Friedman — 2,038 shares; and Mr. Loughlin — 6,200 shares.
(2)
We do not have a pension plan or a nonqualified deferred compensation plan for our non-employee directors.

CELGENE CORPORATION |

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes shares of our Common Stock to be issued upon exercise of options and warrants, the weighted-average exercise price of outstanding options and warrants and options available for future issuance pursuant to our equity compensation plans as of December 31, 2016:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	81,334,186	$70.62	40,932,709
(1)
Amount includes 7,044,904 RSUs and 463,283 performance-based RSUs, issuable pursuant to our 2008 Stock Incentive Plan. These shares were excluded when calculating the weighted average exercise price of outstanding options, warrants and rights.

CELGENE CORPORATION |

AUDIT COMMITTEE REPORT
Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:
Audit Committee Report to Stockholders
The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent as defined by the Nasdaq Listing Rules. The Audit Committee operates under a written charter approved by the Board of Directors and held nine meetings in fiscal 2016. A copy of the charter is available on the Company’s website at www.celgene.com by choosing the “Investor Relations” link then clicking on the “Corporate Governance” section.
Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the Internal Audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2016 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by PCAOB Auditing Standard No. 16. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.
Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2016 filed with the SEC.
The Audit Committee also has appointed, subject to stockholder ratification, KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017.
Respectfully submitted,
THE AUDIT COMMITTEE
James J. Loughlin, Chairman
Richard W. Barker, D.Phil., OBE
Michael W. Bonney
Carrie S. Cox
Julia A. Haller, M.D.

CELGENE CORPORATION |

PROPOSAL TWO:   Independent Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the current year. Representatives of KPMG LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.
We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Principal Accountant Fees and Services
The following table summarizes fees incurred for professional audit services rendered by our independent registered public accounting firm for the audit of the Company’s annual consolidated financial statements for fiscal 2015 and fiscal 2016, which were pre-approved by the Audit Committee, and fees billed for other services rendered by KPMG in fiscal 2015 and fiscal 2016.
	2015	2016
Audit Fees	$6,660,000	$6,544,800
Audit-Related Fees	$425,000	$25,000
Tax Fees	$1,285,000	$1,500,000
Other	$155,000	$37,000
Audit Fees:   include fees for professional services rendered for the audits of the consolidated financial statements and effectiveness of internal control over financial reporting of the Company, quarterly reviews, statutory audits, consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees:   include fees for audit-related services consisting of employee benefit plan audits for both fiscal 2015 and fiscal 2016 and an audit of a subsidiary in fiscal 2015.
Tax Fees:   include fees for international executive and expatriate tax services.
All Other Fees:   include fees for services to support the Company’s privacy program and safe harbor certification process.
The proposal to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of Common Stock cast in person or by proxy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL TWO

CELGENE CORPORATION | 2017 Proxy Statement

PROPOSAL THREE:   Amendment and Restatement of the Company’s
2008 Stock Incentive Plan
Our stockholders are being asked to approve an amendment and restatement (the “Restated Plan”) of our 2008 Stock Incentive Plan (the “Plan”). The Restated Plan was approved by the Board of Directors on April 19, 2017, subject to stockholder approval. If the Restated Plan is approved by our stockholders at the 2017 Annual Meeting, the Restated Plan will be renamed the “2017 Stock Incentive Plan.” The Restated Plan includes the following key modifications:
•
Adoption of an aggregate share reserve of 275,263,282 shares of our Common Stock. This number includes our current share reserve of 265,263,282 shares of our Common Stock (adjusted to reflect our two-for-one stock split approved on June 18, 2014) and 10,000,000 new shares of our Common Stock;

•
Increase in the maximum individual payment under performance-based cash awards for three-year performance periods to $15,000,000 (pro-rated if the performance period is less than three consecutive fiscal years).

•
Provide that stock options and stock appreciation rights granted under the Restated Plan may not receive dividends, and no other type of award granted under the Restated Plan may receive or retain dividends or dividend equivalents unless the underlying common stock subject to such award vests or are no longer subject to forfeiture restrictions.

•
Provide that, in the event of a change in control, if an award is not continued, assumed or have new rights substituted therefor, the Committee (as defined below) may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of such award. However, with respect to any performance-based award, vesting will be determined based on the higher of  (A) the Committee’s determination and certification of the extent to which the applicable performance goals have been achieved, and (B) the deemed achievement of all relevant performance goals at the “target” level prorated based on service during the performance period prior to the change in control.

•
Provide that, if any performance-based award is subject to vesting after an involuntary termination of employment within the two-year period following a change in control, any vesting of such award shall be determined based on the higher of (A) Committee’s determination and certification of the extent to which the applicable performance goals have been achieved, and (B) the deemed achievement of all relevant performance goals at the “target” level prorated based on service during the performance period prior to the change in control.

•
Extension of the term of the Restated Plan through April 18, 2027 (currently, the Plan is scheduled to expire after April 16, 2024).

In addition to the foregoing, our stockholders are being asked to re-approve the Section 162(m) performance goals under the Restated Plan (including new performance criteria added as described below) so that certain incentive awards granted under the Restated Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of  $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies (other than the chief financial officer). Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years. If stockholders do not approve the Section 162(m) performance goals at the Annual Meeting, then awards granted under the Restated Plan after the first stockholder’s meeting in 2019 will not qualify as exempt performance-based compensation under Code Section 162(m) unless such approval is obtained or stockholders approve other designated performance criteria at or prior to the first stockholders’ meeting in 2019. Notwithstanding the foregoing, awards of stock options and stock appreciation rights will continue to qualify as exempt performance-based compensation under Section 162(m) of the Code even if the stockholders do not approve the Section 162(m) performance goals at or prior to the first stockholders’ meeting in 2019.
We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional new shares of our Common Stock to be included in the aggregate share reserve under the Restated Plan, as amended by the Restated Plan, effective upon and subject to stockholder approval of the Restated Plan, as soon as practicable upon such stockholders’ approval of the Restated Plan.
Background of the Proposal to Approve the Amendment
As of April 20, 2017, the closing price of shares of our Common Stock as reported on Nasdaq, was $123.27 per share. In addition, as of April 20, 2017, stock options and full-value awards outstanding and shares available for grant under all of our equity compensation plans are as follows:

CELGENE CORPORATION | 2017 Proxy Statement

Total
Stock options outstanding, all plans(1)	71,668,891
Full-value awards outstanding, all plans	7,366,852
Shares available for awards, all plans(2)	38,076,985
(1)
As of April 20, 2017, the range of the exercise prices of stock options outstanding under all of our equity compensation plans was $19.24 to $132.56, with a weighted-average exercise price of  $73.68. The weighted-average remaining contractual life of stock options outstanding under all of our equity compensation plans as of April 20, 2017 was 6.1 years.

(2)
Represents shares of our Common Stock reserved for future awards under all of our equity compensation plans as of April 20, 2017.

The Board of Directors believes that if the Proposal is approved, we will be able to continue to:
•
provide long-term performance incentives to our employees that will benefit our Company and our stockholders;

•
build a global inflammation and immunology franchise of world-class talent that supports both our existing products and indications and positions us for future growth with additional indications and products;

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evolve our human capital strategy by hiring thought leaders and innovators in key functions that are critical to our long-term success;

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provide differentiated, meaningful rewards to our top talent and those current employees who provide the greatest value creation for us by granting options and RSUs, and affording these employees the opportunity to earn additional awards based on past performance and expected future contribution; and

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foster our entrepreneurial company philosophy of broad-based employee stock ownership that has helped make us successful.

The Board of Directors recommends that our stockholders approve the Restated Plan (including re-approval of the Section 162(m) performance goals). If the requisite stockholder approval of the Restated Plan is not obtained, the provisions relating to the increase in the aggregate share reserve, the extension of the term of the Plan and the other modifications described above will not take effect. If such approval is not obtained, we may continue to grant awards under the Plan in accordance with the current share reserve and the current terms under the Plan.
The following is a brief summary of the principal provisions of the Restated Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Restated Plan, to be renamed the “2017 Stock Incentive Plan.” A copy of the Restated Plan is annexed to this proxy statement as Appendix B.
Summary of the Restated Plan
The Restated Plan has several features designed to protect stockholder interests and promote effective corporate governance, which are summarized below, including:
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The Restated Plan is administered by independent directors;

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Stock options and stock appreciation rights have a term set by the Compensation Committee up to a maximum of ten years;

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The exercise price of a stock option and the base price of a stock appreciation right cannot be granted below the fair market value of a share of common stock on the date of grant;

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Re-pricing of stock options or stock appreciation rights is not permitted without prior stockholder approval;

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A minimum one-year vesting is required for all awards, including time-vested and performance-vested awards, except for awards not exceeding 5% of the total Restated Plan share reserve;

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Stock options and stock appreciation rights may not receive dividends, and other awards may only receive dividends upon vesting of underlying shares subject to the award;

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Grants of awards to eligible employees in any given year are subject to certain limits; and

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“Double-trigger” requirements, upon certain limited termination events, must be met to accelerate vesting of equity awards granted on or after July 1, 2011 in the event of a change in control.

Purpose; Eligibility.   The purpose of the Restated Plan is to enable us and our affiliates to attract, retain and motivate employees and non-employee directors who are important to our success and growth, and to strengthen the mutuality of interests between such individuals and our stockholders by granting such individuals stock-based incentives and other equity interests in us.

CELGENE CORPORATION | 2017 Proxy Statement

Administration.   The Restated Plan is administered by the Compensation Committee or such other committee or subcommittee appointed from time to time by the Board of Directors (referred to as the “Committee”), which is intended to consist of two or more non-employee directors, each of whom will be, to the extent required by Rule 16b-3 under the Exchange Act, Section 162(m) of the Code and the rules of the Financial Industry Regulatory Authority, a non-employee director as defined in Rule 16b-3, an outside director as defined under Section 162(m) of the Code and an independent director as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, the validity of the awards and grants and the interpretations or other actions of the Committee will not be affected. The Committee has the full authority to select those individuals eligible to receive awards and the amount and type of awards.
Types of Awards.   The Restated Plan provides for the grant of any or all of the following types of awards to eligible employees: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights (SARs), in tandem with stock options or freestanding; (iii) restricted stock; (iv) other stock-based awards, including restricted stock units (RSUs); and (v) performance-based awards. The Restated Plan provides for grants of non-qualified stock options and RSUs to non-employee directors.
Stock Options.   Options may be in the form of incentive stock options or non-qualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the term of the option (which will not exceed ten years, provided that the term of an incentive stock option granted to a 10% stockholder will not exceed five years), the exercise price per share of stock subject to the option, the vesting schedule and the other material terms of the option. Stock options will be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of the one-year period upon a “change in control” (as defined in the Restated Plan) or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition. Notwithstanding the above, awards with respect to up to 5% of the total number of shares reserved for awards under the Restated Plan may be granted to any participant without regard to any limit on minimum vesting requirements. No stock option may have an exercise price less than the “fair market value” (as defined in the Restated Plan) of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of the fair market value of the Common Stock).
The exercise price upon exercise may be paid in cash, shares of Common Stock for which the recipient has good title free and clear of any lien or encumbrance or, if the Common Stock is traded on a national securities exchange, and to the extent permitted by law, through the delivery of irrevocable instructions to a broker to deliver to us an amount equal to the exercise price. The Committee also may provide, at the time of grant, that the shares to be issued upon the exercise of a stock option be in the form of restricted stock or may reserve a right to do so after the time of grant.
The Restated Plan contains an express prohibition against repricing stock options and SARs. Without stockholder approval we are prohibited from either (i) reducing the exercise price of an outstanding stock option or SAR or (ii) simultaneously canceling stock options or SARs for which the exercise price exceeds the then current fair market value of the underlying Common Stock and granting a new stock option or SAR with an exercise price equal to the then current fair market value of the underlying Common Stock. In addition, the Restated Plan expressly prohibits us from repurchasing stock options without stockholder approval if the per share exercise price of the stock option is less than the fair market value of a share of Common Stock.
Stock Appreciation Rights or SARs.   The Committee may grant SARs either with a stock option, referred to as Tandem SARs, or independent of a stock option, referred to as Non-Tandem SARs. A SAR is a right to receive a payment in Common Stock, equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the reference price per share of Common Stock established in connection with the grant of the SAR. The reference price per share covered by a SAR will be the per share exercise price of the related option in the case of a Tandem SAR and will be the per share fair market value of Common Stock on the date of the grant in the case of a Non-Tandem SAR. The Committee also may grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control or such other event as the Committee may, in its sole discretion, designated at the time of grant or thereafter. SARs will be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of the one-year period upon a “change in control” (as defined in the Restated Plan) or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition. Notwithstanding the above, awards with respect to up to 5% of the total number of shares reserved for awards under the Restated Plan may be granted to any participant without regard to any limit on minimum vesting requirements.
Restricted Stock.   The Committee may award shares of restricted stock. Upon the recipient’s acceptance of an award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender such shares. The payment of dividends, if any, shall be deferred until the date that the relevant share of restricted stock vests and the restrictions thereon lapse.

CELGENE CORPORATION | 2017 Proxy Statement

Recipients of restricted stock are required to enter into a restricted stock award agreement with us that states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, which may be based on service, attainment of performance goals and such other factors as the Committee may determine in its sole discretion, or a combination thereof, the Committee may provide for the lapse of such restrictions in installments in whole or in part or may accelerate or waive such restrictions at any time. If the lapse of the relevant restriction is based on the attainment of performance goals, the Committee shall establish the goals, formulae or standards and the applicable vesting percentage for the restricted stock awards applicable to recipients. Restricted stock is subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of the one-year period upon a “change in control” (as defined in the Restated Plan) or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition. Notwithstanding the above, awards with respect to up to 5% of the total number of shares reserved for awards under the Restated Plan may be granted to any participant without regard to any limit on minimum vesting requirements.
Other Stock-Based Awards.   The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, RSUs and deferred stock units) under the Restated Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee shall determine the terms and conditions of any such other award, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. Other stock-based awards (other than those granted upon completion of a performance period) are subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of the one-year period upon a “change in control” (as defined in the Restated Plan) or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition. Notwithstanding the above, awards with respect to up to 5% of the total number of shares reserved for awards under the Restated Plan may be granted to any participant without regard to any limit on minimum vesting requirements. The performance goals for such other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the Restated Plan and discussed in general below.
Performance-Based Awards.   The Committee may award Common Stock and other awards (including awards of cash) that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock or the attainment of pre-established performance goals (“Performance Awards”). Performance Awards (other than those granted upon completion of a performance period) are subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of the one-year period upon a “change in control” (as defined in the Restated Plan) or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition. Notwithstanding the above, awards with respect to up to 5% of the total number of shares reserved for awards under the Restated Plan may be granted to any participant without regard to any limit on minimum vesting requirements.
Performance Awards may be granted either alone or in addition to or in tandem with stock options, SARs or restricted stock. Performance Awards may be paid in Common Stock, restricted stock or cash as the Committee may determine at grant and they will be subject to such other terms and conditions as the Committee may prescribe, including the attainment of performance goals established by the Committee for a specified performance period (which period may not exceed three years). These awards may be designed in a manner intend to comply with Section 162(m) of the Code so as to preserve the tax deductibility of such awards.
If the awards are intended to comply with Section 162(m) of the Code, the performance goals will be based on one or more of the following criteria: (i) revenues, earnings, income before income taxes and non-recurring items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) after-tax or pre-tax profits; (iii) operational cash flow; (iv) level of, reduction of or other specified objectives with regard to our bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders’ equity; (viii) economic value-added targets; (ix) fair market value of the shares of Common Stock; (x) the growth in the value of an investment in Common Stock assuming the reinvestment of dividends; (xi) filing of a new drug application or the approval of such application by the U.S. Food and Drug Administration; (xii) launch of a new drug; (xiii) research and development milestones; (xiv) successful completion of clinical trial phases, (xv) level of, reduction of or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expense or costs or other expenses or costs; (xvi) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expense or interest); (xvii) total stockholder return; (xviii) return on assets or net assets; (xix) return on sales; (xx) operating profit or net operating profit; (xxi) operating margin; (xxii) gross or net profit margin;

CELGENE CORPORATION | 2017 Proxy Statement

(xxiii) cost reductions or savings or other expense control targets; (xxiv) productivity or productivity ratios; (xxv) operating efficiency; (xxvi) customer satisfaction; (xxvii) working capital; (xxviii) market share; (xxix) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; (xxx) aggregate product price and other product price measures; (xxxi) safety record; (xxxii) personal management objectives or achievement of objective business and operational goals, such as market share, new products, and/or business development; or (xxxiii) achievement of specified milestones in the manufacturing or commercialization of one or more of our products. In addition, such performance goals may be based upon the attainment of specified levels of our (or our subsidiary, division or other operational unit) performance under one or more of the measures described above relative to the performance of other corporations. The performance criteria identified above in clauses (xxix) through (xxxiii) are new additions to the Restated Plan.
To the extent permitted under the Code, the Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria. Without limiting the generality of the foregoing, each applicable performance criteria may be structured with respect to an award to provide for appropriate adjustment for one or more of the following items or any similar item or event: (A) asset impairments or write-downs; (B) litigation and governmental investigation expenses and judgments, verdicts or claim settlements; (C) the effect of changes in tax law, accounting principles or other laws, regulations or provisions affecting reported results; (D) the effect of exchange rates for non-US dollar denominated net sales or goals based on operating profit, earnings or income; (E) accruals for reorganization and restructuring programs; (F) any unusual in nature or infrequently occurring items, as determined in accordance with applicable financial accounting principles; (G) items of income, gain, loss or expense attributable to the operations of any business acquired by the Company (or any parent or subsidiary of the Company) or of any joint venture established by the Company (or any parent or subsidiary of the Company); (H) costs and expenses incurred in connection with business combinations and divestitures, and other mergers and acquisitions; (I) items of income, gain, loss or expense attributable to one or more business operations divested by the Company (or any parent or subsidiary of the Company) or the gain or loss realized upon the sale of any such divested business or the assets thereof; (J) share-based compensation expense; (K) collaboration-related upfront expenses; (L) research and development asset acquisition expense; (M) costs associated with restructuring initiatives, including plant closings and employee layoffs; (N) costs and expenses for significant fair value adjustments to equity investments, significant litigation-related loss contingency accruals and expenses to settle other disputed matters; (O) net income tax impact of the non-tax adjustments provided herein or other significant income tax items not associated with the Company’s normal, recurring operations; (P) the effect of any change in the outstanding shares of Common Stock effected by reason of a stock split, stock dividend, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change or any distributions to the Company’s stockholders other than regular cash dividends; or (Q) any other items that are not normal, recurring, cash operating expenses.
Awards for Non-Employee Directors.   Non-employee directors may be granted stock options and RSUs from time to time in the sole and absolute discretion of the Compensation Committee.
Stock options granted to non-employee directors will vest as follows: (i) grants made to a non-employee director upon the date of the non-employee director’s initial election or appointment as a member of the Board of Directors will vest in four equal annual installments with the first installment vesting on the first anniversary of the date of grant and the remaining installments vesting on each of the next three anniversaries of the date of grant (provided that the holder thereof has been a non-employee director of the Company at all times through each such date), except that if a non-employee director fails to stand for election at an annual meeting and such annual meeting occurs prior to the date that a portion of a stock option that was granted to the non-employee director upon his or her initial election or appointment to the Board of Directors would have otherwise vested in the year of such annual meeting, such portion will vest on the day preceding the annual meeting subject to the non-employee director continuing as a Director until such date, and (ii) grants made on and after an annual stockholders’ meeting to the non-employee directors who are elected at such annual meeting to continue as a member of the Board of Directors will vest on the earlier of the day preceding the date of the first annual meeting held following the date of grant and the first anniversary of the date of grant, provided that, in each case, the holder thereof has been a non-employee director at all times through such date. Further, all stock option grants made to a non-employee director will become fully vested upon the non-employee director’s death or disability. One-third of the RSUs granted to non-employee directors will vest on each of the first, second and third anniversaries of the date of grant, provided that the holder thereof has been a non-employee director of the Company at all times through each such date. Unvested RSUs will become vested prior to the completion of such three-year period upon the non-employee director’s retirement, disability or death. Stock options and RSUs granted to non-employee directors prior to April 15, 2015 will become fully vested upon a change in control. Stock options and RSUs granted to Non-Employee directors on or after April 15, 2015 will become vested upon the non-employee director’s failure to stand for re-election or be re-elected or the removal or resignation of the non-employee director at the request of a person or entity effecting the change in control, in each case upon or following a change in control.

CELGENE CORPORATION | 2017 Proxy Statement

Awards for non-employee directors will be subject to all other terms and conditions of the Restated Plan. In addition, a non-employee director may elect to defer the payment of RSUs in a manner specified in the Restated Plan and in a manner intended to comply with Section 409A of the Code. Upon a non-employee director’s termination for any reason, all unvested awards will terminate and expire as of the date of termination, provided that stock options that were exercisable on the date of termination for any reason other than cause and that have not expired may be exercised for a period of three years following the non-employee director’s date of termination. In addition, upon a change in control or a non-employee director’s disability or death, the non-employee director’s outstanding awards will become fully vested and any stock option will become immediately exercisable in its entirety. In the event of a non-employee director’s termination for cause, all outstanding awards (whether vested or unvested) will be immediately forfeited.
Notwithstanding the foregoing, the aggregate amount of equity compensation that may be provided to non-employee directors during each “compensation year” that commences in each of calendar years 2015 through 2018 shall consist of stock options and/or restricted stock units having an aggregate value not in excess of 7,500 restricted stock units (treating each restricted stock unit, solely for this purpose, as having the equivalent value of one non-qualified stock option to purchase three (3) shares of our Common Stock), subject to any applicable adjustment in accordance with the terms of the plan. A “compensation year” means the period beginning immediately after the occurrence of an annual meeting of our stockholders and ending immediately prior to the occurrence of the annual meeting of our stockholders in the immediately subsequent calendar year.
Term.   Awards under the Restated Plan may not be made on or after April 19, 2027, but awards granted prior to such date may extend beyond that date. Awards (other than stock options and SARs) that are intended to be “performance-based” under Section 162(m) of the Code will not be made on or after the first stockholders’ meeting in the fifth year following the year of the last stockholder approval of the performance goals in the Restated Plan as described above (i.e., the first stockholders’ meeting in 2022).
Amendment and Termination.   The Restated Plan provides that it may be amended, in whole or in part, suspended or terminated by the Board of Directors, except that no such amendment, suspension or termination will be made without stockholder approval to the extent such approval is required by any exchange or system on which our securities are then listed or traded, applicable state law, the exception for performance-based compensation under Section 162(m) of the Code or Section 422 of the Code (with respect to incentive stock options).
Share and Other Limitations.   If this Proposal is approved by stockholders, a maximum of 275,263,282 shares of Common Stock may be issued or used for reference purposes under the Restated Plan, subject to adjustment as provided in the Restated Plan. This number includes our current share reserve of 265,263,282 shares of Common Stock in effect prior to amending the Restated Plan and 10,000,000 new shares of our Common Stock. In general, if awards under the Restated Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the Restated Plan. Each share of our Common Stock subject to awards of restricted stock, other stock-based awards or Performance Awards denominated in Common Stock under the Restated Plan, or that for any reason is cancelled, or expires or terminates unexercised after such date, will be counted as 2.15 shares with respect to the aggregate share reserve under the Restated Plan. The number of shares of Common Stock available for the purpose of awards under the Restated Plan will be reduced by (i) the total number of stock options or SARs exercised, regardless of whether any of the shares of Common Stock underlying such awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any stock option or SAR. Shares of Common Stock repurchased by us on the open market with the proceeds of a stock option exercise price will not be added to the aggregate share reserve.
Subject to adjustment in accordance with the Restated Plan, the maximum number of shares of Common Stock subject to stock options, SARs, other stock-based awards or Performance Awards denominated in shares of Common Stock that may be granted to any eligible employee under the Restated Plan shall be 3,000,000 for any fiscal year (or, with respect to Performance Awards, pro-rated if the performance period (which is generally three consecutive fiscal years) is less than three consecutive fiscal years) during the term of the Restated Plan. The maximum payment under any Performance Award denominated in cash shall be $15,000,000 for any fiscal year (pro-rated if the performance period is less than three consecutive fiscal years). There are no limitations on the number of shares of our Common Stock that may be issued or used for reference purposes for awards of restricted stock or other stock-based awards that are not intended to comply with the performance-based exception under Section 162(m) of the Code.
The Committee will make appropriate adjustments in a manner that it deems equitable to the number of shares available for awards and the terms of outstanding awards under the Restated Plan to reflect any change in our capital structure or business by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.
Any rights granted to a participant under an award to receive or retain dividends or dividend equivalents with respect to the shares of Common Stock will be subject to the same vesting and/or forfeiture conditions as are applicable to the award, and (ii) the holder of any stock option or stock appreciation right will not be entitled to receive dividends or dividend equivalents with respect to the number of shares of common stock subject to such stock option or stock appreciation right.

CELGENE CORPORATION | 2017 Proxy Statement

Change in Control.   In general, unless determined otherwise by the Committee at the time of grant, upon a change in control, all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award granted prior to July 1, 2011 will immediately lapse and any unvested awards will automatically become 100% vested. Equity awards granted on and after July 1, 2011, will not immediately vest upon a change in control, but will vest upon an involuntary termination without cause that occurs within two (2) years following a change in control (i.e., upon a “double trigger”); provided that if any such award is subject to vesting based on the attainment of performance goals, any vesting and/or payout of such award will be determined based on the higher of  (A) the Committee’s determination and certification of the extent to which the applicable performance goals have been actually achieved and (B) the deemed achievement of all relevant performance goals at the “target” level prorated based on service during the performance period prior to the change in control.
Transferability.   Although awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or thereafter that a nonqualified stock option is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. If a nonqualified stock option is transferable, it is anticipated that the options may be transferred solely to immediate family members or trusts, partnerships or other family entities and, to the extent permitted by the Committee, to charitable organizations.
Certain U.S. Federal Income Tax Consequences
The rules concerning the federal income tax consequences with respect to stock options granted pursuant to the Restated Plan are highly technical. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences as of the date of this Proxy Statement; it does not set forth any non-U.S., state or local income tax, estate tax or other tax consequences that may be applicable.
The following summary is included for general information only and does not purport to address all of the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of Common Stock.
Incentive Stock Options.   Options granted under the Restated Plan may be incentive stock options as defined in the Code, provided that such options satisfy the requirements under the Code. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to us. The sale of Common Stock received pursuant to the exercise of an option which satisfied all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the exercise price, and will not result in a tax deduction to us. To receive incentive stock option treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted or (ii) within one year after the date of exercise.
If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain (in an amount equal to the lesser of  (i) the fair market value of the Common Stock on the date of exercise (or, with respect to officers, the date that sale of such stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price or (ii) the amount realized on the disposition minus the exercise price) is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee’s holding period prior to disposal of the stock. We generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.
The Restated Plan provides that an optionee may pay for Common Stock received upon the exercise of an option (including an incentive stock option) with other shares of Common Stock for which the optionee has good title free and clear of any lien or encumbrance. In general, an optionee’s transfer of stock acquired pursuant to the exercise of an incentive stock option, to acquire other stock in connection with the exercise of an incentive stock option, may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.
Nonqualified Stock Options.   An optionee will realize no taxable income at the time he or she is granted a nonqualified stock option. Such conclusion is predicated on the assumption that, under existing U.S. Treasury Department regulations, a nonqualified stock option, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a nonqualified stock option is exercised, provided the Common Stock issued is not restricted stock. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the exercise price. The optionee’s holding period with respect to the shares acquired will begin on the date of exercise.

CELGENE CORPORATION | 2017 Proxy Statement

The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of    (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock disposed of. If the Common Stock issued is restricted stock, different rules may apply. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), we generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option.
Certain Other Tax Issues.   In addition, (i) any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on our part is subject to the applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by us; and (iv) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.
In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of    $1,000,000 per year per person paid to its chief executive officer and the three other most highly paid executive officers (other than the chief financial officer). Options will generally qualify under as “performance-based” compensation not subject to the $1,000,000 limitation under Section 162(m) of the Code if the options are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The Restated Plan is intended to satisfy these requirements with respect to options, SARs, certain Performance Awards and other stock based awards. Awards of restricted stock and RSUs under the Restated Plan generally do not satisfy, and certain other Performance Awards may not satisfy, the exception for performance-based compensation under Section 162(m) of the Code.
Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Restated Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.
The Restated Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.
Under the Restated Plan the terms and number of options or other awards to be granted in the future are to be determined in the discretion of the Committee. Since no such determination regarding awards or grants has yet been made, the benefits or amounts that will be received by or allocated to our executive officers and other eligible employees cannot be determined at this time.
The Proposal to approve the amendment and restatement of our 2008 Stock Incentive Plan (to be renamed the “2017 Stock Incentive Plan”) will require the affirmative vote of the holders of a majority of the shares of Common Stock cast in person or by proxy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL THREE

CELGENE CORPORATION | 2017 Proxy Statement

PROPOSAL FOUR:   Advisory Vote on Executive Compensation
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rules promulgated thereunder, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as described below. We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation programs.
The Board of Directors believes that our compensation arrangements for executive officers are designed to attract, motivate and retain a talented team of executives who will provide leadership and promote the creation of long-term stockholder value and position the Company for continued growth and success. We seek to accomplish these goals in ways that reward performance and that are aligned with stockholders’ long-term interests. We believe that our executive compensation programs, which emphasize long-term equity awards and performance-based incentive programs, satisfy our goal of creating a close relationship between performance and compensation, as more fully described in the Compensation Discussion and Analysis. Our equity compensation (which is awarded in the form of stock options, restricted stock units and performance stock units) is designed to build executive ownership and align financial incentives focused on the achievement of our long-term strategic goals (both financial and non-financial). Our performance-based compensation consists of: (i) a short-term program that provides annual variable compensation based on attainment of annual corporate goals; and (ii) a three-year performance plan based on the achievement of certain financial metrics. We believe the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses our compensation philosophy in detail.
Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation program for the named executive officers. Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.
We ask our stockholders to vote in favor of the compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the compensation tables. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2017 Annual Meeting of Stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL FOUR

CELGENE CORPORATION | 2017 Proxy Statement

PROPOSAL FIVE:   Advisory Vote on Frequency of Say-on-Pay Votes
As described in Proposal Four above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers. The advisory vote on executive compensation described in Proposal Four above is referred to as a “say-on-pay vote.”
The Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC rules promulgated thereunder also require us to submit an advisory vote at least once every six years as to the frequency of the say-on-pay vote. Accordingly, this Proposal Five affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual meetings (or special meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal Five, stockholders may vote to have the say-on-pay vote every year, every two years or every three years, or may abstain from voting on the matter.
In voting on this proposal, you should mark your proxy for one year, two years or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.
After careful consideration the Board of Directors believes that the frequency of the stockholder vote on the compensation of the Company’s named executive officers should be once every year as the Board of Directors believes that stockholders should have the opportunity to determine whether executive compensation has been properly designed and measured against performance each and every year. This is consistent with our overall executive compensation philosophy which links pay primarily to the achievement of financial and strategic corporate performance objectives that are directly related to the achievement of both short-term and long-term strategic business objectives. Additionally, the Board of Directors considered the initial vote on frequency of the say-on-pay vote in 2011 in which the stockholders overwhelmingly supported a say-on-pay vote every year.
While the Board of Directors recommends an annual vote, stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation. Rather, stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years or abstain, when voting. The option that receives the majority of votes cast by stockholders will be considered the advisory vote of the stockholders. Although as an advisory vote this proposal is not binding on the Company or the Board, the Board values the opinions that our stockholders express through their votes and will carefully consider the stockholder vote, even if none of the options obtains a majority vote, along with all other views expressed by our stockholders, when considering how frequently we should hold the say-on-pay vote. The Board may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option that receives the highest number of votes by our stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE ON PROPOSAL FIVE
TO HOLD THE SAY-ON-PAY VOTE EVERY YEAR

CELGENE CORPORATION | 2017 Proxy Statement

PROPOSAL SIX:   (Stockholder Proposal)
The stockholder proposal set forth below was submitted to the Company by John Chevedden, a purported owner of shares of our Common Stock having a minimum value as set forth in Rule 14a-8 of the Exchange Act allowing submission of proposals by stockholders meeting certain requirements. Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. The Company is not responsible for the contents of this proposal or the supporting statement of Mr. Chevedden. Mr. Chevedden has advised the Company that he intends to present the proposal at our Annual Meeting. Our Board recommends a vote against the proposal for the reasons set forth following the proposal.
“Proposal [6] - Executive Pay Confidential Voting
Shareholders request our Board of Directors to take the steps necessary to adopt a by-law that prior to the Annual Meeting, the outcome of votes cast by proxy on certain executive pay matters, including a running tally of votes for and against, shall not be available to management or the Board and shall not be used to solicit votes. Certain maters [sic] include the topics of say on executive pay and management-sponsored or board-sponsored resolutions seeking approval of executive pay plans. This proposal would not prohibit management access to shareholder comments submitted along with shareholder meeting ballots. This proposal is limited to executive pay items. Shareholders could still waive the confidentiality of their ballots on executive pay items - for instance by checking a box on the ballot.
Our management can now monitor incoming votes and then use shareholder money to blast shareholders with costly solicitations on matters where they have a direct self-interest such as such as [sic] the ratification of lucrative stock options and to obtain artificially high votes for their lucrative executive pay.
Our management can now do an end run on the effectiveness of say on pay votes. Instead of improving executive pay practices in response to disapproving shareholder votes, our management can efficiently manipulate the say on pay vote to a higher percentage. Without confidential voting our management can simply blast shareholders by using multiple professional proxy solicitor firms at shareholder expense (no disclosure of the cost) with one-way communication by mail and electronic mail (right up to the deadline) to artificially boost the vote for their self-interest executive pay ballot items.
It is important for shareholders that the company get executive pay right in order to give management the best-focused incentive for long-term shareholder value. Executive pay is not ordinary business.
Please vote to enhance shareholder value:
Executive Pay Confidential Voting-Proposal [6]”
BOARD STATEMENT OPPOSING PROPOSAL SIX

After consideration, the Board has concluded that this stockholder proposal, which is intended to address a problem that does not exist at Celgene, would unnecessarily impair the Board’s ability to communicate with and respond to the concerns of stockholders, and is therefore not in the best interests of Celgene and its stockholders. The Board recommends that you vote AGAINST this proposal.

The proposal intends to address a problem that does not exist at Celgene.

The Company treats the proxy solicitation process as a means of communicating with stockholders, not, as the proposal implies, as an opportunity to pressure stockholders. Contrary to the impression given by the proponents’ supporting statement, the Company has no need “to artificially boost the vote” for executive pay ballot items. Since say-on-pay votes were first mandated by the Dodd–Frank Wall Street Reform and Consumer Protection Act, we have conducted five annual say-on-pay votes. In each of those votes, at least 94% of the total votes cast approved our management’s executive compensation arrangements. Beyond demonstrating an exceedingly high approval rating for the Company’s executive compensation practices, those vote outcomes suggest that communication between the Company and stockholders on executive compensation practices has flowed, as it should, in both directions. The proposal, if implemented, would hinder that communication by imposing a restriction to solve a problem that simply does not exist at Celgene.

CELGENE CORPORATION | 2017 Proxy Statement

The proposal would impede rather than promote Board responsiveness to stockholder concerns.

By seeking to withhold from the Company a running tally of votes for and against executive compensation matters, this proposal could deprive both the Company and its stockholders of an opportunity for communication during a pivotal period in the voting process. The period leading up to the annual meeting — when stockholders arguably have the most direct participation in corporate governance — can be a particularly opportune time for stockholders to express their concerns to management and the Board. With respect to stockholders who have not yet voted, if the Company knows who those stockholders are, it would have the opportunity to contact them and understand the concerns they may have about voting on a particular proposal. If, on the other hand, a number of stockholders have voted against a Board proposal relating to executive compensation, communication with those stockholders prior to the final vote tally could assist the Board in deciding how best to respond to their concerns. The range of potential Board responses is wide and could include modifying or even withdrawing entirely the proposal. Without Company access to a running vote tally, constructive dialog at a pivotal time between management and stockholders on important governance matters, including compensation plans that affect employees generally, may be hampered, if not rendered impossible. The only practical communication choices for a company blindfolded with respect to stockholder sentiment would be no communication or communication that may fail to appropriately address stockholders’ concerns.

The proposal is unnecessary to enable stockholders to keep their votes confidential.

Stockholders who hold their shares through a broker, bank or other nominee — often referred to as “beneficial ownership” — already have the ability to vote confidentially by electing to have their identity withheld from the Company. For the overwhelming majority of our stockholders, who in fact hold their shares through brokers, banks and other nominees, individual voting decisions are already confidential. For any stockholder who owns shares in his own name (i.e. a “record holder”) the same confidentiality can be obtained by re-registering their shares in the name of a broker, bank or other nominee.

For the foregoing reasons, the Board unanimously recommends that you vote “AGAINST” the adoption of this stockholder proposal. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a stockholder indicates otherwise in the proxy.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THE ADOPTION OF PROPOSAL SIX

CELGENE CORPORATION | 2017 Proxy Statement

PROCEDURES FOR STOCKHOLDER PROPOSALS
Stockholders wishing to include proposals in the proxy materials in relation to our Annual Meeting of Stockholders to be held on or about June 13, 2018 must submit the same in writing, by mail, first-class postage pre-paid, to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901, Attention: Corporate Secretary, which must be received at our executive office on or before December 29, 2017. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.
Stockholders who intend to present a proposal at the 2018 Annual Meeting, without including such proposal in our proxy statement, must provide our Corporate Secretary with written notice of such proposal between the close of business on March 16, 2018 and the close of business on April 15, 2018; provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the 2018 Annual Meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2018 Annual Meeting was mailed or such public disclosure of the date of the 2018 Annual Meeting was made, whichever first occurs. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.
A stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our By-laws may nominate and include in our proxy materials director nominees constituting up to 20% of our Board or two persons, whichever is greater. Written notice of a proxy access nomination for inclusion in our proxy materials for the 2018 Annual Meeting must be received by the Corporate Secretary at the address above not earlier than the close of business on November 28, 2017, and not later than the close of business on December 28, 2017; provided, that in the event the date of the 2018 Annual Meeting is more than 30 days before or more than 70 days after April 27, 2018, then such notice must be so delivered not earlier than the close of business on the 150th day prior to the 2018 Annual Meeting and no later than the close of business on the later of the 120th day prior to the 2018 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by the Company.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
To the extent we deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.
We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (908) 673-9000 or by mail to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901. Any stockholders residing at the same address and currently receiving separate copies of the proxy materials who wish to receive only one copy of the proxy materials for the household may request that only a single copy be sent to the household. Requests should be directed to our Corporate Secretary by phone at (908) 673-9000 or by mail to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.
OTHER MATTERS
Upon written request addressed to our Corporate Secretary at 86 Morris Avenue, Summit, New Jersey 07901 from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2016 Annual Report on Form 10-K filed with the SEC.
Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
By Order of the Board of Directors,
Robert J. Hugin
Executive Chairman
April 27, 2017

CELGENE CORPORATION | 2017 Proxy Statement

YOU HAVE THE OPTION OF VOTING YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR TOLL FREE VIA TOUCH-TONE PHONE AT 1-800-690-6903. YOU MAY VOTE UNTIL 11:59 P.M. EASTERN TIME ON JUNE 13, 2017.
ALTERNATIVELY, STOCKHOLDERS MAY CHOOSE TO VOTE BY MAIL VIA PROXY. IF YOU WISH TO VOTE BY PROXY, WE WILL PROMPTLY DELIVER, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE PROXY MATERIALS TO YOU. WE WILL FILL YOUR REQUEST IN THREE BUSINESS DAYS. YOU MAY REQUEST PAPER OR E-MAIL DELIVERY BY CALLING 1-800-579-1639 OR BY MAIL TO CELGENE CORPORATION, 86 MORRIS AVENUE, SUMMIT, NEW JERSEY 07901, ATTENTION: INVESTOR RELATIONS.
UPON RECEIPT OF A PROXY CARD, YOU ARE REQUESTED TO DATE AND SIGN THE PROXY AND RETURN IT IN THE SELF-ADDRESSED ENVELOPE WHICH WE WILL PROVIDE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

CELGENE CORPORATION | 2017 Proxy Statement

Appendix A
Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains certain non-GAAP financial measures based on management’s view of performance including:
•
Adjusted research and development expense

•
Adjusted selling, general and administrative expense

•
Adjusted operating margin

•
Adjusted net income

•
Adjusted earnings per share

Management uses such measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these adjusted financial measures provide useful and meaningful information to us and investors because they enhance investors’ understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. When preparing these supplemental non-GAAP financial measures we typically exclude certain GAAP items that management does not consider to be normal, recurring, cash operating expenses but that may not meet the definition of unusual or non-recurring items. Other companies may define these measures in different ways. The following categories of items are excluded from adjusted financial results:
Acquisition and Divestiture-Related Costs:   We exclude the impact of certain amounts recorded in connection with business combinations and divestitures from our adjusted financial results that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets, amortization of purchase accounting adjustments to inventories, intangible asset impairment charges and expense or income related to changes in the estimated fair value measurement of contingent consideration. We also exclude transaction and certain other cash costs associated with business acquisitions and divestitures that are not normal recurring operating expenses, including severance costs which are not part of a formal restructuring program.
Share-based Compensation Expense:   We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.
Collaboration-related Upfront Expenses:   We exclude collaboration-related upfront expenses from our adjusted financial results because we do not consider them to be normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. Upfront payments to collaboration partners are made at the commencement of a relationship anticipated to continue for a multi-year period and provide us with intellectual property rights, option rights and other rights with respect to particular programs. The variability of amounts and lack of predictability of collaboration-related upfront expenses makes the identification of trends in our ongoing research and development activities more difficult. We believe the presentation of adjusted research and development, which does not include collaboration-related upfront expenses, provides useful and meaningful information about our ongoing research and development activities by enhancing investors’ understanding of our normal, recurring operating research and development expenses and facilitates comparisons between periods and with respect to projected performance. All expenses incurred subsequent to the initiation of the collaboration arrangement, such as research and development cost-sharing expenses/reimbursements and milestone payments up to the point of regulatory approval are considered to be normal, recurring operating expenses and are included in our adjusted financial results.
Research and Development Asset Acquisition Expense:   We exclude costs associated with acquiring rights to pre-commercial compounds because we do not consider such costs to be normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. Research and development asset acquisition expenses includes expenses to acquire rights to pre-commercial compounds from a collaboration partner when there will be no further participation from the collaboration partner or other parties. The variability of amounts and lack of predictability of research and development asset acquisition expenses makes the identification of trends in our ongoing research and development activities more difficult. We believe the presentation of adjusted research and development, which does not include research and development asset acquisition expenses, provides useful and meaningful information about our ongoing research and development activities by enhancing investors’ understanding of our normal, recurring operating research and development expenses and facilitates comparisons between periods and with respect to projected performance.

CELGENE CORPORATION | 2017 Proxy Statement

Restructuring Costs:   We exclude costs associated with restructuring initiatives from our adjusted financial results. These costs include amounts associated with facilities to be closed, employee separation costs and costs to move operations from one location to another. We do not frequently undertake restructuring initiatives and therefore do not consider such costs to be normal, recurring operating expenses.
Certain Other Items:   We exclude certain other significant items that may occur occasionally and are not normal, recurring, cash operating expenses from our adjusted financial results. Such items are evaluated on an individual basis based on both the quantitative and the qualitative aspect of their nature and generally represent items that, either as a result of their nature or magnitude, we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from adjusted financial results would be: expenses for significant fair value adjustments to equity investments, significant litigation-related loss contingency accruals and expenses to settle other disputed matters.
Estimated Tax Impact From Above Adjustments:   We exclude the net income tax impact of the non-tax adjustments described above from our adjusted financial results. The net income tax impact of the non-tax adjustments includes the impact on both current and deferred income taxes and is based on the taxability of the adjustment under local tax law and the statutory tax rate in the tax jurisdiction where the adjustment was incurred.
Non-Operating Tax Adjustments:   We exclude the net income tax impact of certain other significant income tax items, which are not associated with our normal, recurring operations (“Non-Operating Tax Items”), from our adjusted financial results. Non-Operating Tax Items include items which may occur occasionally and are not normal, recurring operating expenses (or benefits), including adjustments related to acquisitions, divestitures, collaborations, certain adjustments to the amount of unrecognized tax benefits related to prior year tax positions, and other similar items.
See the attached Reconciliation of GAAP to Adjusted (Non-GAAP) Net Income for explanations of the amounts excluded and included to arrive at the adjusted measures for the year ended December 31, 2016.

CELGENE CORPORATION | 2017 Proxy Statement

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted (Non-GAAP) Net Income
		Year Ended December 31, 2016
		(In millions, except per share data)
Net income — GAAP		$1,999.2
Before tax adjustments:
Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(1)	32.8
Research and development:
Share-based compensation expense	(1)	253.4
Collaboration-related upfront expense	(2)	815.6
Research and development asset acquisition expense	(3)	892.9
Selling, general and administrative:
Share-based compensation expense	(1)	320.1
Litigation-related loss contingency accrual expense	(4)	198.5
Amortization of acquired intangible assets	(5)	459.0
Acquisition related charges and restructuring, net:
Change in fair value of contingent consideration	(6)	21.3
Acquisition costs	(7)	0.1
Restructuring charges	(8)	16.4
Other income (expense), net:
Equity investment adjustment	(9)	272.2
Income tax provision:
Estimated tax impact from above adjustments	(10)	(432.1)
Non-operating tax adjustments	(11)	(79.6)
Net income — adjusted (non-GAAP)		$4,769.8
Net income per common share — adjusted (non-GAAP):
Basic		$6.14
Diluted		$5.94
Explanation of adjustments:
(1)
Exclude share-based compensation expense totaling $606.3 million.

(2)
Exclude upfront payment expense for research and development collaboration arrangements.

(3)
Exclude research and development asset acquisition expenses.

(4)
Exclude loss contingency accrual expense related to a contractual dispute.

(5)
Exclude amortization of intangible assets acquired in the acquisitions of Pharmion Corp., Gloucester Pharmaceuticals, Inc. (Gloucester), Abraxis BioScience Inc. (Abraxis), Celgene Avilomics Research, Inc. (Avila), and Quanticel Pharmaceuticals, Inc. (Quanticel). The excluded amortization expense includes $101.5 million related to the impairment and accelerated amortization of an intangible asset acquired in the Avila acquisition.

(6)
Exclude changes in the fair value of contingent consideration related to the acquisitions of Gloucester, Abraxis, Avila, Nogra Pharma Limited and Quanticel.

(7)
Exclude equity compensation and other fees and costs related to the acquisitions of Receptos, Inc. and Quanticel.

(8)
Exclude restructuring charges related to our relocation of certain operations into our two Summit, NJ locations as well as costs associated with certain headcount reductions.

(9)
Exclude fair value adjustment to our equity investment in Juno Therapeutics, Inc. per ASC 320 “Investments — Debt and Equity Securities.”

(10)
Exclude the estimated tax impact from the above adjustments.

(11)
Exclude the non-operating tax benefit of a tax loss incurred on our investment in Avila of  $79.6 million.

CELGENE CORPORATION | 2017 Proxy Statement

Appendix B
AMENDMENT AND RESTATEMENT
OF THE
CELGENE CORPORATION
2008 STOCK INCENTIVE PLAN
(RENAMED THE 2017 STOCK INCENTIVE PLAN)

CELGENE CORPORATION | 2017 Proxy Statement

Celgene Corporation
2017 Stock Incentive Plan
(Amended and Restated as of April 19, 2017)
Article 1.
PURPOSE
The purpose of this Celgene Corporation 2017 Stock Incentive Plan (Amended and Restated as of April 19, 2017) (the “Plan”) (formerly known as the 2008 Stock Incentive Plan, and, prior to April 16, 2008, as the 1998 Stock Incentive Plan, and, prior to April 23, 2003, as the 1998 Long-Term Incentive Plan), with certain designated provisions being subject to stockholder approval at the 2017 annual meeting of stockholders on June 14, 2017, is to enhance the profitability and value of the Company and its Affiliates for the benefit of its stockholders by enabling the Company to offer selected management and other employees of the Company and its Affiliates and Non-Employee Directors of the Company, stock based incentives and other equity interests in the Company, thereby creating a means to raise the level of stock ownership by employees and directors in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.
Article 2.
DEFINITIONS
For purposes of this Plan, the following terms shall have the following meanings:
2.1   “2015 Restatement Effective Date” shall mean April 15, 2015.
2.2   “Affiliate” shall mean other than the Company, (i) any Subsidiary, (ii) any corporation in an unbroken chain of corporations ending with the Company which owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates, or (iv) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.
2.3   “Award” shall mean any award under this Plan of any Stock Option, Restricted Stock, Stock Appreciation Right, Other Stock-Based Award or Performance-Based Award. All Awards, shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.
2.4   “Board” or “Board of Directors” shall mean the Board of Directors of the Company.
2.5   “Cause” shall mean, with respect to a Participant’s Termination of Employment: (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the relevant grant or Award, or where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect at the time of the relevant grant or Award but such agreement does not define “cause” (or words of like import), termination due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company or an Affiliate or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the relevant grant or Award that defines “cause” (or words of like import) and a “cause” termination would be permitted under such agreement at that time, termination that is or would be deemed to be for “cause” (or words of like import) as defined under such agreement; provided, that with regard to any agreement that conditions “cause” on occurrence of a change in control, such definition of  “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Non-Employee Director’s Termination of Directorship, “Cause” shall mean (i) a Non-Employee Director’s conviction of, or plea of guilty or nolo contendere to, a felony or (ii) dishonesty, fraud or willful misconduct by the Non-Employee Director in fulfilling the Non-Employee Director’s duties to the Company.
2.6   “Change in Control” shall have the meaning set forth in Article 13.
2.7   “Code” shall mean the Internal Revenue Code of 1986, as amended.

CELGENE CORPORATION | 2017 Proxy Statement

2.8   “Committee” shall mean the Compensation Committee of the Board or such other committee or subcommittee appointed from time to time by the Board, which shall be intended to consist of two (2) or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 (as defined herein), a “non-employee director” as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code and any regulations thereunder, an “outside director” as defined under Section 162(m) of the Code and to the extent required by Rule 5605(a)(2) of the Nasdaq Listing Rules or such other applicable stock exchange rule, an independent director. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the Awards, grants, interpretations or other actions of the Committee.
2.9   “Common Stock” shall mean the common stock, $.01 par value per share, of the Company.
2.10   “Company” shall mean Celgene Corporation, a Delaware corporation, and its successors by merger, consolidation or otherwise.
2.11   “Disability” shall mean, with respect to a Participant, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee or the Board, as the case may be, of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
2.12   “Effective Date” shall mean April 19, 2017, subject to Article 17.
2.13   “Eligible Employees” shall mean the employees of the Company and its Affiliates who are eligible pursuant to Article 5 to be granted Awards under this Plan.
2.14   “Exchange Act” shall mean the Securities Exchange Act of 1934.
2.15   “Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date the last sales price reported for the Common Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.
2.16   “Family Member” shall mean, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in- law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
2.17   “Incentive Stock Option” shall mean any Stock Option awarded under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.18   “Limited Stock Appreciation Right” shall mean an Award made pursuant to Section 8.5 of the Plan which may be a Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right.
2.19   “Named Executive Officer” shall mean a “named executive officer” (as such term is defined under the Securities Act of 1933) of the Company listed in the Company’s most recent proxy statement for its annual meeting of stockholders.
2.20   “Non-Employee Director” shall mean a director of the Company who is not an active employee of the Company or an Affiliate.
2.21   “Non-Qualified Stock Option” shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.
2.22   “Other Stock-Based Award” shall mean an Award under Article 9 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a Restricted Stock Unit.
2.23   “Participant” shall mean an Eligible Employee or Non-Employee Director to whom an Award has been made pursuant to this Plan.
2.24   “Performance-Based Award” shall mean an Award made pursuant to Article 10 of this Plan of a right to receive awards of Common Stock and other Awards (including awards of cash) that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock or attainment of pre-established performance goals.

CELGENE CORPORATION | 2017 Proxy Statement

2.25   “Performance Criteria” has the meaning set forth in Exhibit A.
2.26   “Performance Goal” shall mean the objective performance goals established by the Committee and, if desirable for purposes of Section 162(m) of the Code, based on one or more Performance Criteria.
2.27   “Performance Period” shall mean three consecutive fiscal years of the Company, or such shorter period as determined by the Committee in its discretion.
2.28   “Restricted Stock” shall mean an award of shares of Common Stock under this Plan that is subject to restrictions under Article 7.
2.29   “Restricted Stock Unit” shall mean a type of Other Stock-Based Award granted under Article 9 which represents the right to receive cash, shares of Common Stock or a combination thereof as determined by the Committee in its sole discretion.
2.30   “Restriction Period” shall have the meaning set forth in Subsection 7.3(a) with respect to Restricted Stock for Eligible Employees.
2.31   “Retirement” shall mean, with respect to any Award granted on or after April 17, 2013, an Eligible Employee’s Termination of Employment due to a voluntary resignation at or after the earlier of: (1) the attainment of age fifty-five (55) and the completion of five (5) years of service, and (2) the attainment of an age plus completed years of service that equals sixty-five (65) and the completion of a minimum of two (2) years of service; provided, however, that unless otherwise determined by the Committee at the time of grant or thereafter, an Eligible Employee must provide the Committee or its designee with not less than six (6) months written notice of the Eligible Employee’s intent to terminate the Eligible Employee’s service with the Company and its Affiliates by reason of Retirement. Notwithstanding the foregoing, with respect to any Award granted on or after June 18, 2002 and prior April 17, 2013, “Retirement” shall mean an Eligible Employee’s Termination of Employment due to a voluntary resignation at or after the attainment of age fifty-five (55) and the completion of five (5) years of service. For purposes of determining a Participant’s eligibility for Retirement, “years of service” shall be determined by the Committee based on the Eligible Employee’s completed years of service from his or her hire date (after taking into account any breaks in service), or such other methodology as determined by the Committee in its sole discretion, provided that with respect to an Award that is subject to Section 16.15(b) of the Plan, such alternate methodology must be specified by the Committee in writing no later than the date of grant. With respect to a Non-Employee Director’s Termination of Directorship, Retirement means the Non-Employee Director’s failure to stand for reelection or the failure to be re-elected.
2.32   “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.
2.33   “Section 162(m) of the Code” shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.
2.34   “Stock Appreciation Right” shall mean the right (pursuant to an Award granted under Article 8). A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in Common Stock equal to the excess of  (i) the Fair Market Value, on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in Common Stock equal to the excess of  (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, over (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.
2.35   “Stock Option” or “Option” shall mean any option to purchase shares of Common Stock granted to Eligible Employees pursuant to Article 6 and to Non-Employee Directors pursuant to Article 11.
2.36   “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
2.37   “Ten Percent Stockholder” shall mean a person owning stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its parent corporations, as defined in Section 424(e) of the Code.
2.38   “Termination of Directorship” shall mean that the Non-Employee Director has ceased to be a director of the Company. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.
2.39   “Termination of Employment” shall mean (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate.

CELGENE CORPORATION | 2017 Proxy Statement

2.40   “Transfer” or “Transferred” or “Transferable” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.
Article 3.
ADMINISTRATION
3.1   The Committee.   The Plan shall be administered and interpreted by the Committee.
3.2   Awards.   The Committee shall have full authority to grant to Eligible Employees, pursuant to the terms of this Plan: (i) Stock Options, (ii) Restricted Stock, (iii) Stock Appreciation Rights, (iv) Other Stock-Based Awards and (v) Performance-Based Awards. In addition, the Committee shall have full authority to grant to Non-Employee Directors, pursuant to the terms of this Plan: (i) Non-Qualified Stock Options and (ii) Restricted Stock Units in accordance with Article 11. In particular, the Committee shall have the authority:
(a)   to select the Eligible Employees to whom Stock Options, Restricted Stock, Stock Appreciation Rights, Other Stock-Based Awards and Performance-Based Awards may from time to time be granted hereunder;
(b)   to determine whether and to what extent Stock Options, Restricted Stock, Stock Appreciation Rights, Other Stock-Based Awards and Performance-Based Awards or any combination thereof, are to be granted hereunder to one or more Eligible Employees;
(c)   to select the Non-Employee Directors to whom Non-Qualified Stock Options and Restricted Stock Units may from time to time be granted hereunder and determine whether and to what extent Non-Qualified Stock Options and Restricted Stock Units or any combination thereof, are to be granted hereunder to Non-Employee Directors;
(d)   to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award to an Eligible Employee or Non-Employee Director granted hereunder;
(e)   to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder to an Eligible Employee or Non-Employee Director (including, but not limited to, the exercise or purchase price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or other Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);
(f)   to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Section 6.3(d);
(g)   to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Eligible Employees in order to exercise Options under this Plan;
(h)   to determine whether to require an Eligible Employee or Non-Employee Director, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Option or as an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award; and
(i)   to determine whether a Stock Appreciation Right is a Tandem Stock Appreciation Right or Non-Tandem Stock Appreciation Right.
3.3   Guidelines.   Subject to Article 14 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3 and Section 162(m) of the Code. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws and may impose any limitations and restrictions that they deem necessary to comply with the applicable tax and securities laws of such countries other than the United States. Without limiting the generality of the foregoing, the French Addendum

CELGENE CORPORATION | 2017 Proxy Statement

to the Plan previously adopted by the Committee for purposes of the grant of Stock Options to Participants who reside in, or are subject to taxation in, France, continues to be in full force and effect under the Plan as amended and restated herein. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and the exception for performance-based compensation under Section 162(m) of the Code with regard to Options, Stock Appreciation Rights and certain awards of Other Stock-Based Awards and Performance-Based Awards and shall be limited, construed and interpreted in a manner so as to comply therewith.
3.4   Decisions Final.   Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.
3.5   Reliance on Counsel.   The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.
3.6   Procedures.   If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of the members present. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
3.7   Designation of Consultants/Liability.
(a)   To the extent permitted by applicable law and applicable exchange rules, the Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.
(b)   The Committee may employ such legal counsel, consultants, appraisers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, appraiser or consultant and any computation received from any such consultant, appraiser or agent. Expenses incurred by the Committee in the engagement of any such counsel, consultant, appraiser or agent shall be paid by the Company. The Board, the Committee, its members and any employee of the Company designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer, employee of the Company and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, employees, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.
Article 4.
SHARE AND OTHER LIMITATIONS
4.1   Shares.
(a)   General Limitation.   The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted shall not exceed 275,263,282 shares effective upon, and subject to, stockholder approval at the Company’s 2017 annual meeting of stockholders (265,263,282 shares (adjusted to reflect the two-for-one stock split approved by stockholders on June 18, 2014) in the event such approval is not obtained), in

CELGENE CORPORATION | 2017 Proxy Statement

each case, subject to any increase or decrease pursuant to Section 4.2. Any shares of Common Stock that are subject to Restricted Stock Awards or Other Stock-Based Awards or Performance-Based Awards denominated in shares of Common Stock granted on or after the date of the Company’s 2015 annual meeting of stockholders, shall be counted against this limit as 2.15 shares for every share granted. If any Option or Stock Appreciation Right granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Stock Appreciation Right or Option shall again be available for the purposes of Awards under the Plan. If a share of Restricted Stock or an Other Stock-Based Award or a Performance-Based Award denominated in shares of Common Stock granted under this Plan is forfeited for any reason on or after the date of the Company’s 2015 annual meeting of stockholders, 2.15 shares of Common Stock shall again be available for the purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. The number of shares of Common Stock available for the purpose of Awards under this Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. Shares of Common Stock repurchased by the Company on the open market with the proceeds of an Option exercise price shall not be added to the aggregate share reserve described herein.
(b)   Individual Participant Limitations.   (i) The maximum number of shares of Common Stock subject to any Option or any Other Stock-Based Award or Performance-Based Award denominated in shares of Common Stock for any Performance Period which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 3,000,000 shares (as adjusted to reflect the two-for-one stock split approved by stockholders on June 18, 2014, subject to any increase or decrease pursuant to Section 4.2); provided, however, that with respect to any Performance-Based Award or Other Stock-Based Award with a Performance Period that is less than three consecutive fiscal years, the maximum number of shares of Common Stock subject to any Other Stock-Based Award or Performance-Based Award shall be determined by multiplying 3,000,000 by a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 1095.
(ii)   The maximum number of shares of Common Stock subject to any Stock Appreciation Right which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 3,000,000 shares (as adjusted to reflect the two-for-one stock split approved by stockholders on June 18, 2014, subject to any increase or decrease pursuant to Section 4.2). If a Tandem Stock Appreciation Right or Limited Stock Appreciation Right is granted in tandem with an Option it shall apply against the Eligible Employee’s individual share limitations for both Stock Appreciation Rights and Options.
(iii)   The maximum payment under any Performance-Based Awards denominated in dollars under this Plan to each Eligible Employee for any Performance Period shall be $15,000,000, provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum value at grant of Performance-Based Awards under this subparagraph (iii) shall be determined by multiplying $15,000,000 by a fraction, the numerator of which is the number of days in the Performance Cycle and the denominator of which is 1095.
(iv)   There are no annual individual participant limitations on Restricted Stock or Other Stock-Based Awards that are not intended to comply with the requirements of Section 162(m) of the Code.
(v)   To the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant pursuant to Section 4.1(b) during a fiscal year of the Company are not covered by an Award in the Company’s fiscal year, such shares of Common Stock shall not be available for grant or issuance to the Participant in any subsequent fiscal year during the term of this Plan.
4.2   Changes.
(a)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
(b)   In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, conversion of the Company’s preferred stock, issuance of warrants or options to purchase

CELGENE CORPORATION | 2017 Proxy Statement

any Common Stock or securities convertible into Common Stock, any sale or Transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option or other Awards granted under this Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.
(c)   Fractional shares of Common Stock resulting from any adjustment in Options or Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half  (1/2) and rounding-up for fractions equal to or greater than one-half  (1/2). No fractional shares of Common Stock shall be issued under the Plan, and no cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option or Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
(d)   In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Options, Stock Appreciation Rights and Other Stock-Based Awards requiring exercise or similar action by a Participant, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options and Stock Appreciation Rights that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option or Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.
If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options, Stock Appreciation Rights and Other Stock-Based Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.
4.3   Purchase Price.   Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.
4.4   Dividends and Dividend Equivalents.   Any rights granted hereunder after the Effective Date to a Participant under an Award to receive or retain dividends or dividend equivalents with respect to the Shares of Common Stock underlying such Award shall be subject to the same vesting and/or forfeiture conditions as are applicable to such Award, and the holder of any Stock Option or Stock Appreciation Right granted after the Effective Date shall not be entitled to receive dividends or dividend equivalents with respect to the number of Shares of Common Stock subject to such Stock Option or Stock Appreciation Right.
Article 5.
ELIGIBILITY
All management and other employees of the Company and its Affiliates are eligible to be granted Options, Restricted Stock, Stock Appreciation Rights, Other Stock-Based Awards and Performance-Based Awards under this Plan. Non-Employee Directors of the Company are eligible to be granted Non-Qualified Stock Options and Restricted Stock Units to the extent provided in Article 11. Participation under this Plan shall be determined by the Committee in its sole and absolute discretion.
Article 6.
STOCK OPTIONS
6.1   Options.   Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or (ii) a Non-Qualified Stock Option.

CELGENE CORPORATION | 2017 Proxy Statement

6.2   Grants.   The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. Notwithstanding any other provision of this Plan to the contrary or any provision in an agreement evidencing the grant of an Option to the contrary, any Option granted to an Eligible Employee of an Affiliate (other than one described in Section 2.1(i) or (ii)) shall be a Non-Qualified Stock Option.
6.3   Terms of Options.   Options granted under Article 6 of this Plan shall be subject to Article 12 and the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
(a)   Option Price.   The option price per share of Common Stock purchasable under an Incentive Stock Option or a Non-Qualified Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the share of Common Stock at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the purchase price shall not be less than 110% of the Fair Market Value of the share of Common Stock at the time of grant.
(b)   Option Term.   The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; provided, however, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five (5) years.
(c)   Exercisability.   Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that Stock Options shall be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of such one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any minimum vesting requirements.
(d)   Method of Exercise.   Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of Company, (ii) if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price to the extent permitted by law, (iii) by payment in full or part in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee or the Board or (iv) on such other terms and conditions as may be acceptable to the Committee or the Board, as applicable. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.
(e)   Incentive Stock Option Limitations.   To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as an Option which is not an Incentive Stock Option.
Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
Without the written consent of the Company, no Common Stock acquired by a Participant upon the exercise of an Incentive Stock Option granted hereunder may be disposed of by the Participant within two (2) years from the date such Incentive Stock Option was granted, nor within one (1) year after the transfer of such Common Stock to the Participant;

CELGENE CORPORATION | 2017 Proxy Statement

provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a disposition.
(f)   Form of Options.   Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement or grant as is approved by the Committee.
(g)   Form of Settlement.   In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock, or may, in the Option agreement, reserve a right to so provide after the time of grant.
(h)   Other Terms and Conditions.   Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate. With regard to “reloads”, the Committee shall have the authority (but not an obligation) to include within any Option agreement a provision entitling the optionee to a further Option (a “Reload Option”) if the optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of the Company held by the optionee for at least six (6) months prior to such date of surrender in accordance with the Plan and the terms and conditions of the Option agreement. Any Reload Option shall not be an Incentive Stock Option, shall be for a number of shares equal to the number of surrendered shares, the exercise price thereof shall be equal to the Fair Market Value of the Common Stock on the date of exercise of such original Option, shall become exercisable if the purchased shares are held for a minimum period of time established by the Committee, and shall be subject to such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, Stock Options granted on or after October 1, 2004 shall not permit reloads.
(i)   Repricing or Repurchase of Stock Options Prohibited.   Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Option may not be (a) modified to reduce the exercise price thereof nor may a new Stock Option at a lower price be substituted for a surrendered Stock Option (other than adjustments or substitutions in accordance with Section 4.2), or (b) repurchased by the Company if the per share option price of the Stock Option is less than the Fair Market Value of a share of Common Stock (other than a cancellation for no value in accordance with Section 4.2(d)), unless such action is approved by the stockholders of the Company.
Article 7.
RESTRICTED STOCK AWARDS
7.1   Awards of Restricted Stock.   Shares of Restricted Stock may be issued to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.
7.2   Awards and Certificates.   An Eligible Employee selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Restricted Stock Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:
(a)   Purchase Price.   The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be the minimum permitted by applicable law.
(b)   Acceptance.   Awards of Restricted Stock must be accepted within a period of ninety (90) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and by paying whatever price (if any) the Committee has designated thereunder.
(c)   Legend.   Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of a Restricted Stock Award. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Celgene Corporation (the “Company”) 2008 Stock Incentive Plan, as may be

CELGENE CORPORATION | 2017 Proxy Statement

amended from time to time, and an Agreement entered into between the registered owner and the Company dated ___. Copies of such Plan and Agreement are on file at the principal office of the Company.”
(d)   Custody.   The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.
7.3   Restrictions and Conditions on Restricted Stock Awards.   The shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article 12 and the following restrictions and conditions:
(a)   Restriction Period; Vesting and Acceleration of Vesting.   (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (the “Restriction Period”) commencing with the date of such Award, as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock; provided, however, that shares of Restricted Stock shall be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of such one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any minimum vesting requirements.
(ii)   Performance Goals, Formulae or Standards.   If the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.
(b)   Rights as Stockholder.   Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period. Notwithstanding the foregoing, with respect to any Restricted Stock Award for which vesting is based on the attainment of Performance Goals, the payment of dividends shall be deferred until, and conditioned upon, the attainment of the Performance Goals.
(c)   Lapse of Restrictions.   If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.
Article 8.
STOCK APPRECIATION RIGHTS
8.1   Tandem Stock Appreciation Rights.   Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.
8.2   Terms and Conditions of Tandem Stock Appreciation Rights.   Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article 12 and the following:
(a)   Term.   A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right

CELGENE CORPORATION | 2017 Proxy Statement

granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.
(b)   Exercisability.   Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article 6 and Article 8.
(c)   Method of Exercise.   A Tandem Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 8.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.
(d)   Payment.   Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option price per share specified in the Reference Stock Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.
(e)   Deemed Exercise of Reference Stock Option.   Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article 4 of the Plan on the number of shares of Common Stock to be issued under the Plan.
8.3   Non-Tandem Stock Appreciation Rights.   Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan.
8.4   Terms and Conditions of Non-Tandem Stock Appreciation Rights.   Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article 12 and the following:
(a)   Term.   The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the right is granted.
(b)   Exercisability.   Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that Stock Appreciation Rights shall be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of such one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any minimum vesting requirements. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitation on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which rights may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
(c)   Method of Exercise.   Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.
(d)   Payment.   Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one (1) share of Common Stock on the date the right was awarded to the Participant.

CELGENE CORPORATION | 2017 Proxy Statement

8.5   Limited Stock Appreciation Rights.   The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 8.2(d) with respect to Tandem Stock Appreciation Rights or (ii) set forth in Section 8.4(d) with respect to Non-Tandem Stock Appreciation Rights.
8.6   Repricing of Stock Appreciation Rights Prohibited.   Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.
Article 9.
OTHER STOCK-BASED AWARDS
9.1   Other Awards.   The Committee, in its sole discretion, is authorized to grant to Eligible Employees Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, Restricted Stock Units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.
Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto.
9.2   Terms and Conditions.   Other Stock-Based Awards made pursuant to this Article 9 shall be subject to the following terms and conditions:
(a)   Non-Transferability.   Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article 9 may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
(b)   Dividends.   The recipient of an Award under this Article 9 shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.
(c)   Vesting.   Any Award under this Article 9 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion; provided, however, that Other Stock-Based Awards not granted upon completion of a Performance Period shall be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of such one-year period upon a Change in Control or the Participant’s

CELGENE CORPORATION | 2017 Proxy Statement

Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any minimum vesting requirements.
(d)   Price.   Common Stock issued on a bonus basis under this Article 9 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article 9 shall be priced, as determined by the Committee in its sole discretion.
(e)   Payment.   Form of payment for the Other Stock-Based Award shall be specified in the Award agreement, and may consist of cash, shares of Common Stock or a combination thereof as determined by the Committee in its sole discretion.
Article 10.
PERFORMANCE-BASED AWARDS
10.1   Performance-Based Awards.   Performance-Based Awards may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock or dollar amount to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock or payment of dollar amount under such Awards upon the completion of a specified Performance Period.
For each Participant, the Committee may specify a targeted performance award. The individual target award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an individual target award for a Participant for a calendar year shall not imply or require that the same level individual target award (if any such award is established by the Committee for the relevant Participant) be set for any subsequent calendar year. At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than one-hundred percent (100%)) of the individual target award which may be payable based upon the degree of attainment of the Performance Goals during the calendar year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s individual target award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the calendar year in which a Change in Control of the Company occurs, or during such calendar year with regard to the prior calendar year if the Awards for the prior calendar year have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.
10.2   Terms and Conditions.   Performance-Based Awards made pursuant to this Article 10 shall be subject to the following terms and conditions:
(a)   Dividends.   Upon the expiration of the Performance Period and conditioned upon the attainment of the Performance Goals, the recipient of an Award under this Article 10 shall be entitled to receive dividends that are issued during the Performance Period, or dividend equivalents with respect thereto, with respect to the number of shares of Common Stock covered by the Award, unless the Committee determines that no dividends shall be paid.
(b)   Vesting.   Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion; provided, however, that such Awards of Common Stock not granted upon completion of a Performance Period shall be subject to a minimum vesting schedule of at least one year from the date of grant, except that the Committee may provide (but shall have no obligation to do so) for accelerated vesting prior to the completion of such one-year period upon a Change in Control or the Participant’s Retirement, Disability, death, layoff pursuant to a reduction in workforce or Termination of Employment pursuant to a business acquisition. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant (including a Named Executive Officer) without regard to any minimum vesting requirements.
(c)   Waiver of Limitation.   Subject to the limitations of Section 10.2(b), in the event of a Change in Control or the Participant’s Retirement, Disability, death or involuntary termination without Cause, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.

CELGENE CORPORATION | 2017 Proxy Statement

(d)   Purchase Price.   Subject to Section 4.3, Common Stock issued on a bonus basis under this Article 10 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article 10 shall be priced as determined by the Committee.
(e)   Performance Goals, Formulae or Standards.   (i) The Committee shall establish the Performance Goals and the individual target award (if any) in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any Performance-Based Award is intended to comply with the provisions of Section 162(m) of the Code, if any provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.
(ii)   The measurements used in Performance Goals set under the Plan shall be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), except, to the extent that any objective Performance Goals are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m) of the Code.
(f)   Committee Certification.   At the expiration of the Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals have been achieved.
Article 11.
AWARDS FOR NON-EMPLOYEE DIRECTORS
The terms and conditions of this Article 11 shall apply to Awards granted to Non-Employee Directors under the Plan.
11.1   Grants to Non-Employee Directors.
(a)   General.   The Committee may grant Non-Qualified Stock Options and Restricted Stock Units to Non-Employee Directors from time to time as determined in its sole and absolute discretion, subject to any limitations set forth in Section 11.1(b).
(b)   Non-Employee Director Award Limitations.   During each Compensation Year (as defined below) that commences in calendar years 2015 through 2018, Awards of Non-Qualified Stock Options and Restricted Stock Units that are granted to Non-Employee Directors under the Plan shall have an aggregate value not in excess of the equivalent of 7,500 Restricted Stock Units (subject to any increase or decrease pursuant to Section 4.2) (treating each Restricted Stock Unit solely for this purpose as having the equivalent value of one Non-Qualified Stock Option to purchase three (3) shares of Common Stock). As used herein, a “Compensation Year” means the period beginning immediately after the occurrence of the annual meeting of the Company’s stockholders in a given calendar year and ending immediately prior to the occurrence of the annual meeting of the Company’s stockholders in the immediately subsequent calendar year.
11.2   Deferral Election.
(a)   General.   A Non-Employee Director may elect to defer the payment of Restricted Stock Units (“Deferral Election”) in a manner specified by the Committee and in accordance with this Section 11.2. If a Deferral Election is not timely made in accordance with this Section 11.2, such Deferral Election shall be considered void and shall have no effect, and a Non-Employee Director’s Restricted Stock Units shall be paid in the form of shares of Common Stock on the earliest to occur: (i) a Non-Employee Director’s death; (ii) a Non-Employee Director’s Disability; (iii) a Non-Employee Director’s Retirement; (iv) a Non-Employee Director’s “separation from service” within the meaning of Code Section 409A; and (v) a Change in Control.
(b)   Deferral Election.   Unless otherwise determined by the Committee, but subject to the requirements of Code Section 409A, any Deferral Election must be made on or prior to the date of grant of Restricted Stock Units and thereafter, such Deferral Election shall become irrevocable. Notwithstanding the foregoing, a Non-Employee Director may modify a Deferral Election provided that: (i) a subsequent Deferral Election does not take effect for at least twelve (12) months after the modification is made; (ii) the modification is made at least twelve (12) months prior to the date the Restricted Stock Units would otherwise have been paid pursuant to the initial Deferral Election; and (iii) the payment date of the Restricted Stock Units is at least five (5) years beyond the payment date specified in the initial Deferral Election.

CELGENE CORPORATION | 2017 Proxy Statement

(c)   Payment.   Restricted Stock Units deferred in accordance with this Section 11.2 shall be paid in the form of shares of Common Stock on the earliest to occur: (i) the payment date specified in a Deferral Election; (ii) a Non-Employee Director’s death; (iii) a Non-Employee Director’s Disability; (iv) a Non-Employee Director’s Retirement; (v) a Non-Employee Director’s “separation from service” within the meaning of Code Section 409A; and (vi) a Change in Control. Any dividends or dividend equivalents payable that a Non-Employee may be entitled to receive pursuant to an Award of Restricted Stock Units shall be paid at the same time as the applicable Restricted Stock Units are paid to the Non-Employee Director.
11.3   Vesting.
(a)   Options.   With respect to Non-Qualified Stock Options granted to a Non-Employee Director:
(i)   Any grant made to a Non-Employee Director upon the date of the Non-Employee Director’s initial election or appointment as a member of the Board (an “Initial Option Grant”) shall vest in four (4) equal annual installments, with the first (1st) installment vesting on the first (1st) anniversary of the date of grant and the remaining installments vesting on each of the next three (3) anniversaries of the date of grant; provided that the holder thereof has been a Non-Employee Director of the Company at all times through such date. Notwithstanding the forgoing, if a Non-Employee Director fails to stand for election at an annual meeting of the Company’s stockholders and such annual meeting occurs prior to the vesting date for the annual installment of such Initial Option Grant that otherwise would have vested in the year of such annual meeting, then such installment shall vest on the day preceding such annual meeting; provided that the holder thereof has been a Non-Employee Director of the Company at all times through such date.
(ii)   Any grants made on and after an annual meeting to the Non-Employee Directors who were elected at such annual meeting and are continuing as members of the Board as of the completion of such annual meeting (an “Annual Option Grant”) shall vest in full on the earlier of  (A) the day preceding the date of the first (1st) annual meeting held following the date of grant; and (B) the first (1st) anniversary of the date of grant of the Award, provided that, in each case, the holder thereof has been a Non-Employee Director of the Company at all times through such date.
(iii)   Notwithstanding the foregoing, any Initial Option Grant and Annual Option Grant made to a Non-Employee Director shall become fully vested and exercisable effective upon: (A) the Non-Employee Director’s Disability or death or, subject to the Committee’s approval (which it may give in its sole discretion), upon any other “separation from service” (within the meaning of Code Section 409A) of the Non-Employee Director; (B) solely with respect to any Initial Option Grant and Annual Option Grant made to a Non-Employee Director on or following the 2015 Restatement Effective Date, the Non-Employee Director’s Termination of Directorship, due to the failure to stand for reelection, failure to be reelected or removal or resignation at the request or instruction of a person or entity effecting the Change in Control, in each case occurring on or after the occurrence of a Change in Control; or (C) solely with respect to any Initial Option Grant and Annual Option Grant made to a Non-Employee Director prior the 2015 Restatement Effective Date, the occurrence of a Change in Control.
(b)   Restricted Stock Units.   One-third (1/3) of the Restricted Stock Units granted to Non-Employee Directors shall vest on each of the first (1st), second (2nd) and third (3rd) anniversaries of the date of grant, provided that the holder thereof has not had a Termination of Directorship at any time prior to each such date; provided, however, that unvested Restricted Stock Units shall become fully vested effective upon: (i) the Non-Employee Director’s Retirement, Disability or death or, subject to the Committee’s approval (which it may give in its sole discretion), upon any other “separation from service” (within the meaning of Code Section 409A) of the Non-Employee Director; (ii) solely with respect to any Restricted Stock Units granted to a Non-Employee Director on or following the 2015 Restatement Effective Date, the Non-Employee Director’s Termination of Directorship, due to the failure to stand for reelection, failure to be reelected or removal or resignation at the request or instruction of a person or entity effecting the Change in Control, in each case occurring on or after the occurrence of a Change in Control,; or (iii) solely with respect to any Restricted Stock Units granted made to a Non-Employee Director prior the 2015 Restatement Effective Date, the occurrence of a Change in Control. Notwithstanding the foregoing sentence, subject to the limitations set forth in Section 4, Awards with respect to up to five percent (5%) of the total number of shares of Common Stock reserved for Awards under the Plan may be granted to any Participant without regard to any limit on accelerated vesting.
(c)   Impact of Change in Control and Substitution of Awards.   Solely with respect to Awards granted to Non-Employee Directors on or after the 2015 Restatement Effective Date, in the event of a Change in Control, such Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, and to the extent such Awards are not so continued, assumed, substituted therefor or treated in accordance with Section 4.2(d), such Awards shall be purchased by the Company or an Affiliate of the Company for cash in accordance with Section

CELGENE CORPORATION | 2017 Proxy Statement

13.1(b)(ii). Solely with respect to Awards granted to Non-Employee Directors prior to the 2015 Restatement Effective Date, such Awards shall be treated in accordance with Section 13.1, subject to full vesting on a Change in Control in accordance with Section 11.3(a)(3)(C) and Section 11.3(b)(iii).
11.4   Exercisability; Method of Exercise.
(a)   Unless otherwise determined by the Committee at the time of grant, vested Stock Options shall be exercisable by the Non-Employee Director (or by the Non-Employee Director’s legal representative or the legal representative of the Non-Employee Director’s estate, as applicable) at any time following the applicable vesting date to the extent permitted in Section 12.3.
(b)   To the extent vested, a Stock Option may be exercised in whole or in part at any time during the Option term (subject to Section 12.3), by giving written notice of exercise to the Committee (or its designee) specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law and authorized by the Committee, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through a procedure whereby the Non-Employee Director (or by the Non-Employee Director’s legal representative or the legal representative of the Non-Employee Director’s estate, as applicable, and as permitted by Section 12.3) delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Non-Employee Director (for which the Non-Employee Director has good title free and clear of any liens and encumbrances)). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.
11.5   Terms.   Except as otherwise provided in this Article 11, any Non-Qualified Stock Option granted under this Article 11 shall be subject to the terms and conditions set forth in Sections 6.3 and 12.3, and any Restricted Stock Unit granted under this Article 11 shall be subject to the terms and conditions set forth in Sections 9.2 and 12.3.
Article 12.
NON-TRANSFERABILITY AND TERMINATION PROVISIONS
The terms and conditions of this Article 12 shall apply to Awards under this Plan as follows:
12.1   Nontransferability.   No Stock Option, Stock Appreciation Right or Performance-Based Award shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options and all Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant or his or her legal guardian or representative. Tandem Stock Appreciation Rights shall be Transferable, solely to the extent permitted above, only with the underlying Stock Option. In addition, except as provided above, no Stock Option shall be Transferred (whether by operation of law or otherwise), and no Stock Option shall be subject to execution, attachment or similar process. Upon any attempt to Transfer any Stock Option, or in the event of any levy upon any Stock Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Stock Option shall immediately terminate and become null and void. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Article 12 is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option which is Transferred to a Family Member pursuant to the preceding sentence may not be subsequently Transferred by such Family Member. Shares of Restricted Stock under Article 7 may not be Transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.
12.2   Termination of Employment.   The following rules apply with regard to the Termination of Employment of a Participant:
(a)   Termination by Reason of Death.   If a Participant’s Termination of Employment is by reason of death, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant’s estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant’s death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.

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(b)   Termination by Reason of Retirement or Disability.   If a Participant’s Termination of Employment is by reason of Retirement or Disability, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant’s termination (or solely with respect to Stock Options or Stock Appreciation Rights granted on or after September 1, 2007, to the extent exercisable at the Participant’s termination or thereafter if the Participant provides the Committee or its designee with not less than six (6) months written notice of the Participant’s intent to terminate the Participant’s service with the Company and its Affiliates by reason of Retirement, such Stock Options or Stock Appreciation Rights continue to become exercisable (vested) following the Participant’s Termination of Employment by reason of Retirement as if the Participant had remained an employee of the Company), by the Participant (or the Participant’s legal representative to the extent permitted under Section 16.11 or the legal representative of the Participant’s estate if the Participant dies after termination) at any time within a period (the “Retirement or Disability Period”) which is the shorter of  (i) up to ten (10) years after the date of grant of such Stock Option or Stock Appreciation Right, such period to be set on a case by case basis by the Committee, or (ii) three (3) years from the date of such termination; provided, however, that, if the Participant dies within such Retirement or Disability Period, any unexercised Stock Option or Stock Appreciation Right held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year (or such other period as the Committee may specify at grant or, if no rights of the Participant’s estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.
(c)   Voluntary Resignation or Involuntary Termination Without Cause.   If a Participant’s Termination of Employment is due to a voluntary resignation or by involuntary termination without Cause and such termination occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option or Stock Appreciation Right.
(d)   Termination for Cause.   Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Employment is for Cause for any reason, any Stock Option or Stock Appreciation Right held by such Participant shall thereupon terminate and expire as of the date of termination. In the event the termination is an involuntary termination without Cause or is a voluntary resignation within ninety (90) days after occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option or Stock Appreciation Right held by the Participant at the time of occurrence of the event which would be grounds for Termination of Employment by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Employment by the Company for Cause.
(e)   Termination of Employment for Restricted Stock.   Subject to the applicable provisions of the Restricted Stock Award agreement and this Plan, upon a Participant’s Termination of Employment for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.
(f)   Termination of Employment for Other Stock-Based Awards and Performance-Based Awards.   Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant’s Termination of Employment for any reason, the Other Stock-Based Award or Performance-Based Award in question will vest or be forfeited or be payable in accordance with the terms and conditions established by the Committee at grant or thereafter. Notwithstanding the foregoing, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, if the Participant’s Termination of Employment is by reason of Retirement and the Participant provides the Committee or its designee with not less than six months written notice of the Participant’s intent to terminate the Participant’s service with the Company, the unvested portion, if any, of the Participant’s Award of Restricted Stock Units shall be deemed to be vested in full on the date of the Participant’s Termination of Employment by reason of Retirement, provided, that payment of the Restricted Stock Unit shall not be made on such date, but shall be made in accordance with the payment schedule set forth in the applicable Award agreement.
12.3   Termination of Directorship.
(a)   Termination of Directorship other than for Cause.   Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, upon a Non-Employee Director’s Termination of Directorship for any reason, any unvested Stock Option or Restricted Stock Unit held by such Non-Employee Director shall thereupon terminate and expire as of the date of Termination of Directorship, except as expressly set forth in Article 11. Notwithstanding the foregoing, in the

CELGENE CORPORATION | 2017 Proxy Statement

event of a Non-Employee Director’s Termination of Directorship for any reason other than due to a Termination of Directorship for Cause, a Non-Employee Director (or the Non-Employee Director’s legal representative to the extent permitted under Section 16.11 or the legal representative of the Non-Employee Director’s estate, as the case may be) may exercise any Stock Option that was exercisable on the date of such Termination of Directorship for a period of three (3) years from such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option.
(b)   Termination of Directorship for Cause.   In the event of a Non-Employee Director’s Termination of Directorship for Cause, all outstanding Awards (whether vested or unvested) shall be forfeited and cancelled for no consideration.
Article 13.
CHANGE IN CONTROL PROVISIONS
13.1   Benefits.   In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Award:
(a)   Awards granted to Participants prior to July 1, 2011, shall be treated in accordance with the terms of the Plan as in effect prior to such date; and
(b)   Awards granted to Participants on or after July 1, 2011, shall not vest upon a Change in Control and upon the Change in Control a Participant’s Awards shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:
(i)   Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).
(ii)   The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 13.1(b)(ii), “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company; provided, however, that such price shall not exceed the fair market value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.
(iii)   The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards (as defined below) without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award. “Appreciation Award” shall mean any Award under this Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.
(iv)   Notwithstanding anything else herein, in the event an Award is not continued, assumed or have new rights substituted therefor, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of such Award at any time; provided, that, if such Award is subject to vesting based on the attainment of Performance Goals, any vesting and/or payout of such Award shall be determined based on the higher of  (A) the Committee’s determination and certification of the extent to which such Performance Goals have been achieved and (B) deemed achievement of all relevant Performance Goals at the “target” level prorated based on service during the performance period that has elapsed prior to the Change in Control.
(c)   Notwithstanding anything herein to the contrary, if a Participant has an involuntary Termination without Cause at any time during the two (2) year period commencing on a Change in Control, then all outstanding Awards of such Participant that were granted to the Participant on or after July 1, 2011 and prior to the Change in Control (including any Award granted to the Participant in substitution of any such Award pursuant to Section 13.1(b)(i) above) shall be fully vested on the date of

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such Termination and any such Awards that provide for Participant elected exercise (i.e. Stock Options) shall be immediately exercisable in their entirety on the date of such Termination; provided, however, if any Award is subject to vesting based on the attainment of Performance Goals, the vesting and/or payout of such Award shall be determined based on the higher of  (A) the Committee’s determination and certification of the extent to which such Performance Goals have been achieved, and (B) deemed achievement of all relevant Performance Goals at the “target” level prorated based on service during the performance period that has elapsed prior to the Change in Control.
13.2   Change in Control.   A “Change in Control” shall mean the occurrence of any of the following:
(a)   any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) of the total combined voting power of the Company’s then outstanding securities;
(b)   the merger, consolidation or other business combination of the Company (a “Transaction”), other than (A) a Transaction involving only the Company and one or more of its subsidiaries, or (B) a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (a) above) becomes the beneficial owner of securities of the resulting entity representing more than twenty-five percent (25%) of the voting power in the resulting entity;
(c)   during any period of two (2) consecutive years beginning on or after the Effective Date, the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) ceasing (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or
(d)   the approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale.
Notwithstanding any other provision of the Plan to the contrary, to the extent that Awards under the Plan subject to Section 409A of the Code are payable upon a Change in Control, an event shall not be considered to be a Change in Control under the Plan with respect to such Awards unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary other than the foregoing sentence, for purposes of the payment of Restricted Stock Units under Sections 11.2(a) and 11.2(c), a Change in Control shall mean a “change in control” as such term is defined in the Celgene Corporation 2005 Deferred Compensation Plan, as amended.
Article 14.
TERMINATION OR AMENDMENT OF THE PLAN
Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan or the maximum individual Participant limitations under Section 4.1(b), (ii) change the classification of employees eligible to receive Awards under this Plan, (iii) decrease the minimum option price of any Stock Option, (iv) extend the maximum option period under Section 6.3, (v) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3 or Section 162(m) of

CELGENE CORPORATION | 2017 Proxy Statement

the Code, or, with regard to Incentive Stock Options, Section 422 of the Code or (vi) materially alter the Performance Criteria set forth in Exhibit A. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws or other requirements to increase the aggregate number of shares of Common Stock that may be issued under the Plan, other than adjustments or substitutions in accordance with Section 4.2, decrease the minimum option price of any Stock Option, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article 4 above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.
Article 15.
UNFUNDED STATUS OF PLAN
This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Article 16.
GENERAL PROVISIONS
16.1   Legend.   The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof, and that any subsequent offer for sale or sale of any such shares of Common Stock shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement shall have become effective and shall be current with respect to the shares of Common Stock being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, and that in claiming such exemption the Participant will, prior to any offer for sale or sale of shares of Common Stock, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel acceptable to the Company as to the availability of such exception. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.
All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
16.2   Other Plans.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and, such arrangements may be either generally applicable or applicable only in specific cases.
16.3   No Right to Employment/Directorship.   Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee or Non-Employee Director any right with respect to continuance of employment or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which a Participant is employed or retained to terminate his employment or directorship at any time.
16.4   Withholding of Taxes.   The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.
At the discretion of the Committee, any such statutorily required withholding obligation with regard to any Participant may be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

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16.5   Listing and Other Conditions.
(a)   As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.
(b)   If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company, in either case, under the statutes, rules, or regulations of any applicable jurisdiction, governmental authority or national securities exchange, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(c)   Upon termination of any period of suspension under this Section 16.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.
(d)   A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.
16.6   Governing Law.   This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
16.7   Construction.   Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
16.8   Other Benefits.   No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except to the extent expressly set forth in any such retirement or other benefit plan.
16.9   Costs.   The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.
16.10   No Right to Same Benefits.   The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
16.11   Death/Disability.   The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan. If the Committee shall find, without any obligation or responsibility of any kind to do so, that any person to whom payment is payable under this Plan is unable to care for his or her affairs because of disability, illness or accident, any payment due may be paid to such person’s duly appointed legal representative in such manner and proportions as the Committee may determine, in its sole discretion. Any such payment shall be a complete discharge of the liabilities of the Committee and the Board under this Plan.
16.12   Section 16(b) of the Exchange Act.   All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.
16.13   Severability of Provisions.   If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

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16.14   Headings and Captions.   The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
16.15   Section 409A of the Code.
(a)   Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code, and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
(b)   Notwithstanding anything in the Plan or in an Award to the contrary, solely with respect to any Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code, the following provisions shall apply:
(i)   A termination of employment shall not be deemed to have occurred for purposes of any provision of the Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of the Award, references to a “termination,” “termination of employment” or like terms shall mean a “separation from service” within the meaning of Code Section 409A. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under the Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of  (i) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service” within the meaning of Code Section 409A, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 16.15(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s “separation from service” within the meaning of Code Section 409A or, if earlier, on the date of the Participant’s death.
(ii)   Whenever a payment under the Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.
16.16   Successor and Assigns.   The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.
16.17   Payments to Minors, Etc.   Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
Article 17.
APPROVAL OF BOARD AND STOCKHOLDERS
The Plan shall not be effective unless and until approved by the Board and, solely to the extent required by any applicable law (including without limitation, approval required under Rule 16b-3, Section 162(m) of the Code or Section 422 of the Code) or registration or stock exchange rule, approved by the stockholders of the Company in the manner set forth in such law, regulation or rule.
Article 18.
TERM OF PLAN
No Award shall be granted pursuant to the Plan on or after April 18, 2027, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the stockholders in the fifth year following the year in which the stockholders approve the Performance Goals set forth on Exhibit A unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.

CELGENE CORPORATION | 2017 Proxy Statement

Article 19.
NAME OF PLAN
This Plan shall be known as the Celgene Corporation 2017 Stock Incentive Plan (Amended and Restated as of April 19, 2017) (formerly known as the 2008 Stock Incentive Plan, and, prior to April 16, 2008, as the 1998 Stock Incentive Plan, and, prior to April 23, 2003, as the 1998 Long-Term Incentive Plan).

CELGENE CORPORATION | 2017 Proxy Statement

EXHIBIT A
PERFORMANCE CRITERIA

Performance Goals established for purposes of an Award of Other Stock-Based Awards or Performance-Based Awards intended to comply with Section 162(m) of the Code shall be based on one or more of the following performance criteria (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and non-recurring items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xi) the filing of a new drug application (“NDA”) or the approval of the NDA by the Food and Drug Administration; (xii) the achievement of a launch of a new drug; (xiii) research and development milestones; (xiv) the successful completion of clinical trial phases, (xv) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (xvi) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest); (xvii) total stockholder return; (xviii) return on assets or net assets; (xix) return on sales; (xx) operating profit or net operating profit; (xxi) operating margin; (xxii) gross or net profit margin; (xxiii) cost reductions or savings or other expense control targets; (xxiv) productivity or productivity ratios; (xxv) operating efficiency; (xxvi) customer satisfaction; (xxvii) working capital; (xxviii) market share; (xxix) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; (xxx) aggregate product price and other product price measures; (xxxi) safety record; (xxxii) personal management objectives or achievement of objective business and operational goals, such as market share, new products, and/or business development; (xxxiii) achievement of specified milestones in the manufacturing or commercialization of one or more of our products.
In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.
To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria. Without limiting the generality of the foregoing, each applicable performance criteria may be structured with respect to an Award to provide for appropriate adjustment for one or more of the following items or any similar item or event: (A) asset impairments or write-downs; (B) litigation and governmental investigation expenses and judgments, verdicts or claim settlements; (C) the effect of changes in tax law, accounting principles or other laws, regulations or provisions affecting reported results; (D) the effect of exchange rates for non-US dollar denominated net sales or goals based on operating profit, earnings or income; (E) accruals for reorganization and restructuring programs; (F) any unusual in nature or infrequently occurring items, as determined in accordance with applicable financial accounting principles; (G) items of income, gain, loss or expense attributable to the operations of any business acquired by the Company (or any parent or subsidiary of the Company) or of any joint venture established by the Company (or any parent or subsidiary of the Company); (H) costs and expenses incurred in connection with business combinations and divestitures, and other mergers and acquisitions; (I) items of income, gain, loss or expense attributable to one or more business operations divested by the Company (or any parent or subsidiary of the Company) or the gain or loss realized upon the sale of any such divested business or the assets thereof; (J) share-based compensation expense; (K) collaboration-related upfront expenses; (L) research and development asset acquisition expense; or (M) costs associated with restructuring initiatives, including plant closings and employee layoffs; (N) costs and expenses for significant fair value adjustments to equity investments, significant litigation-related

CELGENE CORPORATION | 2017 Proxy Statement

loss contingency accruals and expenses to settle other disputed matters; (O) net income tax impact of the non-tax adjustments provided herein or other significant income tax items not associated with the Company’s normal, recurring operations; (P) the effect of any change in the outstanding shares of Common Stock effected by reason of a stock split, stock dividend, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change or any distributions to the Company’s stockholders other than regular cash dividends; or (Q) any other items that are not normal, recurring, cash operating expenses.

CELGENE CORPORATION | 2017 Proxy Statement

Celgene

CELGENE CORPORATION
86 MORRIS AVENUE
SUMMIT, NJ 07901

SCAN TO
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E29470-P85504 KEEP THIS PORTION FOR YOUR RECORDS

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CELGENE CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

	1 Year	2 Years	3 Years	Abstain
5. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

	For	Against	Abstain
6. Stockholder proposal to request a by-law provision limiting management's access to vote tallies prior to the Annual Meeting with respect to certain executive pay matters, described in more detail in the proxy statement.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateKEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.E29470-P85504For Against AbstainSCAN TOVIEW MATERIALS & VOTE wForAllWithholdAllFor AllExceptTo withhold authority to vote for any individualnominee(s), mark “For All Except” and write thenumber(s) of the nominee(s) on the line below.V.1.1CELGENE CORPORATION86 MORRIS AVENUESUMMIT, NJ 07901VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information until 11:59 P.M. Eastern Time on June 13, 2017. Have your proxycard in hand when you access the web site and follow the instructions to obtainyour records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by Celgene Corporation in mailingproxy materials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions until11:59 P.M. Eastern Time on June 13, 2017. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.CELGENE CORPORATION1. Election of DirectorsNominees:The Board of Directors recommends you voteFOR the following:01) Robert J. Hugin02) Mark J. Alles03) Richard W. Barker, D. Phil., OBE04) Michael W. Bonney05) Michael D. Casey06) Carrie S. Cox07) Michael A. Friedman, M.D.08) Julia A. Haller, M.D.09) Gilla S. Kaplan, Ph.D.10) James J. Loughlin11) Ernest Mario, Ph.D.The Board of Directors recommends you vote FORproposals 2, 3, and 4: The Board of Directors recommends you vote1 Year on proposal 5:For Against Abstain2. Ratification of the appointment of KPMG LLP as theCompany’s independent registered public accountingfirm for the fiscal year ending December 31, 2017.3. Approval of an amendment and restatement of theCompany’s Stock Incentive Plan.5. To recommend, by non-binding vote, thefrequency of executive compensation votes.4. Approval, by non-binding vote, of executive compensationof the Company’s named executive officers.The Board of Directors recommends you vote AGAINSTproposal 6:6. Stockholder proposal to request a by-law provisionlimiting management’s access to vote tallies prior to theAnnual Meeting with respect to certain executive paymatters, described in more detail in the proxy statement.Please indicate if you plan to attend this meeting.NOTE: The shares represented by a proxy, when properly executed, will be voted in the manner directed therein and, in the discretion of the proxies, uponsuch other business as may properly come before the meeting. If no direction is made, this proxy will be voted FOR the nominees for the Board of Directorslisted in proposal 1, FOR proposals 2, 3, and 4, for a frequency period of every 1 YEAR with respect to proposal 5, and AGAINST proposal 6.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Yes No1 Year 2 Years 3 Years Abstain
CELGENE CORPORATION |

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report to Stockholders, including Annual Report on Form 10-K, Notice of Annual Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com.CELGENE CORPORATIONAnnual Meeting of StockholdersJune 14, 2017This Proxy is Solicited on Behalf of the Board of DirectorsThe stockholder(s) hereby appoint(s) Robert J. Hugin, Mark J. Alles and Peter N. Kellogg, and each of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Celgene Corporation (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 P.M., Eastern Time, on June 14, 2017, at the offices of the Company,86 Morris Avenue, Summit, NJ 07901, and at any adjournment or postponement thereof.THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2, 3 AND 4, FOR A FREQUENCY PERIOD OF EVERY 1 YEAR WITH RESPECT TO PROPOSAL 5, AND AGAINST PROPOSAL 6.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side